    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 2008

                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                              AETHLON MEDICAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEVADA                                                   13-3632859
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                      3826
                          (Primary Standard Industrial
                             Classification Number)
                             ----------------------

                       3030 BUNKER HILL STREET, SUITE 4000
                           SAN DIEGO, CALIFORNIA 92109
                 (858) 459-7800 (Address, Including Zip Code and
                                Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                                 JAMES A. JOYCE
                       3030 BUNKER HILL STREET, SUITE 4000
                           SAN DIEGO, CALIFORNIA 92109
                                 (858) 459-7800
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                      WITH COPIES OF ALL CORRESPONDENCE TO:

                               JENNIFER A. POST, ESQ.
                             RICHARDSON & PATEL LLP
                         10900 WILSHIRE BLVD. SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-1182
                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


     Indicate by check mark whether the registrant is a large accelerated filer, a Non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" In Rule 12b-2 of the Exchange Act.

     Large accelerated filer   [ ]                Accelerated filer         [ ]
     Non-accelerated filer     [ ]                Smaller reporting company [X]

                                            CALCULATION OF REGISTRATION FEE
=================================================================================================================
  Title of Each Class of         Amount to be      Proposed Maximum     Proposed Maximum        Amount of
Securities to be Registered       Registered      Per Share Offering   Aggregate Offering    Registration Fee
                                                        Price               Price
-----------------------------------------------------------------------------------------------------------------
     Common Stock                  966,750             $0.465               $   449,539 (1)      $  17.67


     Common Stock underlying     7,442,992             $0.465               $ 3,460,991 (2)      $ 136.02
      warrants held by current
      shareholders subject to
      this offering

     Common Stock underlying       673,340             $0.465               $   313,103 (3)      $  12.30
      warrants held by current
      shareholders subject to
      this offering

     Common Stock underlying     3,425,000             $0.50                $ 1,712,500 (4)      $  67.30
      warrants held by current
      shareholders subject to
      this offering

-----------------------------------------------------------------------------------------------------------------

     Total                      12,508,082                                  $ 5,936,133          $ 233.29
=================================================================================================================

(1) Calculated as of September 22, 2008 pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(2) Calculated in accordance with Rule 457(g) under the Securities Act on the basis of an exercise price of $0.20 per share.

(3) Calculated in accordance with Rule 457(g) under the Securities Act on the basis of an exercise price of $0.40 per share.

(4) Calculated in accordance with Rule 457(g) under the Securities Act on the basis of an exercise price of $0.50 per share.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2008


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS

                              AETHLON MEDICAL, INC.


                        12,508,082 Shares of Common Stock


         This prospectus covers the resale by selling shareholders named on page 47 of up to 12,508,082 shares of our common stock which include:

         o        966,750 shares of common stock;

         o 7,442,992 shares of common stock underlying common stock purchase warrants at an exercise price of $0.20 per share; and

         o 673,340 shares of common stock underlying common stock purchase warrants at an exercise rice of $0.40 per share; and

         o 3,425,000 shares of common stock underlying common stock purchase warrants at an exercise price of $0.50 per share.

         These securities will be offered for sale by the selling shareholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus titled "Plan of Distribution."

         We will not receive any of the proceeds from the sale of the shares. However, we may receive up to $3,470,434 upon the exercise of the warrants. If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes, including working capital requirements. We will pay all expenses incurred in connection with the offering described in this prospectus, with the exception of the brokerage expenses, fees, discounts and commissions which will all be paid by the selling shareholders.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and quoted on the Over-The-Counter Bulletin Board under the symbol "AEMD.OB" On September 22, 2008, the last reported sale price for our common stock as reported on the Over-The-Counter Bulletin Board was $0.43 per share.

                               -------------------

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF THESE RISKS.

                               -------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                               -------------------





              The date of this Prospectus is _______________, 2008.

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----

PROSPECTUS SUMMARY                                                          1
RISK FACTORS                                                                3
FORWARD LOOKING STATEMENTS                                                 14
USE OF PROCEEDS                                                            14
DESCRIPTION OF BUSINESS                                                    15
DESCRIPTION OF PROPERTIES                                                  23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               24
EXECUTIVE COMPENSATION                                                     26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             31
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                  35
LEGAL PROCEEDINGS                                                          44
DESCRIPTION OF SECURITIES                                                  44
EQUITY COMPENSATION PLANS                                                  44
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS                   46
THE SELLING SHAREHOLDERS                                                   47
PLAN OF DISTRIBUTION                                                       48
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
    AND FINANCIAL DISCLOSURE                                               50
TRANSFER AGENT                                                             50
LEGAL MATTERS                                                              50
EXPERTS                                                                    50
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
    FOR SECURITIES ACT LIABILITIES                                         51
REPORTS TO SECURITY HOLDERS                                                51
WHERE YOU CAN FIND MORE INFORMATION                                        51

                               PROSPECTUS SUMMARY

         This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "WE," "US," "OUR", " and the "COMPANY" and similar terms collectively refer to Aethlon Medical, Inc.

THE COMPANY

         We are a development stage medical device company focused on expanding the applications of our Hemopurifier (R) platform technology, which is designed to rapidly reduce the presence of infectious viruses and other toxins from human blood. In this regard, our core focus is the development of therapeutic devices that treat acute viral conditions, chronic viral diseases and pathogens targeted as potential biological warfare agents. The Hemopurifier(R) combines the established scientific principles of affinity chromatography and hemodialysis as a means to mimic the immune system's response of clearing viruses and toxins from the blood before cell and organ infection can occur. The Hemopurifier(R) cannot cure viral conditions but can prevent virus and toxins from infecting unaffected tissues and cells. We have completed pre-clinical blood testing of the Hemopurifier(R) to treat HIV and Hepatitis-C, and have completed human safety trials on Hepatitis-C infected patients in India and are in the process of obtaining regulatory approval from the U.S. Food and Drug Administration ("FDA")to initiate clinical trials in the United States.

         The commercialization of the Hemopurifier(R) will likely require the completion of human efficacy clinical trials. The approval of any application of the Hemopurifier(R) in the United States will necessitate the approval of the FDA to initiate human studies. Such studies could take years to demonstrate safety and effectiveness in humans and there is no assurance that the Hemopurifier(R) will be cleared by the FDA as a device we can market to the medical community. We also expect to face similar regulatory challenges from foreign regulatory agencies, should we attempt to commercialize and market the Hemopurifier(R) outside of the United States. As a result, we have not generated revenues from the sale of any Hemopurifier(R) application. Additionally, there have been no independent validation studies of our Hemopurifiers(R) to treat infectious disease. We manufacture our products on a small scale for testing purposes but have yet to manufacture our products on a large scale for commercial purposes. All of our pre-clinical human blood studies have been conducted in our laboratories under the direction of Dr. Richard Tullis, our Chief Science Officer.

CORPORATE INFORMATION

         We are a Nevada corporation. Our principal executive offices are located at 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109. Our telephone number is (858) 459-7800. The address of our website is www.aethlonmedical.com. Information on our website is not a part of this prospectus.

THE OFFERING

         We are registering 12,508,082 shares of our common stock for sale by the selling shareholders identified in the section of this prospectus titled "Selling Shareholders." The shares included in the table identifying the selling shareholders consist of:

         o 966,750 shares of common stock and 966,750 shares of common stock underlying common stock purchase warrants at an exercise price of $0.20 per share both issued as payment of accrued interest and damages in connection with the Amended and Restated 10% Series A Convertible Promissory Notes we issued on November 29, 2007;

         o 6,476,242 shares of common stock underlying common stock purchase warrants at an exercise price of $0.20 per share issued in connection with the Amended and Restated 10% Series A Convertible Promissory Notes we issued on November 29, 2007;

         o 673,340 shares of common stock underlying common stock purchase warrants at an exercise price of $0.40 per share issued to pay liquidated damages in connection with the Amended and Restated 10% Series A Convertible Promissory Notes we issued on November 29, 2007;

         o 1,485,000 shares of common stock underlying common stock purchase warrants at an exercise price of $0.50 per share issued in connection with 8% promissory notes we issued on December 5, 2007;

         o 660,000 shares of common stock underlying common stock purchase warrants at an exercise price of $0.50 per share issued in connection with 9% promissory notes we issued on January 18, 2008; and

         o 1,280,000 shares of common stock underlying common stock purchase warrants at an exercise price of $0.50 per share issued in connection with various unit purchase agreements we entered into in between August 2007 and February 2008.

         The shares issued and outstanding prior to this offering consist of 42,378,418 shares of common stock and do not include:

         o 16,705,390 shares of common stock issuable upon the exercise of warrants (including 11,541,332 shares of common stock covered by this prospectus);

         o 12,989,060 shares of common stock reserved for issuance upon the exercise of outstanding stock options granted under our 2000 Stock Option Plan, our 2003 Consultant Stock Option Plan, and options granted outside of our plans; and

         o 2,531,666 shares of common stock reserved for issuance under our stock option plans which have not yet been issued.

         After this offering, assuming the exercise of warrants with underlying shares which are covered by this prospectus, we would have 53,919,750 shares of common stock outstanding. If all of our other issued and outstanding options and warrants were exercised, we would have a total of 72,072,868 shares of common stock issued and outstanding.

         On November 29, 2007, we entered into Amended and Restated 10% Series A Convertible Promissory Notes(the "Amended Notes") with the holders of certain promissory notes as amended (the "Prior Notes"). Pursuant to the terms of the Amended Notes, we issued to the holders thereof (i) units consisting of 1,476,242 shares of common stock and Class A Warrants to purchase 1,476,242 shares of our common stock at an exercise price of $0.20 per share as payment for accrued interest; (ii) units consisting of 673,340 shares of our common stock and Class A-1 Warrants to purchase 673,340 shares of our common stock at an exercise price of $0.40 per share as payment for liquidated damages; and
(iii) Class A Principal Warrants to purchase 5,000,000 shares of our common stock at an exercise price of $0.20 per share as consideration for amending the Prior Notes.

         On December 5, 2007, we entered into subscription agreements with two accredited investors pursuant to which we issued and sold 8% promissory notes in the principal amount of $495,000 and three-year warrants to purchase an aggregate of 1,485,000 shares of our common stock at an exercise price of $0.50 per share.

         On January 18, 2008, we entered into a subscription agreement with an accredited investor pursuant to which we issued and sold a 9% promissory note in the principal amount of $220,000 and a three-year warrant to purchase 660,000 shares of our common stock at an exercise price of $0.50 per share.

         Between August 2007 and February 2008, we entered into unit subscription agreements with various investors pursuant to which we issued an aggregate of 2,560,000 shares of common stock and three-year warrants to purchase 1,280,000 shares of our common stock at an exercise price of $0.50 per share.

         On September 19, 2008, we issued 966,750 shares of common stock and warrants to purchase 966,750 shares of common stock at an exercise price of $0.20 per share to the holders of the Amended Notes as payment of accrued interest and penalties as prescribed in the Amended Note agreement.

This prospectus covers the sale of the common stock and common stock underlying the warrants described above.

SUMMARY FINANCIAL DATA

         The following tables summarize the consolidated statements of operations and balance sheet data for our company.


CONSOLIDATED STATEMENTS OF OPERATIONS DATA:                       THREE MONTHS ENDED                 YEARS ENDED
                                                               JUNE 30, (UNAUDITED)                   MARCH 31,
                                                          -----------------------------------------------------------------
                                                               2008             2007             2008             2007
---------------------------------------------------------------------------------------------------------------------------
      Revenue                                              $          0     $          0     $          0     $          0
      Gross profit                                         $          0     $          0     $          0     $          0
      Operating loss                                       $   (623,659)    $   (871,273)    $ (2,892,588)    $ (2,084,254)
      Net loss                                             $   (998,815)    $   (536,199)    $ (4,140,264)    $ (6,024,545)
      Net loss attributed to common shareholders           $   (998,815)    $   (536,199)    $ (4,140,264)    $ (6,024,545)
      Loss per common share, basic and diluted             $      (0.03)    $      (0.02)    $      (0.12)    $      (0.22)
      Weighted average common shares outstanding,
        basic and diluted                                    39,633,952       31,982,399       34,395,562       26,937,727



                                       2


CONSOLIDATED BALANCE SHEET DATA:                              JUNE 30,                         MARCH 31,
                                                                2008                             2008
                                                            (UNAUDITED)
--------------------------------------------------------------------------------------------------------------------------
      Current assets                                       $     193,393                     $     329,430
      Total assets                                         $     347,333                     $     488,105
      Total current liabilities                            $   4,034,341                     $   3,810,369
      Accumulated deficit                                  $ (33,226,071)                    $ (32,227,256)
      Total stockholders' deficit                          $  (3,687,008)                    $  (3,322,264)
      Total liabilities and stockholders' deficit          $     347,333                     $     488,105


                                  RISK FACTORS

         An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.


RISKS RELATING TO OUR BUSINESS

         WE HAVE INCURRED SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE.

         We have yet to establish any history of profitable operations. We have not had any significant revenues from our principal operations. We have incurred annual operating losses of $2,892,588, $2,084,254 and $2,094,939, for the fiscal years ended March 31, 2008, 2007, and 2006, respectively, and an operating loss of $623,659 in the three months ended June 30, 2008. At June 30, 2008, we had an accumulated deficit of $33,226,071. We have incurred net losses of $4,140,264 and $6,024,545 for the fiscal years ended March 31, 2008 and 2007 and $998,815 for the three months ended June 30, 2008. We have not had revenues to date. We expect that our revenues, if any, will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our Hemopurifier(R) technology. No assurances can be given when or if this will occur or that we will ever generate revenues or be profitable.

         WE HAVE RECEIVED AN OPINION FROM OUR AUDITORS REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN

         Our independent auditors noted in their report accompanying our financial statements for our fiscal year ended March 31, 2008 that we had a significant deficit accumulated during the development stage, had a working capital deficit and that a significant amount of additional capital will be necessary to advance the development of our products to the point at which we may become commercially viable and stated that those conditions raised substantial doubt about our ability to continue as a going concern. Note 1 to our financial statements addressed management's plans to address these matters. We cannot assure you that our business plans will be successful in addressing these issues. This opinion about our ability to continue as a going concern could affect our ability to obtain additional financing at favorable terms, if at all, as such an opinion may cause investors to lose faith in our long term prospects. If we cannot successfully continue as a going concern, our shareholders may lose their entire investment in our common shares.

         WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE WILL NOT BE ABLE TO CONTINUE OPERATIONS.

         We will need to raise additional funds in order to finance our operations, support expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses, or take advantage of unanticipated opportunities. There can be no assurance that such additional capital will be available or on terms acceptable to us. If future financing funds are not available on acceptable terms, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business, results of operations and financial results. Furthermore, sales of additional equity or convertible debt securities would result in additional dilution to our stockholders.

         WE MAY FAIL TO OBTAIN GOVERNMENT CONTRACTS TO DEVELOP OUR HEMOPURIFIER(R) TECHNOLOGY FOR BIODEFENSE APPLICATIONS.

         The U.S. Government has undertaken commitments to help secure improved countermeasures against bioterrorism. To date, we have been unsuccessful in obtaining grant income. As a result, future attempts to obtain grant income from the Federal Government will be sought through direct communication to government health and military agencies, and may include unsolicited proposals to provide the Hemopurifier(R) as a treatment countermeasure.

        At present, the Hemopurifier(R) has not been approved for use by any U.S. Government agency, nor have we received any contracts to purchase the Hemopurifier(R). Since inception, we have not generated revenues from the sale of any product based on our Hemopurifier(R) technology platform. The process of obtaining government contracts is lengthy with the uncertainty that we will be successful in obtaining announced grants or contracts for therapeutics as a medical device technology. Accordingly, we cannot be certain that we will be awarded any U.S. Government grants or contracts utilizing our Hemopurifier(R) platform technology.

         IF THE U.S. GOVERNMENT FAILS TO PURCHASE SUFFICIENT QUANTITIES OF ANY FUTURE BIODEFENSE CANDIDATE UTILIZING OUR HEMOPURIFIER(R) PLATFORM TECHNOLOGY, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUES TO CONTINUE OPERATIONS.

         We cannot be certain of the timing or availability of any future funding from the U.S. Government, and substantial delays or cancellations of funding could result from protests or challenges from third parties once such funding is obtained. If we develop products utilizing our Hemopurifier(R) platform technology that are approved by the U.S. Food and Drug Administration (the "FDA"), but the U.S. Government does not place sufficient orders for these products, our future business will be harmed.

         U.S. GOVERNMENT AGENCIES HAVE SPECIAL CONTRACTING REQUIREMENTS, WHICH CREATE ADDITIONAL RISKS.

         Our business plan to provide biodefense product candidates may involve contracts with the U.S. Government. U.S. Government contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. Government to unilaterally:

         o suspend or prevent us for a period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

         o audit and object to our contract-related costs and fees, including allocated indirect costs;

         o        control and potentially prohibit the export of our products;
                  and

         o        change certain terms and conditions in our contracts.


         If we were to become a U.S. Government contractor, we would be required to comply with applicable laws, regulations and standards relating to our accounting practices and would be subject to periodic audits and reviews. As part of any such audit or review, the U.S. Government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, estimating, compensation and management information systems. Based on the results of its audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, if an audit or review uncovers any improper or illegal activity, we would possibly be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government. We could also suffer serious harm to our reputation if allegations of impropriety were made against us. Although adjustments arising from government audits and reviews have not seriously harmed our business in the past, future audits and reviews could cause adverse effects. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses, would possibly not be reimbursable or allowed under such contracts. Further, as a U.S. Government contractor, we would be subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

         WE WILL FACE INTENSE COMPETITION FROM COMPANIES THAT HAVE GREATER FINANCIAL, PERSONNEL AND RESEARCH AND DEVELOPMENT RESOURCES THAN OURS. THESE COMPETITIVE FORCES MAY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

         Our competitors are developing vaccine candidates, which could compete with the Hemopurifier(R) medical device candidates we are developing. Our commercial opportunities will be reduced or eliminated if our competitors develop and market products for any of the diseases we target that:

         o        are more effective;

         o        have fewer or less severe adverse side effects;

         o        are better tolerated;

         o        are more adaptable to various modes of dosing;

         o        are easier to administer; or

         o are less expensive than the products or product candidates we are developing.

         Even if we are successful in developing effective Hemopurifier(R) products, and obtain FDA and other regulatory approvals necessary for commercializing them, our products may not compete effectively with other successful products. Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Our competitors may succeed in developing and marketing products that are either more effective than those that we may develop, alone or with our collaborators, or that are marketed before any products we develop are marketed.

         The Congress' passage of the Project BioShield Bill, a comprehensive effort to develop and make available modern, effective drugs and vaccines to protect against attack by biological and chemical weapons or other dangerous pathogens, may encourage competitors to develop their own product candidates. We cannot predict the decisions that will be made in the future by the various government agencies as a result of such legislation.

         Our competitors include fully integrated pharmaceutical companies and biotechnology companies as well as universities and public and private research institutions. Many of the organizations competing with us, have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater marketing capabilities than we do.

         The market for medical devices is intensely competitive. Many of our potential competitors have longer operating histories, greater name recognition, more employees, and significantly greater financial, technical, marketing, public relations, and distribution resources than we have. This intense competitive environment may require us to make changes in our products, pricing, licensing, services or marketing to develop, maintain and extend our current technology. Price concessions or the emergence of other pricing or distribution strategies of competitors may diminish our revenues (if any), adversely impact our margins or lead to a reduction in our market share (if any), any of which may harm our business.

         WE HAVE LIMITED MANUFACTURING EXPERIENCE.

         To achieve the levels of production necessary to commercialize our Hemopurifier(R) products, we will need to secure manufacturing agreements with contract manufacturers which comply with good manufacturing practice standards and other standards prescribed by various federal, state and local regulatory agencies in the U.S. and any other country of use.

         We have limited experience manufacturing products for testing purposes and no experience manufacturing products for large scale commercial purposes. We will likely outsource the manufacture of our Hemopurifier(R) products to third parties operating FDA-certified facilities. To date, we have manufactured devices on a small scale for testing purposes. There can be no assurance that manufacturing and control problems will not arise as we attempt to commercialize our products or that such manufacturing can be completed in a timely manner or at a commercially reasonable cost. Any failure to address such problems could delay or prevent commercialization of our products and would have a material adverse effect on us.

         OUR HEMOPURIFIER(R) TECHNOLOGY MAY BECOME OBSOLETE.

         Our Hemopurifier(R) products may be made unmarketable by new scientific or technological developments where new treatment modalities are introduced that are more efficacious and/or more economical than our Hemopurifier(R) products. The Homeland Security industry is growing rapidly with many competitors trying to develop products or vaccines to protect against infectious disease. Any one of our competitors could develop a more effective product which would render our technology obsolete.

         OUR USE OF HAZARDOUS MATERIALS, CHEMICALS AND VIRUSES REQUIRE US TO COMPLY WITH REGULATORY REQUIREMENTS AND EXPOSES US TO POTENTIAL LIABILITIES.

         Our research and development involves the controlled use of hazardous materials, chemicals and viruses. The primary hazardous materials include chemicals needed to construct the Hemopurifier(R) cartridges and the infected plasma samples used in preclinical testing of the Hemopurifier(R). All other chemicals are fully inventoried and reported to the appropriate authorities, such as the fire department, who inspect the facility on a regular basis. We are subject to federal, state, local and foreign laws governing the use, manufacture, storage, handling and disposal of such materials. Although we believe that our safety procedures for the use, manufacture, storage, handling and disposal of such materials comply with the standards prescribed by federal, state, local and foreign regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. We have had no incidents or problems involving hazardous chemicals or biological samples. In the event of such an accident, we could be held liable for significant damages or fines. We currently carry a limited amount of insurance to protect us from these damages. In addition, we may be required to incur significant costs to comply with regulatory requirements in the future.

         WE ARE DEPENDENT FOR OUR SUCCESS ON A FEW KEY EXECUTIVE OFFICERS. OUR INABILITY TO RETAIN THOSE OFFICERS WOULD IMPEDE OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

         Our success depends to a critical extent on the continued services of our Chief Executive Officer, James A. Joyce and our Chief Science Officer, Richard H. Tullis. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. The loss of Dr. Tullis would harm the clinical development of our products due to his unique experience with the Hemopurifier(R) technology. The loss of Dr. Tullis and/or Mr. Joyce would be detrimental to our growth as they possess unique knowledge of our business model and infectious disease which would be difficult to replace within the biotechnology field. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company. Although Mr. Joyce and Mr. Tullis have signed employment agreements providing for their continued service to our company, these agreements will not preclude them from leaving our company. We do not currently carry key man life insurance policies on any of our key executive officers which would assist us in recouping our costs in the event of the loss of those officers.

         OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND COULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT.

         We currently have an extremely small staff comprised of four full time employees consisting of our Chief Executive Officer, our President, our Chief Science Officer and a research scientist, and other personnel employed on a contract basis. We also employ a Senior Vice President - Finance on a part time basis. Although we believe that these employees and consultants, will be able to handle most of our additional administrative, research and development and business development in the near term, we will nevertheless be required over the longer-term to hire highly skilled managerial, scientific and administrative personnel to fully implement our business plan and growth strategies. Due to the specialized scientific nature of our business, we are highly dependent upon our ability to attract and retain qualified scientific, technical and managerial personal. Competition for these individuals, especially in San Diego where many biotechnology companies are located, is intense and we may not be able to attract, assimilate or retain additional highly qualified personnel in the future. We cannot assure you that we will be able to engage the services of such qualified personnel at competitive prices or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record.

         WE PLAN TO GROW RAPIDLY, WHICH WILL PLACE STRAINS ON OUR MANAGEMENT TEAM AND OTHER COMPANY RESOURCES TO BOTH IMPLEMENT MORE SOPHISTICATED MANAGERIAL, OPERATIONAL AND FINANCIAL SYSTEMS, PROCEDURES AND CONTROLS AND TO TRAIN AND MANAGE THE PERSONNEL NECESSARY TO IMPLEMENT THOSE FUNCTIONS. OUR INABILITY TO MANAGE OUR GROWTH COULD IMPEDE OUR ABILITY TO GENERATE REVENUES AND PROFITS AND TO OTHERWISE IMPLEMENT OUR BUSINESS PLAN AND GROWTH STRATEGIES, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

         We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, consultants and other third parties. This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base.

         WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND SHAREHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

         The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do carry limited directors and officers liability insurance. Directors and officers liability insurance is expensive and difficult to obtain. If we are unable to continue or provide directors and officers liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. We may lose potential independent board members and management candidates to other companies in the biotechnology field that have greater directors and officers liability insurance to insure them from liability or to biotechnology companies that have revenues or have received greater funding to date which can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

         OUR INABILITY TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, INCLUDING OUR U.S. AND INTERNATIONAL PATENTS COULD NEGATIVELY IMPACT OUR PROJECTED GROWTH AND ABILITY TO GENERATE REVENUES AND PROFITS, WHICH WOULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS AND THE VALUE OF YOUR INVESTMENT.

         We rely on a combination of patents, patents pending, copyrights, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties. We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.

         In the case of patents, we cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents. While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States. We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement. Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial. We believe that certain patent applications filed and/or other patents issued more recently will help to protect the proprietary nature of the Hemopurifier(R) treatment technology.

         The Hemopurifier(R) and related treatment approaches are protected by three issued U.S. patents and five issued international patents. We have also applied for three additional U.S. patents and a number of additional international patents.

         We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

         While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

         IF WE FAIL TO COMPLY WITH EXTENSIVE REGULATIONS OF DOMESTIC AND FOREIGN REGULATORY AUTHORITIES, THE COMMERCIALIZATION OF OUR PRODUCT CANDIDATES COULD BE PREVENTED OR DELAYED.

         Our pathogen filtration devices, or Hemopurifier(R) products, are subject to extensive government regulations related to development, testing, manufacturing and commercialization in the U.S. and other countries. The determination of when and whether a product is ready for large scale purchase and potential use will be made by the U.S. government through consultation with a number of governmental agencies, including the FDA, the National Institutes of Health, the Centers for Disease Control and Prevention and the Department of Homeland Security. Our product candidates are in the pre-clinical and clinical stages of development and have not received required regulatory approval from the FDA to be commercially marketed and sold. The process of obtaining and complying with FDA and other governmental regulatory approvals and regulations is costly, time consuming, uncertain and subject to unanticipated delays. Such regulatory approval (if any) and product development requires several years. Despite the time and expense exerted, regulatory approval is never guaranteed. We also are subject to the following risks and obligations, among others.

         o The FDA may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied.

         o The FDA may require additional testing for safety and effectiveness.

         o The FDA may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.

         o If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution.

         o The FDA may change their approval policies and/or adopt new regulations.

         Failure to comply with these or other regulatory requirements of the FDA may subject us to administrative or judicially imposed sanctions, including:

         o        warning letters;

         o        civil penalties;

         o        criminal penalties;

         o        injunctions;

         o        product seizure or detention;

         o        product recalls; and

         o        total or partial suspension of productions.


         DELAYS IN SUCCESSFULLY COMPLETING OUR CLINICAL TRIALS COULD JEOPARDIZE OUR ABILITY TO OBTAIN REGULATORY APPROVAL OR MARKET OUR HEMOPURIFIER(R) PRODUCT CANDIDATES ON A TIMELY BASIS.

         Our business prospects will depend on our ability to complete clinical trials, obtain satisfactory results, obtain required regulatory approvals and successfully commercialize our Hemopurifier(R) product candidates. Completion of our clinical trials, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

         o serious adverse events related to our medical device candidates;

         o        unsatisfactory results of any clinical trial;

         o the failure of our principal third-party investigators to perform our clinical trials on our anticipated schedules; and/or

         o different interpretations of our pre-clinical and clinical data, which could initially lead to inconclusive results.

         Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned. If the delays are significant, or if any of our Hemopurifier(R) product candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our product candidates will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval.

         THE INDEPENDENT CLINICAL INVESTIGATORS THAT WE RELY UPON TO CONDUCT OUR CLINICAL TRIALS MAY NOT BE DILIGENT, CAREFUL OR TIMELY, AND MAY MAKE MISTAKES, IN THE CONDUCT OF OUR CLINICAL TRIALS.

         We depend on independent clinical investigators to conduct our clinical trials. The investigators are not our employees, and we cannot control the amount or timing of resources that they devote to our product development programs. If independent investigators fail to devote sufficient time and resources to our product development programs, or if their performance is substandard, it may delay FDA approval of our medical device candidates. These independent investigators may also have relationships with other commercial entities, some of which may compete with us. If these independent investigators assist our competitors at our expense, it could harm our competitive position.

         THE APPROVAL REQUIREMENTS FOR MEDICAL PRODUCTS USED TO FIGHT BIOTERRORISM ARE STILL EVOLVING, AND WE CANNOT BE CERTAIN THAT ANY PRODUCTS WE DEVELOP, IF EFFECTIVE, WOULD MEET THESE REQUIREMENTS.

         We are developing product candidates based upon current governmental policies regulating these medical countermeasure treatments. For instance, we intend to pursue FDA approval of our proprietary pathogen filtration devices to treat infectious agents under requirements published by the FDA that allow the FDA to approve certain medical devices used to reduce or prevent the toxicity of chemical, biological, radiological or nuclear substances based on human clinical data to demonstrate safety and immune response, and evidence of effectiveness derived from appropriate animal studies and any additional supporting data. Our business is subject to substantial risk because these policies may change suddenly and unpredictably and in ways that could impair our ability to obtain regulatory approval of these products, and we cannot guarantee that the FDA will approve our proprietary pathogen filtration devices.

         OUR PRODUCT DEVELOPMENT EFFORTS MAY NOT YIELD MARKETABLE PRODUCTS DUE TO RESULTS OF STUDIES OR TRIALS, FAILURE TO ACHIEVE REGULATORY APPROVALS OR MARKET ACCEPTANCE, PROPRIETARY RIGHTS OF OTHERS OR MANUFACTURING ISSUES.

         Our success depends on our ability to successfully develop and obtain regulatory approval to market new filtration devices. We expect that a significant portion of the research that we will conduct will involve new and unproven technologies. Development of a product requires substantial technical, financial and human resources even if the product is not successfully completed.

         Our previously planned products have not become marketable products due in part to our transition in 2001 from a focus on utilizing our Hemopurifier(R) technology on treating harmful metals to treating infectious diseases prior to our having completed the FDA approval process. Our transition was made in order to focus on larger markets with an urgent need for new treatment and to take advantage of the greater sense of urgency surrounding acute and chronic infectious diseases. Prior to initiating the development of infectious disease Hemopurifiers(R), we successfully completed an FDA approved Phase I human safety trial of a Hemopurifier(R) to treat aluminum and iron intoxication. Since changing the focus to infectious disease research, we have not initiated an FDA approved human clinical trial as the development of the technology is still continuing and will require both significant capital and scientific resources. Our pending products face similar challenges of obtaining successful clinical trials in route to gaining FDA approval prior to commercialization. Additionally, our limited financial resources hinder the speed of our product development due to personnel constraints.

         Our potential products may appear to be promising at various stages of development yet fail to reach the market for a number of reasons, including the:

         o lack of adequate quality or sufficient prevention benefit, or unacceptable safety during pre-clinical studies or clinical trials;

         o        failure to receive necessary regulatory approvals;

         o        existence of proprietary rights of third parties; and/or

         o inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards.

         THE PATENTS WE OWN COMPRISE A MAJORITY OF OUR ASSETS WHICH COULD LIMIT OUR FINANCIAL VIABILITY.

         The Hemopurifier(R) is protected by five issued patents, four of which we own and one which we have an exclusive license. Our exclusive license expires March 2020 and is subject to termination if the inventors have not received a minimum of $15,000 in any year during the term beginning in the second year after the Food & Drug Administration approves the Hemopurifier(R). These patents comprise a majority of our assets. At June 30, 2008, our intellectual property assets comprise 87.6% of our non-current assets, and 38.8% of total assets. If our existing patents are invalidated or if they fail to provide significant commercial benefits, it will severely hurt our financial condition as a majority of our assets would lose their value. Further, since the financial value of our patents is written down for accounting purposes over the course of their term until they expire, our assets comprised of patents will continually be written down until they lose value altogether.

         LEGISLATIVE ACTIONS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

         There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy have increased our general and administrative costs as we have incurred increased legal and accounting fees to comply with such rule changes. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for financial instruments at fair value. These and other potential changes could materially increase the expenses we report under accounting principles generally accepted in the United States of America, and adversely affect our operating results.

         OUR PRODUCTS MAY BE SUBJECT TO RECALL OR PRODUCT LIABILITY CLAIMS.

         Our Hemopurifier(R) products may be used in connection with medical procedures in which it is important that those products function with precision and accuracy. If our products do not function as designed, or are designed improperly, we may be forced by regulatory agencies to withdraw such products from the market. In addition, if medical personnel or their patients suffer injury as a result of any failure of our products to function as designed, or our products are designed inappropriately, we may be subject to lawsuits seeking significant compensatory and punitive damages. The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We do not have general clinical trial liability insurance coverage. There can be no assurance that future insurance coverage will to be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any product recall or lawsuit seeking significant monetary damages may have a material affect on our business and financial condition. Any liability for mandatory damages could exceed the amount of our coverage. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

         POLITICAL OR SOCIAL FACTORS MAY DELAY OR IMPAIR OUR ABILITY TO MARKET OUR PRODUCTS.

         Products developed to treat diseases caused by or to combat the threat of bioterrorism will be subject to changing political and social environments. The political and social responses to bioterrorism have been highly charged and unpredictable. Political or social pressures may delay or cause resistance to bringing our products to market or limit pricing of our products, which would harm our business. Bioterrorism has become the focus of political debates both in terms of how to approach bioterrorism and the amount of funding the government should provide for any programs involving homeland protection. Government funding for products on bioterrorism could be reduced which would hinder our ability to obtain governmental grants.

RISKS RELATING TO AN INVESTMENT IN OUR SECURITIES

         TO DATE, WE HAVE NOT PAID ANY CASH DIVIDENDS AND NO CASH DIVIDENDS WILL BE PAID IN THE FORESEEABLE FUTURE.

         We do not anticipate paying cash dividends on our common shares in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that even if the funds are legally available, that the dividends will be paid.

         THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

         As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the "penny stock" rules. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

         OUR COMMON SHARES ARE THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

         Our common shares have historically been sporadically or "thinly-traded" on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

         THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF REVENUE WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING

MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

         The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In fact, during the 52-week period ended June 30, 2008, the high and low sale prices of a share of our common stock were $0.88 and $0.38, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our proprietary technology as a viable method of augmenting the immune response of clearing viruses and toxins from human blood; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

         Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

         VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

         The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

         OUR OFFICERS AND DIRECTORS BENEFICIALLY OWN OR CONTROL APPROXIMATELY 24.0% OF OUR OUTSTANDING COMMON SHARES AS OF SEPTEMBER 19, 2008, WHICH MAY LIMIT THE ABILITY OF YOURSELF OR OTHER SHAREHOLDERS, WHETHER ACTING INDIVIDUALLY OR TOGETHER, TO PROPOSE OR DIRECT THE MANAGEMENT OR OVERALL DIRECTION OF OUR COMPANY. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF OUR COMPANY THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES.

         As of September 19, 2008, our officers and directors beneficially own or control approximately 24.08% of our outstanding common shares (assuming the exercise of all outstanding options and warrants held by our officers and directors). These persons will have the ability to substantially influence all matters submitted to our shareholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.

         A LARGE NUMBER OF COMMON SHARES ARE ISSUABLE UPON EXERCISE OF OUTSTANDING COMMON SHARE PURCHASE OPTIONS, WARRANTS AND CONVERTIBLE PROMISSORY NOTES. THE EXERCISE OR CONVERSION OF THESE SECURITIES COULD RESULT IN THE SUBSTANTIAL DILUTION OF YOUR INVESTMENT IN TERMS OF YOUR PERCENTAGE OWNERSHIP IN THE COMPANY AS WELL AS THE BOOK VALUE OF YOUR COMMON SHARES. THE SALE OF A LARGE AMOUNT OF COMMON SHARES RECEIVED UPON EXERCISE OF THESE OPTIONS OR WARRANTS ON THE PUBLIC MARKET TO FINANCE THE EXERCISE PRICE OR TO PAY ASSOCIATED INCOME TAXES, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD SUBSTANTIALLY DEPRESS THE PREVAILING MARKET PRICES FOR OUR SHARES.

         As of September 19, 2008, there are outstanding purchase options and warrants entitling the holders to purchase 27,162,784 common shares at a weighted average exercise price of $0.36 per share. There are 5,340,000 shares underlying promissory notes convertible into common stock at a weighted average exercise price of $0.24. The exercise price for all of the aforesaid warrants, may be less than your cost to acquire our common shares. In the event of the exercise of these securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options or warrants.

         OUR ISSUANCE OF ADDITIONAL COMMON SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS.

         We are entitled under our certificate of incorporation to issue up to 100,000,000 shares of common stock. After taking into consideration our outstanding common stock at September 19, 2008, our convertible notes, outstanding options and outstanding warrants we will be entitled to issue up to 35,034,450 additional common shares. Our board may generally issue shares of common stock, or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

         OUR ISSUANCE OF ADDITIONAL COMMON SHARES IN EXCHANGE FOR SERVICES OR TO REPAY DEBT, WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS AND COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

         Our board may generally issue shares of common stock to pay for debt or services, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. For the past three years and for the three months ended June 30, 2008, we issued a total of 2,020,008 shares for debt to reduce our obligations. The average price discount of common stock issued for debt in this period, weighted by the number of shares issued for debt in such period was 59.33% and 46.34% for the years ended March 31, 2008 and 2007. During the three months ended June 30, 2008, we issued 232,033 shares for debt.

         For the past three fiscal years and for the three month period ended June 30, 2008 we issued a total of 5,028,111 shares in payment for services. The average price discount of common stock issued for services during this period, weighted by the number of shares issued was 12.80%, 4.54% and 14.86% for the years ended March 31, 2008, 2007 and 2006, respectively. During the three months ended June 30, 2008, we issued 42,447 shares for services. It is likely that we will issue additional securities to pay for services and reduce debt in the future. We cannot give you any assurance that we will not issue additional shares of common stock under circumstances we may deem appropriate at the time.

         THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR CERTIFICATE OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY OUR COMPANY AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

         Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

         ANTI-TAKEOVER PROVISIONS MAY IMPEDE THE ACQUISITION OF OUR COMPANY.

         Certain provisions of the Nevada General Corporation Law have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.


                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the sections titled "Prospectus Summary" and "Risk Factors" and other sections, contains certain statements that constitute "forward-looking statements". These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "SEEK", "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "INTEND", "PLAN", "BUDGET", "PROJECT", "MAY BE", "MAY CONTINUE", "MAY LIKELY RESULT", and similar expressions. When reading any forward looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

         o whether or not markets for our products develop and, if they do develop, the pace at which they develop;

         o our ability to attract and retain the qualified personnel to implement our growth strategies,

         o our ability to obtain approval from the Food and Drug Administration for our products;

         o our ability to protect the patents on our proprietary technology;

         o our ability to fund our short-term and long-term financing needs;

         o        changes in our business plan and corporate strategies; and

         o other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned "RISK FACTORS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

         Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.


                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive up to $3,277,084 upon the exercise of the warrants. Any proceeds that we receive from the exercise of warrants will be used for working capital and general corporate purposes.

                             DESCRIPTION OF BUSINESS

         GENERAL

         Aethlon Medical, Inc. ("Aethlon Medical", "We" or the "Company"), formerly Bishop Equities, Inc. ("Bishop"), was incorporated in Nevada in April 1991 to provide a public vehicle for participation in a business transaction through a merger with or acquisition of a private company. In March 1993, we successfully offered our common stock at $6.00 per share through an initial public offering. In March 1999, Bishop began doing business as "Aethlon Medical, Inc." In March 2000, the Company's Articles of Incorporation were amended to formally change the name of the Company from "Bishop Equities, Inc." to "Aethlon Medical, Inc."

         BUSINESS DEVELOPMENT/ACQUISITIONS

         On March 10, 1999, (1) Aethlon, Inc., a California corporation ("Aethlon"), (2) Hemex, Inc., a Delaware corporation ("Hemex"), the accounting predecessor to the Company, and (3) Bishop, a publicly traded "shell" company, completed an Agreement and Plan of Reorganization (the "Plan") structured to result in Bishop's acquisition of all of the outstanding common shares of Aethlon and Hemex (the "Reorganization"). The Reorganization was intended to qualify as a tax-free transaction under Section 368 (a)(1)(B) of the 1986 Internal Revenue Code, as amended. Under the Plan's terms, Bishop issued 733,500 and 1,350,000 shares of its common stock to the common stock shareholders of Aethlon and Hemex, respectively, such that Bishop then owned 100% of each company.

         On January 10, 2000, we acquired all the outstanding common stock of Syngen Research, Inc. ("Syngen") in exchange for 65,000 shares of our restricted common stock in order to establish research facilities in San Diego, California, as well as employ Dr. Richard Tullis, the founder of Syngen. Dr. Tullis is a recognized research scientist in the area of DNA synthesis and antisense. Syngen had no significant assets, liabilities, or operations, and primarily served as the entity through which Dr. Tullis performed research consulting services. As such, the acquisition has been accounted for as an acquisition of assets in the form of an employment contract with Dr. Tullis and not as a business combination. Dr. Tullis was appointed to the Board of Directors of Aethlon Medical and was elected its Vice President for Business Development. Effective June 1, 2001, Dr. Tullis was appointed Chief Science Officer of Aethlon Medical, replacing Dr. Clara Ambrus, who retired from the Company.

         On April 6, 2000, we completed the acquisition of Cell Activation, Inc. ("Cell"). In accordance with the purchase agreement, we issued 99,152 shares of restricted common stock and issued 50,148 options to purchase common stock in exchange for all of the outstanding common shares and options to purchase common stock of Cell. After the transaction, Cell became our wholly-owned subsidiary. The acquisition was accounted for as a purchase. At March 31, 2001, management determined that goodwill recognized in the purchase of Cell was impaired due to the permanent suspension of operations by Cell, and, accordingly, treated the related goodwill as fully impaired.

         BUSINESS OF ISSUER

         We are a developmental stage medical device company focused on expanding the applications of our Hemopurifier (R) platform technology which is designed to rapidly reduce the presence of infectious viruses and other toxins from human blood. As such, we focus on developing therapeutic devices to treat acute viral conditions brought on by pathogens targeted as potential biological warfare agents and chronic viral conditions including HIV/AIDS and Hepatitis-C. The Hemopurifier (R) combines the established scientific technologies of hemodialysis and affinity chromatography as a means to mimic the immune system's response of clearing viruses and toxins from the blood before cell and organ infection can occur. The Hemopurifier (R) cannot cure these afflictions but can lower viral loads and allow compromised immune systems to overcome otherwise serious or fatal medical conditions.

         The Hemopurifier(R)

         The Hemopurifier(R) is an broad spectrum platform technology that combines the established scientific methods of hemodialysis (artificial kidneys) and affinity chromatography (a method that allows the selective capture of viruses and related toxins) as a means to augment the natural immune response of clearing infectious virus and toxins from the blood. The therapeutic goal of each Hemopurifier (R) application is to improve patient survival rates by reducing viral load and preserving the immune function. We believe that the Hemopurifier (R) will enhance and prolong the benefit of current infectious disease drug therapies and fill the void for patients who inevitably become resistant to such therapies. The Hemopurifier (R) is also positioned to treat those infected by biological agents for which there are no effective drug or vaccine treatments. The Hemopurifier (R) is not a substitute for antiviral drug or vaccine therapies, as it is solely positioned to treat drug and vaccine resistant pathogens.

         Traditionally, hemodialysis (kidney dialysis) has been used to remove urea and other small metabolic toxins that accumulate in the blood of people with acute or chronic kidney failure (also called renal failure). Acute renal failure is generally treated in hospital intensive care units using a continuous filtration therapy. Chronic renal failure is treated through intermittent, thrice-weekly kidney dialysis in a specialized clinic setting. A catheter is most often the method used to gain access to the blood which is then pumped through thousands of hollow micro-fibers running the length of the kidney dialysis cartridge. Within the cartridge, toxins, urea and excess water pass through small pores in the walls of the micro-fibers and are removed by a separately circulating dialysis fluid outside of the fibers. Blood cells and molecules that are too large to pass through the pores are retained and the cleansed blood is returned back to circulation.

         The Hemopurifier (R) modifies this process in several ways to provide an efficient method to selectively remove targeted viruses and toxins. First, the pores of the micro-fibers within the Hemopurifier (R) are large enough to allow circulating infectious viruses and toxins to separate from the blood and diffuse through the walls of the fibers. Second, within the cartridge but outside of the fibers the Hemopurifier (R) contains a unique material (the "affinity agent") which selectively binds to the viruses or toxins. Because of the affinity agent's ability to bind to viruses and toxins, there is no need for a separate circulation of a dialysis solution within the Hemopurifier (R). This provides the flexibility to use the Hemopurifier (R) either on kidney dialysis machines (global infrastructure), by employing a simple pump mechanism or by using a patient's own blood pressure (in field or military applications)to drive circulation.

         Infectious Disease

         The current treatment for viral illnesses include vaccines and antiviral drugs. Vaccines have been the most successful in curing viral diseases (e.g. polio and smallpox). Unfortunately, newly emerging pathogens (e.g. SARS), highly mutable RNA viruses (e.g., HIV and Hepatitis C) and exotic viruses that might be used in terrorist attacks often do not have vaccine treatments. Similarly, antiviral drugs are often useful in controlling viral infections. However, there do not seem to be any general, broad-spectrum antiviral agents similar to penicillin for bacteria and viruses capable of rapidly developing drug resistant mutations. In addition, it generally takes years and millions of dollars to develop vaccine and drug candidates that may or may not be approved by the FDA.

         Our Hemopurifier(R) technology represents a new approach to treating viral diseases. The application is designed to work with current treatments to remove infectious virus, toxic viral proteins and deleterious immunological mediators directly from the blood of the patient. By removing circulating virus and toxins the Hemopurifier(R) cartridge prevents virus and toxins from infecting tissues and cells. The device cannot cure HIV and Hepatitis-C but appears to augment the immune response of clearing viruses and toxins from the blood before infection can occur. Scientifically, this action is known as "Fusion Inhibition" since the ability of the virus to enter or fuse with host cells or organs is inhibited.

         The Hemopurifier(R) is positioned as a therapeutic medical device that can be quickly deployed to treat genetically engineered and drug and vaccine resistant biowarfare agents. For example, we demonstrated the ability to rapidly build and test new antibody cartridges upon receipt of an antibody against HIV which was previously untested for its utility as an agent to be immobilized within the Hemopurifier(R) treatment cartridge. The process included the attachment of the antibody to agarose beads to create an affinity or binding solution that was immobilized within the hollow-fiber treatment cartridge as means to capture HIV as it diffused through the fibers. Human blood infected with HIV was then circulated through the cartridge to measure the ability of the Hemopurifier(R) to capture HIV over a range of time periods. Human blood infected with HIV was also circulated through a control cartridge without immobilized antibodies as a means to document an improved ability to capture infectious virus when the immobilized antibody was utilized in the treatment cartridge. Upon completion of the circulation of infected blood, diagnostic studies were conducted to verify the viral capture rate of the Hemopurifier(R) with and without the immobilized antibody.

         We have completed an initial preliminary data of Hepatitis-C (HCV) infected patients treated with the Hemopurifier(R). The HCV treated patients were among end-stage renal disease (kidney dialysis) patients enrolled in human safety studies being conducted at the Fortis Hospital, in Delhi, India.

         In the studies, robust viral load reductions were observed in tested patients completing a three-treatment Hemopurifier(R) protocol. The resulting data documented that two of three HCV patients tested responded with measurable viral load reductions during the course of three 4-hour Hemopurifier(R) treatments. The three treatments were administered during scheduled dialysis therapy every other day over the span of five days. The third patient showed both increases and decreases in viral load during the course of treatment, but demonstrated an overall reduction in follow-on viral load tests. Given the small sample size, viral load data was averaged for all 3 patients. Average initial HCV viral load was 3.13 x 108 viral units per ml of blood. After completion of three Hemopurifier(R) treatments, viral load was reduced an average 57% (final 4.1x107 IU/ml). The stepwise drop in HCV viral load averaged 36% per treatment. Follow-on testing indicated that HCV viral load was 60% lower than initial viral load values when measured three days after final Hemopurifier(R) treatment, and at seven days post treatment, viral load declined to 82% below starting viral load values. Additionally, none of the patients were being treated with antiviral drug therapy. Viral load measurements were performed with real-time quantitative polymerase chain reaction (RT-PCR). Control samples were measured in duplicate while treatment samples were generally measured in triplicate. In conclusion, the Hemopurifier(R) treatment of HCV infected patients undergoing dialysis resulted in a net viral load reduction of 60 to 80% with the effects of treatment progressing at least 7 days beyond Hemopurifier(R) treatment.

         We now plan to further demonstrate a rapid virological response (RVR) through a case study of an HCV patient receiving up to four weeks of Hemopurifier(R) therapy.

         The opportunity for new antiviral strategies to fight HCV is significant, as approximately 180 million people worldwide (3% of the world's population) are HCV infected. According to the World Health Organization (WHO), only 30-50% of infected patients beneficially respond to the 48-week pegylated interferon-ribavirin treatment standard.

         Biological Weapons and Pandemic Threats

         We are developing treatments to combat infectious agents that may be used in biological warfare and terrorism and to combat pandemic threats. A pandemic is a global disease outbreak. A flu pandemic occurs when a new influenza virus emerges for which people have little or no immunity, and for which there is no vaccine. The disease spreads easily person-to-person, causes serious illness, and can sweep across the country and around the world in very short time.

         We are working to design Hemopurifiers(R) that can be rapidly deployed by armed forces as wearable post-exposure treatments on the battlefield, as well as dialysis-based treatments for civilian populations. We are focusing our bio-defense strategy on treating "Category A" agents, which are considered by the Centers for Disease Control ("CDC") to be the worst bioterrorism threats. These agents include the viruses that cause Smallpox, hemorrhagic fevers such as Ebola and Marburg, the Anthrax toxin, and Botulinum toxin. To date, we have completed research collaborations that proved the Hemopurifier(R) was effective in capturing a variety of Category A agents and pandemic threats including Bird Flu Virus, West Nile Virus, the Partially Reconstructed 1918 Influenza Virus and Monkeypox virus ("MPV"). MPV represents a primary model to study candidate therapies for smallpox virus as research with human infectious smallpox is prohibited. .

         In March 2007, we submitted an Investigational Device Exemption ("IDE") with the FDA the goal of which is to obtain approval to conduct human safety and, if applicable, animal efficacy trials targeted to a specific bioterror viral agent. We are presently in the process of conducting in-vitro trials to determine the most appropriate "Category A" application.

         In June 2008, we submitted a contract proposal to a Broad Agency Announcement (BAA) solicitation entitled; "Application of Platform Technologies for the Development of Therapeutic Agents for Biodefense." The solicitation (DMID-NIAID-NIHAI20080022BARDA) represents a partnership between the National Institute of Allergy and Infectious Diseases (NIAID) and the recently established Biomedical Advanced Research and Development Authority (BARDA) to award contracts that fund the development of innovative approaches to treat bioterror and emerging pandemic threats.

         Our contract response included supporting subcontractor commitments from leading government and non-government health organizations, including The United States Army Medical Research Institute for Infectious Diseases (USAMRIID), Battelle Biomedical Research Center (BMRC), The Renal Research Institute (RRI), Cato Research Institute, and The University of California Davis, School of veterinary medicine. Contract recipients will be awarded up to five years of funding directed toward activities including, research, clinical programs, and the establishment of large-scale manufacturing protocols. A significant emphasis of the contract solicitation is to aid in the development of broad-spectrum therapies able to demonstrate effectiveness against multiple bioterror pathogens and toxins.

        Additionally, Aethlon Medical has advanced a second human safety study of the Hemopurifier(R) in India; has executed a collaborative agreement to develop advanced filter technology for capturing high-dose chemotherapeutic agents; and has executed a license agreement that advances the filtration techniques already proven in the Hemopurifier(R) as foundation to deliver new therapies that inhibit the spread of cancer related metastases.

         Manufacturing

         We plan to manufacture a small number of cartridges sufficient to complete clinical trials in our current facilities. Ultimately, we will outsource cartridge manufacturing to a GMP/ISO9001 compliant contract manufacturer. Hemopurifiers(R) to treat pathogens that are bioweapons candidates will be sold directly to the U.S. military and the federal government. Sale of Hemopurifiers(R) to treat chronic viral conditions will be directed through organizations with established distribution channels.

         Research and Development

         In fiscal year 2001, we realigned our research and development activities from developing Hemopurifiers(R) to treat harmful metals to developing Hemopurifiers(R) for the treatment of chronic viral conditions. As a result of this strategic realignment, we initiated the consolidation of all scientific and administrative functions into our San Diego facilities during the fourth quarter of fiscal year 2001. This consolidation was completed during the first quarter of fiscal year 2002 and our facilities in Buffalo, N.Y. were closed. In 2004, we expanded our research effort to include the development of Hemopurifiers(R) to treat acute viral diseases as well as countermeasures against biological weapons. The cost of research and development, all of which has been charged to operations, amounted to approximately 1,465,750 over the last two fiscal years.

         Patents

         We currently own or have license rights to a number of U.S. and foreign patents and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology, whether owned or licensed, to the exclusion of use by others, to be vital to our business. While we intend to focus primarily on patented or patentable technology, we may also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position. Our current patents expire between 2011 and 2023.

         In certain countries, medical devices are not patentable or only recently have become patentable, and enforcement of intellectual property rights in some countries has been limited or non-existent. Future enforcement of patents and proprietary rights in many countries can be expected to be problematic or unpredictable. We cannot guarantee that any patents issued or licensed to us will provide us with competitive advantages or will not be challenged by others. Furthermore, we cannot be certain that others will not independently develop similar products or will not design around patents issued or licensed to us. We cannot guarantee that patents that are issued will not be challenged, invalidated or infringed upon or designed around by others, or that the claims contained in such patents will not infringe the patent claims of others, or provide us with significant protection against competitive products, or otherwise be commercially valuable. We may need to acquire licenses under patents belonging to others for technology potentially useful or necessary to us. If any such licenses are required, we cannot be certain that they will be available on terms acceptable to us, if at all. To the extent that we are unable to obtain patent protection for our products or technology, our business may be materially adversely affected by competitors who develop substantially equivalent technology.

         INDUSTRY

         The industry for treating infectious disease is extremely competitive, and companies developing new treatment procedures are faced with severe regulatory challenges. In this regard, only a very small percentage of companies that are developing new treatments will actually obtain approval from the FDA to market their treatments in the United States. Currently, the market for treating chronic and acute viral diseases is comprised of drugs designed to reduce viral load by inhibiting viral replication or by inhibiting viruses from infecting healthy cells. Unfortunately, these drugs are generally toxic, are expensive to develop, and inevitably infected patients will develop viral strains that become resistant to drug treatment. As a result, patients are ultimately left without treatment options.

       COMPETITION

         We are advancing our Hemopurifier(R) technology as a treatment to enhance and prolong current drug therapies by removing the viral strains that cause drug resistance. The Hemopurifier(R) is also designed to prolong life for infected patients who have become drug resistant and have no other treatment options. Therefore, we do not believe that the Hemopurifier(R) competes with the current drug therapy treatment standard. However, if the industry considered the Hemopurifier(R) to be a potential replacement for drug therapy, then the marketplace for the Hemopurifier(R) would be extremely competitive. We are also pursuing the development of Hemopurifiers(R) to be utilized as treatment countermeasures against biological weapons. In this regard, we are targeting the treatment of pathogens, which are microbial organisms that cause disease, in which current treatments are either limited or do not exist. We believe that we are the sole developer of viral filtration systems (Hemopurifiers(R)) to treat chronic viral conditions, acute viral conditions and biological weapons. However, we face competition from the producers of the following alternative treatment options for all market applications.

         Antiviral Drugs

         For viral infections, specific antiviral drugs can be effective, but there are none that are effective against a broad-spectrum of infectious virus. At present, only a few antiviral drugs are available to treat the multitude of viruses that could be used as biological weapons. For example, Ribavirin is the treatment of choice for certain viral hemorrhagic fever infections, but has no current application to Ebola and Marburg infections. Newer antiviral drugs have shown some promise in animal models, and limited case reports in humans are encouraging. The lack of broad-spectrum antivirals takes on added significance in light of the ability of many viruses to rapidly develop resistance.

         Current efforts to define the genetic details of normal and pathogenic agents on a molecular level promise the hope of new points of attack. Genomic analysis of viral pathogens and animal models of responses to infection provide valuable information enabling the potential development of novel treatment and prevention strategies. However, even the rapid elucidation of the genetic structure of a specific pathogen does not provide sufficient information to quickly design an effective cure.

         Another approach in drug development is combinatorial chemistry, which provides the ability to rapidly synthesize large libraries of related compounds, many of which are completely new. However, there is still a need to laboriously screen each new compound for efficacy in fighting a particular disease. In that sense, combinatorial drugs confront the same problem as the traditional method of screening of plant and animal extracts for active compounds that block viral or bacterial replication.

         Vaccines

         Historically, the most effective tools in controlling infections have been vaccines. Polio, measles, mumps and many other viral illnesses are now controllable and smallpox has been eradicated from nature. Licensed vaccines for hemorrhagic fever viruses are limited to yellow fever (though others are in the trial phase of approval). Promising vaccines are being tested for some of the other diseases, but research is hampered by the need to conduct the studies in secure laboratories.

         There are other problems with relying on vaccines as our primary protection against a biological weapons attack. While vaccination may be an effective treatment in a military setting, it would be problematic for civilian populations for several reasons:


         o The infectious virus would have to be known prior to vaccine deployment. With the exception of smallpox, post-exposure vaccination is ineffective.

         o If everyone in the United States could be vaccinated, it would be impossible to vaccinate people against every viral threat.

         o Vaccines are only useful if the viral target has not mutated o or been genetically altered.

         Vaccines that are effective and safe are difficult to develop. History has shown that such development can be a slow process and may not even be possible for highly mutable pathogens like HIV and Hepatitis C. Moreover, current vaccine strategies often carry significant risk for complications. For example, the smallpox vaccine, which uses attenuated strains of a live virus, can occasionally cause illness or death by infection from the very organism that usually provides protection.

GOVERNMENT REGULATION

         The Hemopurifier(R) is a medical device subject to extensive and rigorous regulation by FDA, as well as other federal and state regulatory bodies in the United States and comparable authorities in other countries. Therefore, we cannot assure that our technology will successfully complete any regulatory clinical trial for any of our proposed applications.

         One of the problems facing the FDA is the need to ensure public safety while at the same time preventing unsafe treatments from reaching the public. The balance between these competing pressures has resulted in a long and deliberate process for approving new treatments, which is not responsive to the urgent need for new treatments presented in the era of bioterrorism. For most drugs, the principal research and development phases take several years prior to a drug being submitted to the FDA for testing. A clinical research program takes two to ten years, depending on the agent and clinical indication, after which the marketing application review period requires an average of one year. Once a product is approved for market, long-term post-marketing surveillance, inspections, and product testing must be performed to ensure the quality, safety, and efficacy of the product, as well as appropriate product labeling.

         FDA'S PREMARKET CLEARANCE AND APPROVAL REQUIREMENTS. Each medical device we wish to commercialize in the United States will require the filing of a Premarket Approval ("PMA") from FDA. Medical devices are classified into one of three classes--Class I, Class II, or Class III--depending on the degree or risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. Devices deemed to pose lower risks are placed in either Class I or II, which requires the manufacturer to submit to FDA a premarket notification requesting permission to commercially distribute the device. Our Hemopurifier(R) has been categorized as a Class III device, requiring premarket approval.

         CLINICAL TRIALS. Clinical trials are almost always required to support an FDA premarket application. In the United States, these trials generally require submission of an application for an Investigational Device Exemption, or IDE, to FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by FDA for a specific number of patients unless the product is deemed a non-significant risk device eligible for more abbreviated IDE requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. Our clinical trials must be conducted under the oversight of an IRB at the relevant clinical trial sites and in accordance with FDA regulations, including but not limited to those relating to good clinical practices. We are also required to obtain patients' informed consent that complies with both FDA requirements and state and federal privacy regulations. We, FDA or the IRB at each site at which a clinical trial is being performed may suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and efficacy of the device, may not be equivocal or may otherwise not be sufficient to obtain approval of the product. Similarly, in Europe the clinical study must be approved by the local ethics committee and in some cases, including studies with high-risk devices, by the Ministry of Health in the applicable country.

         In March 2007 we submitted an Investigational Device Exemption ("IDE") with the FDA the goal of which is to obtain approval to conduct human safety and, if applicable, animal efficacy trials targeted to a specific bioterror viral agent. We are presently in the process of conducting in-vitro trials to determine the most appropriate "Category A" bioterror application. Upon successful completion of the IDE clinical trials, we would anticipate submitting a PMA (see below).

         PREMARKET APPROVAL PATHWAY. A PMA application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to FDA's satisfaction the safety and effectiveness of the device.

         After a PMA application is submitted and FDA determines that the application is sufficiently complete to permit a substantive review, FDA will accept the application for review. FDA has 180 days to review an "accepted" PMA application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside FDA may be convened to review and evaluate the application and provide recommendations to FDA as to the approvability of the device. In addition, FDA will conduct a pre-approval inspection of the manufacturing facility to ensure compliance with quality system regulations. New PMA applications or PMA application supplements are required for significant modification to the manufacturing process, labeling and design of a device that is approved through the premarket approval process. Premarket approval supplements often require submission of the same type of information as a premarket approval application, except that the supplement is limited to information needed to support any changes from the device covered by the original premarket approval application and may not require as extensive clinical data or the convening of an advisory panel.

         PERVASIVE AND CONTINUING REGULATION. After a device is placed on the market, numerous regulatory requirements continue to apply. These include:

         o FDA's Quality System Regulation, or QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

         o labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or off-label uses;

         o clearance or approval of product modifications that could significantly affect safety or efficacy or that would constitute a major change in intended use;

         o medical device reporting, or MDR, regulations, which require that manufacturers report to FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur; and

         o post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

         After a device receives a PMA, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new clearance or approval. FDA requires each manufacturer to make this determination initially, but FDA can review any such decision and can disagree with a manufacturer's determination.

         The regulations also require that we report to FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury.


         FRAUD AND ABUSE. We may also directly or indirectly be subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws. In particular, the federal healthcare program Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending a good or service, for which payment may be made in whole or part under federal healthcare programs, such as the Medicare and Medicaid programs. Penalties for violations include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. The Anti-Kickback Statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. In implementing the statute, the Office of Inspector General, or OIG, has issued a series of regulations, known as the "safe harbors." These safe harbors set forth provisions that, if all their applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy each applicable element of a safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG.

        INTERNATIONAL. International sales of medical devices are subject to foreign governmental regulations, which vary substantially from country to country. The time required to obtain clearance or approval by a foreign country may be longer or shorter than that required for FDA clearance or approval, and the requirements may be different.

         The primary regulatory environment in Europe is that of the European Union, which has adopted numerous directives and has promulgated voluntary standards regulating the design, manufacture, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of a relevant directive will be entitled to bear CE conformity marking, indicating that the device conforms with the essential requirements of the applicable directives and, accordingly, can be commercially distributed throughout the member states of the European Union, and other countries that comply with or mirror these directives. The method of assessing conformity varies depending on the type and class of the product, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by a notified body, an independent and neutral institution appointed by a country to conduct the conformity assessment. This third-party assessment may consist of an audit of the manufacturer's quality system and specific testing of the manufacturer's device. Such an assessment is required in order for a manufacturer to commercially distribute the product throughout these countries. ISO 9001 and ISO 13845 certifications are voluntary harmonized standards. Compliance establishes the presumption of conformity with the essential requirements for a CE Marking.

         We have completed preclinical studies that demonstrate the removal of HIV and Hepatitis C virus from infected human blood. In addition to HIV and HCV, the Hemopurifier(R) has demonstrated in vitro capture of Dengue hemorrhagic fever, Ebola hemorrhagic fever, H5N1 avian influenza (Bird Flu), reconstructed 1918 influenza virus, West Nile virus, Vaccinia and Monkeypox, which serve as models for human smallpox infection. In cancer care, researchers have documented that the Hemopurifier(R) is efficient in capturing immunosuppressive particles that are released by tumors to weaken the immune system of cancer patients.

         Infectious disease studies documenting in vitro effectiveness of the Hemopurifier(R) have been performed in collaboration with researchers representing The Centers for Disease Control and Prevention (CDC), The United States Army Medical Research Institute of Infectious Diseases (USAMRIID), The Southwest Foundation for Biomedical Research (SFBR), The Battelle Biomedical Research Center (BBRC), and the Government of India(1)s National Institute of Virology (NIV).

         At present, we are conducting human safety studies at multiple hospital sites in India. Patients previously enrolled in the studies or currently being screened for treatment inclusion include those infected with Hepatitis C virus and/or HIV virus. We have completed an initial preliminary data of Hepatitis-C
(HCV) infected patients treated with the Hemopurifier(R). The HCV treated patients were among end-stage renal disease (kidney dialysis) patients enrolled in human safety studies being conducted at the Fortis Hospital, in Delhi, India.

         In the studies, robust viral load reductions were observed in tested patients completing a three-treatment Hemopurifier(R) protocol. The resulting data documented that two of three HCV patients tested responded with measurable viral load reductions during the course of three 4-hour Hemopurifier(R) treatments. The three treatments were administered during scheduled dialysis therapy every other day over the span of five days. The third patient showed both increases and decreases in viral load during the course of treatment, but demonstrated an overall reduction in follow-on viral load tests. Given the small sample size, viral load data was averaged for all 3 patients. Average initial HCV viral load was 3.13 x 108 viral units per ml of blood. After completion of three Hemopurifier(R) treatments, viral load was reduced an average 57% (final 4.1x107 IU/ml). The stepwise drop in HCV viral load averaged 36% per treatment. Follow-on testing indicated that HCV viral load was 60% lower than initial viral load values when measured three days after final Hemopurifier(R) treatment, and at seven days post treatment, viral load declined to 82% below starting viral load values. Additionally, none of the patients were being treated with antiviral drug therapy. Viral load measurements were performed with real-time quantitative polymerase chain reaction (RT-PCR). Control samples were measured in duplicate while treatment samples were generally measured in triplicate. In conclusion, the Hemopurifier(R) treatment of HCV infected patients undergoing dialysis resulted in a net viral load reduction of 60 to 80% with the effects of treatment progressing at least 7 days beyond Hemopurifier(R) treatment.

         We now plan to further demonstrate a rapid virological response (RVR) through a case study of an HCV patient receiving up to four weeks of Hemopurifier(R) therapy.

         The opportunity for new antiviral strategies to fight HCV is significant, as approximately 180 million people worldwide (3% of the world's population) are HCV infected. According to the World Health Organization (WHO), only 30-50% of infected patients beneficially respond to the 48-week pegylated interferon-ribavirin treatment standard.

         We also have entered into agreements with two hospitals in India to study the use of the Hemopurifier(R) to treat the Human Immunodeficiency Virus
(HIV). The Hemopurifier(R) holds promise to extend the lives of AIDS patients by removing HIV strains that cause drug failure and reducing the presence of viral proteins that kill-off immune cells. The clinical study was approved by the Institutional Ethics Committee at the Jattinder Gambhir Hospital (J.G. Hospital) in Punjab, India and the Bhvani Hospital in Bihar, India. We expect to commence those HIV trials later in 2008.

         The successful demonstration of treatment benefit would provide us with an early commercialization opportunity within India's practitioner driven medical device marketplace. With an estimated 5.7 million people living with HIV/AIDS, India has the highest HIV/AIDS prevalence in the world according to UNAIDS. Among 15-49 year olds, an estimated 5.2 million are living with the disease, according to India's National AIDS Control Organization (NACO).

         Because we may market our products abroad we will be subject to varying foreign regulatory requirements. Although international efforts are being made to harmonize these requirements, applications must currently be made in each individual country. The data necessary and the review time varies significantly from one country to another. Approval by the FDA does not ensure approval by the regulatory bodies of other countries. Any future collaborators will also be subject to all of the above-described regulations in connection with the commercialization of products utilizing our technology.

         PRODUCT LIABILITY

         The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have limited clinical trial liability insurance coverage. There can be no assurance that future insurance coverage will be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

         SUBSIDIARIES

         We have four dormant wholly-owned subsidiaries, Aethlon, Inc., Cell Activation, Inc., Syngen Research, Inc., and Hemex, Inc.

         EMPLOYEES

         At September 19, 2008, we had four full-time employees, comprised of our Chief Executive Officer, our President, our Chief Science Officer, and one research scientist. We also employ a Senior Vice President - Finance on a part time basis. We utilize, whenever appropriate, contract and part time professionals in order to conserve cash and resources. We believe our employee relations are good. None of our employees is represented by a collective bargaining unit.


                            DESCRIPTION OF PROPERTIES

         We currently rent approximately 3,200 square feet of executive office space and laboratory space at 3030 Bunker Hill Street, Suite 4000, San Diego, California 92109 at the rate of $7,744 per month on a lease that expired on July 12, 2007. The Company is presently leasing its space on a month to month basis, at the same terms.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The names, ages and positions of our directors and executive officers as of September 19, 2008 are listed below:

         NAMES                        TITLE OR POSITION                      AGE
         -----------------------------------------------------------------------
         James A. Joyce (1)           Chairman, President, Chief Executive   45
                                      Officer, Chief Financial Officer and
                                      Secretary

         Harold H. Handley, PhD (2)   President                              58

         Richard H. Tullis, PhD (3)   Vice President, Chief Science Officer  62
                                      and Director

         Franklyn S. Barry, Jr.       Director                               68

         Edward G. Broenniman         Director                               72


         (1) Effective June 1, 2001, Mr. Joyce was appointed our President and Chief Executive Officer, replacing Mr. Barry, who continues as a member of the board of directors. Effective December 5, 2007, Mr. Joyce was appointed our Chief Financial Officer, replacing James W. Dorst.

         (2) Effective July 18, 2006, Dr. Handley was appointed President.

         (3) Effective June 1, 2001, Dr. Tullis was appointed as our Chief Science Officer.

         Certain additional information concerning the individuals named above is set forth below. This information is based on information furnished us by each individual noted.

         EXECUTIVE OFFICERS

         James A. Joyce, Chairman, CEO and CFO

         Mr. Joyce is the founder of Aethlon Medical, and has been the Chairman of the Board and Secretary since March 1999. On June 1, 2001, our Board of Directors appointed Mr. Joyce with the additional role of CEO. On December 5, 2007, our Board also appointed Mr. Joyce CFO. In 1992, Mr. Joyce founded and was the sole shareholder of James Joyce & Associates, an organization that provided management consulting and corporate finance advisory services to CEOs and CFOs of publicly traded companies. Previously, from 1989 to 1991, Mr. Joyce was Chairman and Chief Executive Officer of Mission Labs, Inc. Prior to that Mr. Joyce was a principal in charge of U.S. operations for London Zurich Securities, Inc. Mr. Joyce is a graduate of the University of Maryland.

         Harold H. Handley, Ph.D., President

         Mr. Harold H. Handley has been President of the Company since July 2006. Mr. Handley brings over 20 years experience in management and research in immunology, biotechnology and medical devices. Mr. Handley has authored or co-authored over 20 publications and helped developed 15 patents. Prior to joining Aethlon, Mr. Handley was Executive Vice President and Chief Scientific Officer for Transvivo, Inc., a privately-held company, from 2000 to 2006. From 1996 to 2000, Mr. Handley was Vaccine Program Director for Maxim Pharmaceuticals, Inc. Mr. Handley was a co-founder of Idec Limited Partners, Inc., today known as Biogen Idec, Inc., operating with a market value exceeding $14 billion. (NasdaqGS:BIIB). Mr. Handley holds a Ph.D in Anatomy and Cell Biology from University of Virginia and a B.A. in Zoology from the University of California, Los Angeles.

         Richard H. Tullis, Ph.D., Vice President, Chief Science Officer

         Dr. Tullis has been Vice President and a director of the Company since January 2000 and Chief Science Officer since June 2001. Dr. Tullis has extensive biotechnology management and research experience, and is the founder of Syngen Research, a wholly-owned subsidiary of Aethlon Medical, Inc. Previously, Dr. Tullis co-founded Molecular Biosystems, Inc., a former NYSE company. At Molecular Biosystems, Dr. Tullis was Director of Oligonucleotide Hybridization, Senior Research Scientist and Member of the Board of Directors. In research, Dr. Tullis developed and patented the first application of oligonucleotides to antisense antibiotics and developed new methods for the chemical synthesis of DNA via methoxy-hosphorochloridites. Dr. Tullis also co-developed the first applications of covalently coupled DNA-enzyme conjugates using synthetic oligonucleotides during his tenure at Molecular Biosystems. In 1985, Dr. Tullis founded, and served as President and CEO of Synthetic Genetics, Inc., a pioneer in custom DNA synthesis, which was sold to Molecular Biology Resources in 1991. Dr. Tullis also served as interim-CEO of Genetic Vectors, Inc., which completed its IPO under his management, and was co-founder of DNA Sciences, Inc., a company that was eventually acquired by Genetic Vectors. Dr. Tullis received his Ph.D. in Biochemistry and Cell Biology from the University of California at San Diego, and has done extensive post-doctoral work at UCSD, USC, and the University of Hawaii.

         Franklyn S. Barry, Jr.

         Mr. Barry has over 30 years of experience in managing and building companies. He was President and Chief Executive Officer of Hemex from April 1997 through May 31, 2001 and our President and CEO from March 10, 1999 to May 31, 2001. He became a director of Aethlon Medical on March 10, 1999. From 1994 to April 1997, Mr. Barry was a private consultant. Included among his prior experiences are tenures as President of Fisher-Price and as co-founder and CEO of Software Distribution Services, which today operates as Ingram Micro, an international distributor of personal computer products. Mr. Barry serves on the Board of Directors of Merchants Mutual Insurance Company.

         Edward G. Broenniman

         Mr. Broenniman became a director of Aethlon Medical on March 10, 1999. Mr. Broenniman has 35 years of management and executive experience with high-tech, privately-held growth firms where he has served as a CEO, COO, or corporate advisor, using his expertise to focus management on increasing profitability and stockholder value. He is the Managing Director of The Piedmont Group, LLC, a venture advisory firm. Mr. Broenniman served on the Board of Directors of publicly-traded QuesTech (acquired by CACI International), and currently serves on the Boards of four privately-held firms. His nonprofit Boards are the Dingman Center for Entrepreneurship's Board of Advisors at the University of Maryland, the National Association of Corporate Directors, National Capital Chapter and the Board of the Association for Corporate Growth, National Capital Chapter.

         Our Board of Directors has the responsibility for establishing broad corporate policies and for overseeing our overall performance. Members of the Board are kept informed of our business activities through discussions with the CEO and other officers, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings. Our bylaws provide that each of the directors serves for a term that extends to the next Annual Meeting of Shareholders of the Company.

         AUDIT COMMITTEE

         The Audit Committee is responsible for recommending to the Board of Directors the selection of independent public accountants to audit the Company's books and records annually, to discuss with the independent auditors and internal auditors the scope and results of any audit, to review and approve any nonaudit services performed by the Company's independent auditing firm, and to review certain related party transactions. The members of the Audit Committee are Franklyn Barry and Edward Broenniman who are independent directors as defined under Nasdaq Rule 4200(a)(14). Mr. Barry is the Chairman of the Audit Committee. The Audit Committee met four times in the 2008 fiscal year. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Board has determined that the Audit Committee does not have a designated financial expert serving on the Committee but the Board believes that its current members have the sufficient knowledge and experience necessary to fulfill the duties and obligations.

         FAMILY RELATIONSHIPS

         There are no family relationships between or among the directors, executive officers or persons nominated or charged by us to become directors or executive officers.

         There are no arrangements or understandings between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understanding between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

         INVOLVEMENT IN LEGAL PROCEEDINGS

         To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         CODE OF ETHICS

         On February 23, 2005, the Board of Directors approved a "Code of Business Conduct and Ethics."


         EXECUTIVE COMPENSATION

         The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal years ended March 31, 2008 and March 31, 2007. The following table summarizes all compensation for fiscal year 2008 and 2007 received by our Chief Executive Officer, and the Company's three most highly compensated executive officers who earned more than $100,000 in fiscal year 2008.

                                                    SUMMARY COMPENSATION TABLE

                                                                                   NON-EQUITY  NONQUALIFIED
                                                                                   INCENTIVE     DEFERRED      ALL
                                                              STOCK      OPTION       PLAN     COMPENSATION   OTHER
NAMED EXECUTIVE OFFICER                                       AWARDS     AWARDS   COMPENSATION   EARNINGS      COMP.      TOTAL
AND PRINCIPAL POSITION          YEAR   SALARY ($)   BONUS ($)   ($)        ($)         ($)         ($)          ($)        ($)

James A. Joyce (1)              2008    $256,010    $   --    $   --    $    --    $       --    $     --    $     --    $256,010
CHIEF EXECUTIVE OFFICER         2007     240,000        --        --         --            --          --          --     240,000
AND CHIEF FINANCIAL
OFFICER

Richard H. Tullis, Ph.D (2)     2008    $172,500    $   --    $   --    $    --    $       --    $     --    $     --    $172,500
VICE PRESIDENT AND CHIEF        2007     180,000        --        --         --            --          --          --     180,000
SCIENCE OFFICER

Harold H. Handley, Ph.D. (3)    2008    $172,500    $   --    $   --    $    --    $       --    $     --    $     --    $172,500
PRESIDENT                       2007     127,500        --        --         --            --          --          --     127,500

James W. Dorst (4)              2008    $109,571    $   --    $   --    $    --    $       --    $     --    $     --    $109,571
CHIEF FINANCIAL OFFICER         2007     150,000        --        --         --            --          --          --     150,000

(1) The aggregate number of stock awards and stock option awards issued to Mr. Joyce and outstanding as of March 31, 2008 is zero and 7,588,243.

(2) The aggregate number of stock awards and stock option awards issued to Dr. Tullis and outstanding as of March 31, 2008 is zero and 2,014,350.

(3) The aggregate number of stock awards and stock option awards issued to Dr. Handley and outstanding as of March 31, 2008 is zero and 500,000.

(4) The aggregate number of stock awards and stock option awards issued to Mr. Dorst and outstanding as of March 31, 2008 is 0 and 0. Effective December 5, 2007, Mr. James W. Dorst resigned as the Chief Financial Officer of the Company.

The following table sets forth certain information concerning stock option awards granted to our named executive officers.

                          OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
-----------------------------------------------------------------------------------------------
                                                     OPTIONS AWARDS
                            -------------------------------------------------------------------
                                                           EQUITY
                                                          INCENTIVE
                                                          PLAN AWARDS;
                             NUMBER OF     NUMBER OF      NUMBER OF
                             SECURITIES    SECURITIES     SECURITIES
                             UNDERLYING    UNDERLYING     UNDERLYING
                            UNEXERCISED    UNEXERCISED    UNEXERCISED    OPTION       OPTION
                              OPTIONS       OPTIONS        UNEARNED     EXERCISE    EXPIRATION
NAME                        EXERCISABLE   UNEXERCISABLE     OPTIONS      PRICE         DATE
-------------------        ------------   -------------   -----------  ----------  ------------
                                (#)            (#)            (#)         ($)

James A. Joyce             1,115,550(1)            --          --       $   0.38     02/23/10
                             557,775(1)            --          --       $   0.38     12/31/10
                             557,775(1)            --          --       $   0.38     12/31/11
                           2,857,143(1)            --          --       $   0.21     09/09/15
                           1,500,000(2)     1,000,000          --       $   0.36     06/13/17

Richard H. Tullis             30,000(1)            --          --       $   2.56     12/31/10
                             250,000(1)            --          --       $   1.90     03/12/12
                             867,175(1)            --          --       $   0.38     02/23/10
                             433,588(1)            --          --       $   0.38     12/31/10
                             433,587(1)            --          --       $   0.38     12/31/11

Harold H. Handley            166,667(3)       333,333          --       $   0.27     10/02/16

(1)  This option was fully vested as of March 31, 2008.
(2) The option vested 1,000,000 shares at grant, with 500,000 shares vesting each annual anniversary date through June 13, 2010.
(3)  166,667 options vest each year on July 18 starting July 18, 2007.

                                             STOCK AWARDS
------------------------------------------------------------------------------------------------------
                                                                                           EQUITY
                                                                      EQUITY            INCENTIVE PLAN
                                                                   INCENTIVE PLAN       AWARDS: MARKET
                                                                   AWARDS: NUMBER      OR PAYOUT VALUE
                              NUMBER OF                              OF UNEARNED         OF UNEARNED
                              SHARES OR        MARKET VALUE OF      SHARES, UNITS       SHARES, UNITS
                            UNITS OF STOCK     SHARES OR UNITS        OR OTHER         OR OTHER RIGHTS
                            THAT HAVE NOT      THAT HAVE NOT        RIGHTS THAT         THAT HAVE NOT
NAME                           VESTED              VESTED          HAVE NOT VESTED         VESTED
------------------------   ---------------   -----------------   ------------------   ----------------
                                 (#)                ($)                 (#)                  ($)

James A. Joyce                   --                $ --                 --                  $ --
Richard H. Tullis, Ph.D          --                $ --                 --                  $ --
James W. Dorst                   --                $ --                 --                  $ --
Harold H. Handley, Ph.D          --                $ --                 --                  $ --



OPTION GRANTS TO EXECUTIVE OFFICERS IN 2008

         On June 13, 2007, Mr. Joyce was granted a stock option award to purchase 2,500,000 shares of common stock at an exercise price of $0.36 per share. This award was granted outside of our stock plans. No other options were granted to our executive officers in fiscal year 2008



DIRECTOR COMPENSATION

         The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal years ended March 31, 2008 and 2007.

                                                                         Change in
                                                                          Pension
                             Fees                                          Value
                            Earned                                          and
                              or                         Non-Equity     Nonqualified
                             Paid                        Incentive        Deferred         All
                              in      Stock    Option      Plan         Compensation      Other
                             Cash     Awards   Awards   Compensation      Earnings     Compensation    Total
Name                          ($)      ($)      ($)         ($)             ($)             ($)         ($)
-------------------------   ------   -------   ------   ------------   -------------   ------------   -------
James A. Joyce (1)            --       --        --          --              --              --          --
Richard H. Tullis (2)         --       --        --          --              --              --          --
Franklyn S. Barry (3)         --       --        --          --              --              --          --
Edward G. Broenniman (4)      --       --        --          --              --              --          --

(1) The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2008 are 0 and 7,588,243.

(2) The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2008 are 0 and 2,014,350.

(3) The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2008 are 0 and 516,417.

(4) The aggregate number of stock awards and options awards issued and outstanding as of March 31, 2008 are 0 and 520,050.

         EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Mr. Joyce effective April 1, 1999. Effective June 1, 2001, Mr. Joyce was appointed President and Chief Executive Officer and his base annual salary was increased from $120,000 to $180,000. Effective January 1, 2005, Mr. Joyce's salary was increased from $180,000 to $205,000 per year. Under the terms of the agreement, his employment continues at a salary of $205,000 per year for successive one-year periods, unless given notice of termination 60 days prior to the anniversary of his employment agreement. Effective April 1, 2006. Mr. Joyce's salary was increased from $205,000 to $240,000. His salary was subsequently increased to $265,000 per year and effective May 1, 2008, his salary was increased from $265,000 to $290,000 per year.

         We entered into an employment agreement with Dr. Tullis effective January 10, 2000. Effective June 1, 2001, Dr. Tullis was appointed our Chief Science Officer of the Company. His compensation under the agreement was modified in June 2001 from $80,000 to $150,000 per year. Effective January 1, 2005 Dr. Tullis' salary was increased from $150,000 to $165,000 per year. Under the terms of the agreement, his employment continues at a salary of $165,000 per year for successive one-year periods, unless given notice of termination 60 days prior to the anniversary of his employment agreement. Dr. Tullis was granted 250,000 stock options to purchase our common stock in connection the completing certain milestones, such as the initiation and completion of certain clinical trials, the submission of proposals to the FDA and the filing of a patent application. Effective April 1, 2006, Dr. Tullis salary was increased to $180,000 per year.

         Both Mr. Joyce's and Dr. Tullis' agreements provide for medical insurance and disability benefits, one year of severance pay if their employment is terminated by us without cause or due to change in our control before the expiration of their agreements, and allow for bonus compensation and stock option grants as determined by our Board of Directors. Both agreements also contain restrictive covenants preventing competition with us and the use of confidential business information, except in connection with the performance of their duties for the Company, for a period of two years following the termination of their employment with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth selected information, computed as of September 19, 2008, about the amount of shares of common stock beneficially owned by: each of our "EXECUTIVE OFFICERS" (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company); each of our directors; each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers.

         Except as otherwise noted in the footnotes below, the entity, individual Director or Executive Officer has sole voting and investment power over such securities.

                                                                       COMMON
                                                                      (VOTING)
NAME AND ADDRESS OF BENEFICIAL OWNERS (1) (2)            AMOUNT         %(3)

Ellen R. Weiner Family Revocable Trust (4)(7)         4,344,359         9.9%
10645 N. Tatum Blvd. Suite 200-166
Phoenix, Arizona  85028

James A. Joyce (5)(6)(7)(8)                           7,288,243       14.88%

Estate of Allan S. Bird (4)(7)                        3,690,214        8.14%
PO Box 371179
Las Vegas, Nevada 89137

Richard H. Tullis (5)(6)(7)(9)                        2,541,100        5.72%

Phillip A. Ward (15)                                  3,209,992        7.26%
P.O. Box 3322
Rancho Santa Fe, CA 92067 (7)

Fusion Capital Fund II, LLC (11)                      3,258,333        7.69%
222 Merchandise Mart Plaza, Suite 9-112
Chicago, IL 60654

Edward G. Broenniman (6)(12)                          1,437,224        3.32%

Franklyn S. Barry, Jr. (6)(13)                        1,108,010        2.58%


Harold H. Handley (5)(14)                               333,334        0.78%


Directors and executive officers, as a group         12,707,911       24.08%
  (5 members)


(1) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act and is generally determined by voting power and/or investment power with respect to securities. Except as indicated by footnote and subject to community property laws where applicable, the Company believes the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each shareholder is 3030 Bunker Hill Street, Suite 4000, San Diego, CA 92109.

(2) A person is deemed to be the beneficial owners of securities that can be acquired by such person within 60 days from September 19, 2008 upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from September 19, 2008 have been exercised.

(3)      Assumes 42,378,418 shares of Common Stock outstanding at September 19,
         2008.

(4) Includes shares issuable upon conversion of convertible notes and exercise of warrants held by the Ellen R. Weiner Family Revocable Trust (the "Trust") and the Estate of Allan S. Bird (the "Estate"). Beneficial ownership is limited to the extent that such conversion or exercise would cause the aggregate number of shares of common stock beneficially owned by either to exceed 9.9%. Accordingly, beneficial ownership for the Trust does not reflect 7,954,359 shares underlying convertible notes and warrants that would cause the number of shares beneficially owned by the Trust to exceed 9.9%. The Trust owns a convertible promissory note in the principal amount of $660,000 convertible at $0.20 per share, a Class A Interest Warrant for 1,128,788 shares exercisable at $0.20 per share, a Class A-1 Damages Warrant for 511,621 shares exercisable at $0.40 per share, a Class A Principal Warrant for 3,800,000 shares exercisable at $0.20 per share and a Warrant for accrued interest and damages for 708,950 shares exercisable at $0.20 per share. The Estate owns a convertible promissory note in the principal amount of $225,000 convertible at $0.20 per share, a Class A Interest Warrant for 326,799 shares exercisable at $0.20 per share, a Class A-1 Damages Warrant for 151,621 shares exercisable at $0.40 per share, a Class A Principal Warrant for 1,125,000 shares exercisable at $0.20 per Share and a Warrant for accrued interest and damages for 241,688 shares exercisable at $0.20 per share. Mr. Bird was Ms. Weiner's father-in-law. The Ellen R. Weiner Family Trust disclaims any beneficial ownership of Mr. Bird's notes, associated warrants and underlying common stock. The Estate of Mr. Bird disclaims any beneficial ownership of such Trust's notes and associated warrants.

(5)      Executive officer.

(6)      Director.

(7)      More-than-5% shareholder.

(8) Includes options to purchase 2,231,100 restricted common shares at $0.38 and options to purchase 2,857,143 restricted common shares at $0.21. Also includes 1,500,000 options to purchase restricted common shares at $0.36. Mr. Joyce also owns options to purchase 1,000,000 restricted common shares at $0.36 which are not yet vested.

(9) Includes 250,000 stock options exercisable at $1.90 per share, 30,000 stock options exercisable at $2.56 per share and 1,734,350 stock options with an exercise price of $0.38 per share. Dr. Tullis also owns options to purchase 750,000 restricted common shares at $0.41 which are not yet vested.

(11) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this prospectus.

(12) Includes 53,885 common shares owned by Mr. Broenniman's wife and options to purchase 2,500 shares at an exercise price of $3.00, 3,000 shares at an exercise price of $1.78, 514,550 shares at an exercise price of $0.38 and 335,000 shares at an exercise price of $0.41. Mr. Broenniman also owns options to purchase 165,000 shares at $0.41 which are not yet vested.

(13) Includes 1,867 stock options with an exercise price of $1.84 and 264,550 stock options with an exercise price of $0.38 and 335,000 shares at an exercise price of $0.41. Mr. Barry also owns options to purchase 165,000 shares at $0.41 which are not yet vested.

(14) Includes 333,334 stock options with an exercise price of $0.27. Dr. Handley also owns options to purchase 166,666 restricted common shares at $0.27 which are not yet vested.

(15) Includes warrants to purchase 100,000 shares of common stock at an exercise price of $0.50; warrants to purchase 55,555 shares of common stock at an exercise price of $0.90; warrants to purchase 90,000 shares of common stock at an exercise price of $0.34; warrants to purchase 100,000 shares of common stock at an exercise price of $0.17; warrants to purchase 555,556 shares of common stock at an exercise price of $0.18; warrants to purchase 555,556 shares of common stock at an exercise price of $0.18; warrants to purchase 194,118 shares of common stock at an exercise price of $0.17; and warrants to purchase 194,118 shares of common stock at an exercise price of $0.17.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

         Described below are certain transactions or series of transactions between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in amounts that exceed $60,000 for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under "Executive Compensation."

         On November 14, 2006, in exchange for $100,000, the Company issued to the Phillip A Ward Trust 555,556 restricted shares of common stock. In addition, the Company issued an initial five-year non-cashless warrant to purchase 555,556 restricted shares of common stock at an exercise price of $0.18. In the event that the initial warrant is exercised, the holder will receive an additional five-year non-cashless warrant to purchase 555,556 restricted shares of common stock at an exercise price of $0.18.

         On December 15, 2006, the Company issued a $33,000 10% Convertible Note, due March 15, 2007 to the Phillip A Ward Trust. The note is presently in default and since March 15, 2007 has accrued interest at 15%. The face value of the note is convertible into 194,118 restricted shares of common stock. In addition, the Company issued an initial five-year non-cashless warrant to purchase 194,118 restricted shares of common stock at an exercise price of $0.17. In the event that the initial warrant is exercised, the holder will receive an additional five-year non-cashless warrant to purchase 194,118 restricted shares of common stock at an exercise price of $0.17. In May 2008, we agreed to issue 232,033 shares of common stock to the Phillip A Ward Trust to convert the $33,000 principal balance and $6,325 of accrued interest of the 10% convertible note to equity.

         On July 13, 2007, in exchange for $60,000, the Company issued the Phillip A Ward Trust a 12% Convertible Note, with accrued interest due at Maturity on July 13, 2008. The face value of the note is convertible at a $0.50 conversion price into 120,000 restricted shares of common stock. This note was repaid in cash in February 2008.

         From July 11, 2005 through December 15, 2005, the Company received $760,000 From the Ellen R. Weiner Family Revocable Trust and $225,000 from Allan
S. Bird (the "Noteholders") as a portion of a $1.0 Promissory Note (the "Notes")funding. The Promissory Notes accrued interest at the rate of 10% per annum and originally matured on January 2, 2007. Effective March 22, 2007, the Company entered into Allonges with the Noteholders and amended and restated the Notes to extend the maturity date until January 2, 2008. The Notes were convertible into Units at any time prior to the maturity date at the conversion price of $0.20 per Unit. Each Unit was comprised of one share of the Company's common stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant"). Each Class A Warrant expired on January 2, 2011 and was exercisable to purchase one share of Common Stock at a price of $0.20 per share (the "Exercise Price"). If the Holder exercised Class A Warrants on or before July 3, 2008, the Company will issue the Holder one Class B Common Stock Purchase Warrant (the "Class B Warrant" and with the Class A Warrant, collectively, the "Warrants") for every two Class A Warrants exercised. Each Class B Warrant had a three-year term and was exercisable to purchase one share of Common Stock at a price equal to the greater of $0.20 per share or 75% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of the notice of conversion.

         On November 2007, the Company entered into Amended and Restated 10% Series A Convertible Promissory Notes (the "Amended Notes") with the holders of certain promissory notes previously issued by the Company (the "Prior Notes"), and all amendments to the Prior Notes, including on March 5, 2007.

         The Amended Notes, in the principal amount of $1,000,000, are convertible into an aggregate of 5,000,000 shares of the Company's Common Stock and mature on February 15, 2009. The Amended Notes provide for the payment of accrued and default interest through December 31, 2007 in the aggregate amount of $295,248 to be paid in units ("Units") at a fixed rate of $0.20 per Unit, each Unit consisting of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant") to purchase one share of the Company's Common Stock at a fixed exercise price of $0.20 per share. If the Holders exercise the Class A Warrants on or before February 15, 2010, the Company will issue them one Class B Common Stock Purchase Warrant (the "Class B Warrant") for every two Class A Warrants exercised. The Class B Warrants will have a fixed exercise price of $0.60 per share.

         The Amended Notes also provided for the payment of liquidated damages through November 29, 2007 in the aggregate amount $269,336 to be paid in units ("Damages Units") at a fixed rate of $0.40 per Damages Unit, each Damages Unit consisting of one share of the Company's Common Stock and one Class A-1 Common Stock Purchase Warrant (the "Class A-1 Warrant") to purchase one share of the Company's Common Stock at a fixed exercise price of $0.40 per share. If the Holders exercise the Class A-1 Warrants on or before February 15, 2010, the Company will issue them one Class B-1 Common Stock Purchase Warrant (the "Class B-1 Warrant") for every two Class A-1 Warrants exercised. The Class B-1 Warrants will have a fixed exercise price of $0.40 per share.

         In addition, the Amended Notes provide for the issuance of Class A Principal Common Stock Purchase Warrants (the "Class A Principal Warrant") to purchase an aggregate of 5,000,000 shares of the Company's Common Stock on the same terms as the Class A Warrants.

         The following table summarizes the number of shares of the Company's Common Stock issuable upon the conversion of the Amended Notes or the exercise of the various warrants issued or issuable pursuant to the Amended Notes.


                  Note Conversion                    5,000,000
                  Accrued Interest                   1,476,242
                  Liquidated Damages                   673,340
                  Class A Warrants                   1,476,242
                  Class A-1 Warrants                   673,340
                  Class A Principal Warrants         5,000,000
                  Class B Warrants                     738,121
                  Class B-1 Warrants                   336,670
                                                    ----------
                  Total                             15,373,955
                                                    ==========

         The Company was obligated to register the shares underlying the Class A Warrants, the Class A-1 Warrants and the Class A Principal Warrants with the SEC by March 31, 2008, and the shares underlying the Class B Warrants and to register the Class B-1 Warrants with the SEC by the 30th day following the issuance date of such warrants. Since we failed to register the shares underlying those warrants by the required date, we are accruing damages on a monthly basis of approximately $15,000.

         For accounting purposes, the amendment of the 10% Series A Convertible Notes was treated as an extinguishment pursuant to EITF Issue No. 06-6. The changes in the note agreements, conversion feature and warrants were considered substantive as prescribed in that consensus. Consequently, at the amendment date the company initially recorded an estimated loss on extinguishment of $489,013 as follows:

   Reacquisition Price (Fair value of new notes and warrants)     $ 5,392,664

   Less amounts relieved at date of extinguishment:
   Carrying amount of the unamortized note                           (166,667)
   Carrying amount of derivative liability                         (4,172,400)
   Accrued interest and liquidated damages                           (564,584)
                                                                  -----------
       Loss on extinguishment                                     $   489,013
                                                                  ===========

         Subsequently, the Company engaged a third party valuation firm to value the various components of the amendment of the Series A Convertible Notes. As a result of that valuation, the Company recorded an additional $58,106 of loss on extinguishment of debt with the offset being recorded to additional paid-in capital.

         The new warrants issued in connection with the Amended Notes were evaluated pursuant to EITF Issue No. 00-19 and classified as equity instruments. In connection with the new warrants, the Company recorded $4,392,664 as an increase to additional paid in capital, based on the estimated fair value at issuance. The amended conversion feature contains a beneficial conversion at the date of the Amended Notes; consequently, the Company recorded a discount of $1,000,000 against the notes and a corresponding increase in additional paid in capital. Through March 31, 2007, the Company amortized approximately $69,000 of such discount into interest expense using the effective interest method.

         In January 2008, one of the holders of the Amended Notes requested the conversion of $100,000 into our common stock at the agreed conversion rate of $0.20 per share and, as a result, we issued 500,000 shares of common stock to convert the $100,000 note.

         On July 30, 2008, the holders of the 10% Amended Series A Convertible Notes notified us that we were in default on the notes due to our failure to register the warrants by March 31, 2008 and for failing to make required interest payments. We are currently negotiating potential ways to cure the default with the holders of the Amended Series A Convertible Notes.

         In May 2008, we entered into a Private Placement Agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital"), for the sale of 1,000,000 shares of our common stock for an aggregate purchase price of $500,000.00. There were no placement agent or other similar fees paid or payable in connection with this private placement. We did not grant any registration rights or issue any warrants in connection with this transaction. The Private Placement Agreement does not contain any anti-dilution provisions, price reset provisions, negative covenants or restrictions on future fundings.

         On March 21, 2007, we entered into a common stock purchase agreement (the "Purchase Agreement") with Fusion Capital for the purchase of up to $8.4 million of our common stock. On May 1, 2008, we entered into a Mutual Termination Agreement with Fusion Capital to terminate the Purchase Agreement and all of each party's rights and obligation to buy and sell shares of common stock thereunder. The SEC did not declare effective the registration statement related to the Purchase Agreement which we withdrew in connection with the termination of the Purchase Agreement. There were no costs or fees paid or payable by either party in connection with the termination of the Purchase Agreement.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

         The following discussion of our financial condition and results of operations should be read in conjunction with, and is qualified in its entirety by the consolidated financial statements and notes thereto for the year ended March 31, 2008 and for the quarter ended June 30, 2008, included in this Registration Statement beginning on pages F-1 to F-71. This Registration Statement contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those indicated in such forward-looking statements.

FORWARD LOOKING STATEMENTS

         This prospectus, including the sections titled "Prospectus Summary" and "Risk Factors" and other sections, contains certain statements that constitute "forward-looking statements". These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as "SEEK", "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "INTEND", "PLAN", "BUDGET", "PROJECT", "MAY BE", "MAY CONTINUE", "MAY LIKELY RESULT", and similar expressions. When reading any forward looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

         o whether or not markets for our products develop and, if they do develop, the pace at which they develop;

         o our ability to attract and retain the qualified personnel to implement our growth strategies,

         o our ability to obtain approval from the Food and Drug Administration for our products;

         o our ability to protect the patents on our proprietary technology;

         o our ability to fund our short-term and long-term financing needs;

         o        changes in our business plan and corporate strategies; and

         o other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned "RISK FACTORS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

         Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2008 COMPARED TO THE THREE MONTHS ENDED JUNE 30,
2007

Operating Expenses

         Consolidated operating expenses for the three months ended June 30, 2008 were $623,659 in comparison with $871,273 for the comparable quarter a year ago. This decrease of $247,614, or 28%, was due to a decrease in Payroll & Related expenses of $168,423 a decrease in general and administrative expenses of $52,061 and a decrease in professional fees of $27,130.

         The $168,423 decrease in payroll and related expenses was due to a $214,009 decrease in non-cash stock compensation expense. Without that non-cash expense, our payroll and related expenses would have increased by $45,586.

         The $52,062 decrease in general and administrative expenses was due primarily to decrease in lab supplies of $46,371.

         Our professional fees decreased due to reduced use of investor relations of $31,325, legal fees of $16,547 and scientific consulting fees of $12,500 partially offset by an increase in accounting fees of $33,799.

Other Expenses (Income)

         Other expenses (income) consist primarily of the change in the fair value of our warrant liability, interest expense and other expense. Other expenses for the three months ended June 30, 2008 were $375,156 in comparison with other income of $335,074 for the comparable quarter a year ago. Both periods included non-cash income from the change in the fair value of warrant liability. For the three months ended June 30, 2008, the change in estimated fair value was $187,692 and for the three months ended June 30, 2007, the change in estimated fair value was $421,775.

         Interest expense was $562,848 for the three months ended June 30, 2008 compared to $86,701, an increase of $476,147. The largest component of our interest expense in the three months ended June 30, 2008 was the amortization of debt discount of $463,178 that arose from the valuation of any warrants or beneficial conversion feature associated with a debt instrument. That value was recorded as a discount against the face value of the notes and then amortized over the term of the notes. We had no such amortization of debt discount in the three months ended June 30, 2007. We also incurred $38,250 in amortization of deferred financing costs related to our recent debt financings while we had no such amortization of deferred financing costs in the three months ended June 30, 2007. The amortization of deferred financing costs is calculated using the effective interest method.

Net Loss

         As a result of the increased expenses noted above, we recorded a consolidated net loss of approximately $1,000,000 and $536,000 for the quarters ended June 30, 2008 and 2007, respectively.

         Basic and diluted loss per common share were ($0.03) for the three month period ended June 30, 2008 compared to ($0.02) for the period ended June 30, 2008. This increase in loss per share was primarily a result of the higher net loss during the three month period ended June 30, 2008, as compared to the three month period ended June 30, 2007.

LIQUIDITY AND CAPITAL RESOURCES

         To date, we have funded our capital requirements for the current operations from net funds received from the public and private sale of debt and equity securities, as well as from the issuance of common stock in exchange for services. Our cash position at June 30, 2008 was approximately $157,000 compared to approximately $255,000, at March 31, 2008, representing a decrease of approximately $98,000. During the three months ended June 30, 2008, operating activities used net cash of approximately $598,000, while we received $500,000 from financing activities from the issuance of common stock and convertible notes.

         During the three month period ended June 30, 2008, net cash used in operating activities was approximately ($598,000) and resulted from the approximate net loss of $999,000, the change in the estimated fair value of warrant liability of approximately $188,000 and a reduction of due to related parties of approximately $28,000. These were offset principally by the amortization of note discount of $501,000, fair market value of common stock of approximately $25,000 issued in payment for services and approximately $69,000 in stock-based compensation and an increase in accounts payable and accrued liabilities of approximately $16,000.

         A decrease in working capital during the three months ended June 30, 2008 in the amount of approximately $360,000 changed our negative working capital position to approximately ($3,841,000) at June 30, 2008 from a negative working capital of approximately ($3,481,000) at March 31, 2008.

         Our current deficit in working capital requires us to obtain funds in the short-term to be able to continue in business, and in the longer term to fund research and development on products not yet ready for market. Subsequent to June 30, 2008, we raised an additional $370,000 through the sale to accredited investors of convertible notes and warrants and we continue to seek additional financing.

         Our operations to date have consumed substantial capital without generating revenues, and will continue to require substantial capital funds to conduct necessary research and development and pre-clinical and clinical testing of Hemopurifier(R) products, and to market any of those products that receive regulatory approval. We do not expect to generate revenue from operations for the foreseeable future, and our ability to meet our cash obligations as they become due and payable is expected to depend for at least the next several years on our ability to sell securities, borrow funds or a combination thereof. Our future capital requirements will depend upon many factors, including progress with pre-clinical testing and clinical trials, the number and breadth of our programs, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments, and our ability to establish collaborative arrangements, effect successful commercialization strategies, marketing activities and other arrangements. We expect to continue to incur increasing negative cash flows and net losses for the foreseeable future, and presently require a minimum of $186,000 per month to sustain operations.

         On July 30, 2008, the holders of the 10% Amended Series A Convertible Notes notified us that we were in default on the notes due to our failure to register the warrants by March 31, 2008 and for failing to make required interest payments. We are currently negotiating potential ways to cure the default with the holders of the Amended Series A Convertible Notes.

         On September 5, 2008, two notes payable in the aggregate amount of $594,000 matured. We currently in negotiations to extend those notes but there can be no assurance that such extension will be obtained on terms acceptable to us or at all.

         As of June 30, 2008, we had accrued penalties of $331,900 due to the failure to file a registration statement. The terms of such damages vary between 1% and 2% per month of the amount invested depending on the financing. We are currently accruing damages at a rate of $38,600 per month.

         We do not believe that inflation has had or is likely to have any material impact on our limited operations.

         At the date of this filing, we plan to purchase significant amounts of equipment and hire significant numbers of employees subject to successfully raising additional capital.

PLAN OF OPERATION

         We are a development stage medical device company that has not yet engaged in significant commercial activities. The primary focus of our resources is the advancement of our proprietary Hemopurifier(R) platform treatment technology, which is designed to rapidly reduce the presence of infectious viruses and toxins in human blood. Our focus is to prepare our Hemopurifier(R) to treat chronic viral conditions, acute viral conditions and viral-based bioterror threats in human clinical trials.

         We plan to continue research and development activities related to our Hemopurifier(R) platform technology, with particular emphasis on the advancement of our treatment for "Category A" pathogens as defined by the Federal Government under Project Bioshield and the All Hazards Preparedness Act of 2006. The Company has filed an Investigational Device Exemption ("IDE") with the FDA in order to proceed with Human safety studies of the Hemopurifier(R). Such studies, complemented by planned IN VIVO and appropriate animal IN VITRO studies should allow us to proceed to the Premarket Approval ("PMA") process. The PMA process is the last major FDA hurdle in determining the safety and effectiveness of Class III medical Devices (of which the Hemopurifier(R) is one).

         Subject to the availability of working capital, we anticipate continuing to increase spending on research and development over the next 12 months. Additionally, associated with our anticipated increase in research and development expenditures, we anticipate purchasing additional amounts of equipment during this period to support our laboratory and testing operations. Operations to date have consumed substantial capital without generating revenues, and will continue to require substantial and increasing capital funds to conduct necessary research and development and pre-clinical and clinical testing of our Hemopurifier(R) products, as well as market any of those products that receive regulatory approval. We do not expect to generate revenue from operations for the foreseeable future, and our ability to meet our cash obligations as they become due and payable is dependent for at least the next several years on our ability to sell securities, borrow funds or a combination thereof. Future capital requirements will depend upon many factors, including progress with pre-clinical testing and clinical trials, the number and breadth of our clinical programs, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments, as well as our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements. We expect to continue to incur increasing negative cash flows and net losses for the foreseeable future.

GOING CONCERN

         Our independent registered public accounting firm has stated in their audit report on our March 31, 2008 consolidated financial statements that we have a working capital deficiency and a significant deficiency accumulated during the development stage. These conditions, among others, raise substantial doubt about our ability to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

         The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of expenses during the reporting period. On an ongoing basis, we evaluate estimates and assumptions based upon historical experience and various other factors and circumstances. We believe our estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions.

         We believe that the estimates and assumptions that are most important to the portrayal of our financial condition and results of operations, in that they require the most difficult, subjective or complex judgments, form the basis for the accounting policies deemed to be most critical to us. These critical accounting policies relate to measurement of stock purchase warrants issued with notes payable, beneficial conversion feature of convertible notes payable, impairment of intangible assets and long lived assets, stock compensation, and the classification of warrant obligations, and evaluation of contingencies. We believe estimates and assumptions related to these critical accounting policies are appropriate under the circumstances; however, should future events or occurrences result in unanticipated consequences, there could be a material impact on our future financial conditions or results of operations.

         There have been no changes to our critical accounting policies as disclosed in our Form 10-KSB for the year ended March 31, 2008 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2008.

OFF-BALANCE SHEET ARRANGEMENTS

         There are no guarantees, commitments, lease and debt agreements or other agreements that could trigger an adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION FOR THE FISCAL YEARS ENDED MARCH 31, 2008 AND 2007

         The following discussion and analysis should be read in conjunction with the consolidated Financial Statements and Notes thereto appearing elsewhere in this report.

Operating Expenses

         Consolidated operating expenses were $2,892,588 for the fiscal year ended March 31, 2008, versus $2,084,254 for the comparable period one year ago. The net increase of $808,334 was comprised of increases in payroll expense of $474,759, professional fees of $305,265 and general and administrative expense of $28,310.

         Payroll and related expenses increased by $474,759 as compared to the prior fiscal year. The increase was principally driven by an increase in stock compensation expense of $487,093 due to the recognition of expense related to the amortization of stock options vesting during the fiscal year ended March 31, 2008. Additionally, research and development payroll increased by $68,854 due to the hiring of our new president (whose duties are primarily development-related) and a result of increases in senior management salaries. Administrative payroll decreased by $45,694 because of turnover in our financial department. Finally, due to the change in the mix of payroll expenses, payroll taxes decreased by $563.

         Professional fees increased by $305,265. This increase was driven by a $303,274 increase in legal fees and a $109,520 increase in accounting-related fees. Those fees were partially offset by a $51,732 reduction in investor relations fees, a $32,821 reduction in scientific consulting fees and a $8,987 decrease in website-related professional fees.

         General and administrative expenses increased by $28,310. This increase is comprised of increases in lab supplies of $80,222, lab fees of $7,005, which were partially offset by a number of general and administrative expenses that decreased.

Other Expenses

         In the fiscal year ended March 31, 2008, we recognized a $547,119 non-cash loss on extinguishment of debt that arose out of the restructuring of $1,000,000 in convertible notes. In the fiscal year ended March 31, 2007, we recognized a $1,216,748 non-cash loss on the extinguishment of debt as a result of the issuance of Allonges to our 10% Series A Convertible Notes.

         In addition, we recognized $637,179 in non-cash income related to warrant liability revaluation in comparison to the prior fiscal year when $2,112,575 in non-cash expense was recognized to reflect the change in fair value of the warrants that were classified as derivative liabilities under EITF Issue No. 00-19.

         The combination of interest expenses and other expense increased by $726,768 due to the high level of amortization of discounts associated with several short-term notes that we entered into during the fiscal year ended March 31, 2008 and as a consequence of the full amortization of beneficial conversion feature discount associated with convertible notes outstanding in the prior fiscal year. We recognized approximately $386,000 in liquidated damages associated with the failure to register shares in the fiscal year ended March 31, 2008 compared to approximately $220,000 in the prior fiscal year.

PLAN OF OPERATION

         We are a development stage medical device company that has not yet engaged in significant commercial activities. The primary focus of our resources is the advancement of our proprietary Hemopurifier(R) platform treatment technology, which is designed to rapidly reduce the presence of infectious viruses and toxins in human blood. Our focus is to prepare our Hemopurifier(R) to treat chronic viral conditions, acute viral conditions and viral-based bioterror threats in human clinical trials.

         Our current plan of operation is to fund our anticipated increased research and development activities and operations for the near future by raising funds through the sale of private equity or debt. Based on our projections of additional resources required for operations and to complete research, development and testing associated with our Hemopurifier(R) products, we anticipate that we will need to raise additional capital to continue our operations over the next twelve months. However, there can be no assurance that we will be able to arrange such financing on acceptable terms, or at all.

         We plan to continue research and development activities related to our Hemopurifier(R) platform technology, with particular emphasis on the advancement of our treatment for "Category A" pathogens as defined by the Federal Government under Project Bioshield and the All Hazards Preparedness Act of 2006. The Company has filed an Investigational Device Exemption ("IDE") with the FDA in order to proceed with human safety studies of the Hemopurifier(R). Such studies, complemented by planned IN-VIVO and appropriate animal IN VITRO studies should allow the Company to proceed to Premarket Approval ("PMA") process. The PMA process is the last major FDA hurdle in determining the safety and effectiveness of Class III Medical Devices (of which the Hemopurifier(R) is one).

         We anticipate continuing to increase spending on research and development over the next 12 months. Additionally, associated with our anticipated increase in research and development expenditures, we anticipate purchasing additional amounts of equipment during this period to support our laboratory and testing operations. Operations to date have consumed substantial capital without generating revenues, and will continue to require substantial and increasing capital funds to conduct necessary research and development and pre-clinical and clinical testing of our Hemopurifier(R) products, as well as market any of those products that receive regulatory approval. We do not expect to generate revenue from operations for the foreseeable future, and our ability to meet our cash obligations as they become due and payable is expected to depend for at least the next several years on our ability to sell securities, borrow funds or a combination thereof. Future capital requirements will depend upon many factors, including progress with pre-clinical testing and clinical trials, the number and breadth of our clinical programs, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments, as well as management's ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements. We expect to continue to incur increasing negative cash flows and net losses for the foreseeable future.

CONVERTIBLE NOTES PAYABLE AND WARRANTS

         On November 2007, the Company entered into Amended and Restated 10% Series A Convertible Promissory Notes (the "Amended Notes") with the holders of certain promissory notes previously issued by the Company (the "Prior Notes"), and all amendments to the Prior Notes, including on March 5, 2007.

         The Amended Notes, in the principal amount of $1,000,000, are convertible into an aggregate of 5,000,000 shares of the Company's Common Stock and mature on February 15, 2009. The Amended Notes provide for the payment of accrued and default interest through December 31, 2007 in the aggregate amount of $295,248 to be paid in units ("Units") at a fixed rate of $0.20 per Unit, each Unit consisting of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant") to purchase one share of the Company's Common Stock at a fixed exercise price of $0.20 per share. If the Holders exercise the Class A Warrants on or before February 15, 2010, the Company will issue them one Class B Common Stock Purchase Warrant (the "Class B Warrant") for every two Class A Warrants exercised. The Class B Warrants will have a fixed exercise price of $0.60 per share.

         The Amended Notes also provided for the payment of liquidated damages through November 29, 2007 in the aggregate amount $269,336 to be paid in units ("Damages Units") at a fixed rate of $0.40 per Damages Unit, each Damages Unit consisting of one share of the Company's Common Stock and one Class A-1 Common Stock Purchase Warrant (the "Class A-1 Warrant") to purchase one share of the Company's Common Stock at a fixed exercise price of $0.40 per share. If the Holders exercise the Class A-1 Warrants on or before February 15, 2010, the Company will issue them one Class B-1 Common Stock Purchase Warrant (the "Class B-1 Warrant") for every two Class A-1 Warrants exercised. The Class B-1 Warrants will have a fixed exercise price of $0.40 per share.

         In addition, the Amended Notes provide for the issuance of Class A Principal Common Stock Purchase Warrants (the "Class A Principal Warrant") to purchase an aggregate of 5,000,000 shares of the Company's Common Stock on the same terms as the Class A Warrants.

         The following table summarizes the number of shares of the Company's Common Stock issuable upon the conversion of the Amended Notes or the exercise of the various warrants issued or issuable pursuant to the Amended Notes.


                  Note Conversion                    5,000,000
                  Accrued Interest                   1,476,242
                  Liquidated Damages                   673,340
                  Class A Warrants                   1,476,242
                  Class A-1 Warrants                   673,340
                  Class A Principal Warrants         5,000,000
                  Class B Warrants                     738,121
                  Class B-1 Warrants                   336,670
                                                    ----------
                  Total                             15,373,955
                                                    ==========

         The Company was obligated to register the shares underlying the Class A Warrants, the Class A-1 Warrants and the Class A Principal Warrants with the SEC by March 31, 2008, and the shares underlying the Class B Warrants and to register the Class B-1 Warrants with the SEC by the 30th day following the issuance date of such warrants. Since we failed to register the shares underlying those warrants by the required date, we are accruing damages on a monthly basis of approximately $15,000.

         For accounting purposes, the amendment of the 10% Series A Convertible Notes was treated as an extinguishment pursuant to EITF Issue No. 06-6. The changes in the note agreements, conversion feature and warrants were considered substantive as prescribed in that consensus. Consequently, at the amendment date the company initially recorded an estimated loss on extinguishment of $489,013 as follows:

   Reacquisition Price (Fair value of new notes and warrants)     $ 5,392,664

   Less amounts relieved at date of extinguishment:
   Carrying amount of the unamortized note                           (166,667)
   Carrying amount of derivative liability                         (4,172,400)
   Accrued interest and liquidated damages                           (564,584)
                                                                  -----------
       Loss on extinguishment                                     $   489,013
                                                                  ===========

         Subsequently, the Company engaged a third party valuation firm to value the various components of the amendment of the Series A Convertible Notes. As a result of that valuation, the Company recorded an additional $58,106 of loss on extinguishment of debt with the offset being recorded to additional paid-in capital.

         The new warrants issued in connection with the Amended Notes were evaluated pursuant to EITF Issue No. 00-19 and classified as equity instruments. In connection with the new warrants, the Company recorded $4,392,664 as an increase to additional paid in capital, based on the estimated fair value at issuance. The amended conversion feature contains a beneficial conversion at the date of the Amended Notes; consequently, the Company recorded a discount of $1,000,000 against the notes and a corresponding increase in additional paid in capital. Through March 31, 2007, the Company amortized approximately $69,000 of such discount into interest expense using the effective interest method.

         In January 2008, one of the holders of the Amended Notes requested the conversion of $100,000 into our common stock at the agreed conversion rate of $0.20 per share and, as a result, we issued 500,000 shares of common stock to convert the $100,000 note.

         In March 2008, a noteholder converted a $150,000 note to common stock at the agreed conversion rate of $0.25 per share along with accumulated interest of approximately $66,000.

$495,000 NOTE WITH WARRANTS FINANCING

         On December 5, 2007, the Company entered into a Subscription Agreement with two accredited investors pursuant to which the Company issued and sold promissory notes in the principal amount of $495,000 and three-year warrants to purchase an aggregate of 1,485,000 shares of the Registrant's common stock at a fixed exercise price of $0.50 per share. The promissory notes bear interest compounded monthly at the annual rate of eight percent (8%) and mature on September 5, 2008. The net proceeds to the Company were $440,000.

         The warrants associated with this financing did not meet all of the conditions required for equity classification under EITF Issue No. 00-19; consequently, the warrants (with an estimated fair value of $693,050) were accounted for as derivative liabilities at issuance. The Company revalued the warrants at December 31, 2007 and again at March 31, 2008 and the resulting aggregate reduction in the estimated fair value of $252,895 was recorded to income from change in fair value of warrant liability.

         On September 5, 2008, the notes matured. The Company is currently in negotiations to extend those notes but there can be no assurance that such extension will be obtained on terms acceptable to the Company or at all.


$220,000 NOTE WITH WARRANTS FINANCING

         On January 18, 2008, the Company entered into a Subscription Agreement with an accredited investor pursuant to which the Company issued and sold promissory notes in the principal amount of $220,000 and three-year warrants to purchase an aggregate of 660,000 shares of the Registrant's common stock at a fixed exercise price of $0.50 per share. The promissory note bear interest compounded monthly at the annual rate of nine percent (9%) and matures on October 19, 2008. The net proceeds to the Company were $220,000.

         The warrants associated with this financing did not meet all of the conditions required for equity classification under EITF Issue No. 00-19; consequently, the warrants (with an estimated fair value of $222,450) were accounted for as derivative liabilities at issuance. The Company revalued the warrants at March 31, 2008 and the resulting aggregate reduction in the estimated fair value of $27,060 was recorded to income from change in fair value of warrant liability.

SECURITIES ISSUED FOR SERVICES

         We have issued securities in payment of services to reduce our obligations and to avoid using our cash resources. In the year ended March 31, 2008 we issued 589,350 common shares for services of which 223,187 were unregistered. We also issued 250,000 under a stock option exercise by one of our directors restricted common shares for payment of accrued liabilities, 1,365,500 for the retirement of notes payable, 90,000 for investor communications services, 15,152 for licensing rights and 49,414 in exchange for the conversion of Warrants. Included in the 589,350 common shares issued for services are 366,163 shares, registered under a Form S-8 registration statement, which were issued as follows: 263,057 for scientific and regulatory consulting and 103,106 for legal expense The average price discount of common shares issued for these services, weighted by the number of shares issued for services in this period, was approximately 12.8%.

SECURITIES ISSUED FOR DEBT

         We have also issued securities for debt to reduce our obligations to avoid using our cash resources. In the fiscal year ended March 31, 2008 we issued 1,365,500 restricted common shares for repayment in full of notes, including accrued interest in the aggregate amount of $66,375. The price discount of the common stock issued for debt was approximately 59.3%

PROSPECTS FOR DEBT CONVERSION

         We seek, where possible, to convert our debt and accounts payable to stock and/or warrants in order to reduce our cash liabilities. Our success at accomplishing this depends on several factors including market conditions, investor acceptance and other factors, including our business prospects.

GOING CONCERN

         Our independent registered public accounting firm has stated in their audit report on our March 31, 2008 consolidated financial statements that we have a working capital deficiency and a significant deficiency accumulated during the development stage. These conditions, among others, raise substantial doubt about our ability to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions affect the reported amounts of expenses during the reporting period. On an ongoing basis, the Company evaluates estimates and assumptions based upon historical experience and various other factors and circumstances. Management believes the Company's estimates and assumptions are reasonable in the circumstances; however, actual results may differ from these estimates under different future conditions. The Company believes that the estimates and assumptions that are most important to the portrayal of the Company's financial condition and results of operations, in that they require the most difficult, subjective or complex judgments, form the basis for the accounting policies deemed to be most critical to us. These critical accounting policies relate to stock purchase warrants issued with notes payable, beneficial conversion feature of convertible notes payable, impairment of intangible assets and long lived assets, stock compensation, contingencies and litigation. We believe estimates and assumptions related to these critical accounting policies are appropriate under the circumstances; however, should future events or occurrences result in unanticipated consequences, there could be a material impact on the Company's future financial conditions or results of operations.

Long-Lived Assets

         SFAS No.144 ("SFAS 144"), "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS 144 also requires companies to separately report discontinued operations and extends that reporting requirement to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. Management noted no indicators requiring review for impairment during the fiscal year ended March 31, 2008.

Stock Purchase Warrants Issued with Notes Payable

         The Company granted warrants in connection with the issuance of certain notes payable. Under Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants," the relative estimated fair value of such warrants represents a discount from the face amount of the notes payable. Such discounts are amortized to interest expense over the term of the notes.

Derivatives

         In the fiscal year ending March 31, 2006, the Company was obligated to register for resale the shares underlying warrants in connection with the issuance of its 10% Series A Convertible Promissory Notes. In accordance with Emerging Issues Task Force ("EITF") No. 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Stock," the value of the warrants were recorded as a liability until the registration became effective on January 20, 2006. At that time the Company determined the fair value of these warrants and recorded an additional non-cash expense of $363,875. Coincident with this valuation, the derivative liability balance was reclassified to equity.

        On or about March 13, 2007, the Company determined that the effectiveness of the registration statement underlying the conversion and warrant shares associated with the 10% Series A Promissory Notes had lapsed on October 27, 2006. In accordance with EITF No. 00-19, the Company reversed the accounting effect of the prior registration effectiveness and reduced additional paid-in-capital by $1,090,000 and recorded a warrant liability of like amount. Between October 27, 2006 and March 22, 2007 (when the debt was effectively extinguished), the Company recorded an additional expense related to the change in the fair value of the associated warrant liability of $1,969,450.

Beneficial Conversion Feature of Notes Payable

         The convertible feature of certain notes payable provides for a rate of conversion that is below market value. Such feature is normally characterized as a "Beneficial Conversion Feature" ("BCF"). Pursuant to EITF Issue No. 98-5, "Accounting for Convertible Securities With Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and EITF No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," the estimated fair value of the BCF is recorded in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are amortized to interest expense over the term of the notes.

Accounting for Transactions involving Stock Compensation

         In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123 and supersedes APB 25. As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value model of APB 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method.

         Registrants are required to apply SFAS No. 123-R in the first interim or annual reporting period of the registrant's first fiscal year that begins after December 15, 2005. Thus, the Company's consolidated financial statements reflect an expense for (a) all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased on or after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value. The Company adopted SFAS No. 123-R in the first fiscal quarter of 2007. For the fiscal year ended March 31, 2008, the Company recognized $487,093 of share-based compensation.

OFF-BALANCE SHEET ARRANGEMENTS

         We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

                                LEGAL PROCEEDINGS

         We may be involved from time to time in various claims, lawsuits, disputes with third parties or breach of contract actions incidental to the normal course of business operations. We are not aware of any material pending legal proceedings involving our Company.

                            DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital consists of 100,000,000 shares of common stock, par value $0.001 per share (these shares are referred to in this prospectus as "Common Shares"). As of September 19, 2008, there were issued and outstanding 42,378,418 common shares.

COMMON SHARES

         Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders. Upon the liquidation, dissolution, or winding up of our Company, our common shareholders will be entitled to share ratably in all of the assets which are legally available for distribution, after payment of all debts and other liabilities. Our common shareholders have no preemptive, subscription, redemption or conversion rights. All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

OPTIONS AND WARRANTS CONVERTIBLE INTO COMMON SHARES

         As of September 19, 2008, there were outstanding common share purchase options entitling the holders to purchase 12,989,060 common shares at a weighted average exercise price of $0.38 per share and warrants entitling the holders to purchase up to 16,705,390 common shares at a weighted average exercise price of $0.34 per share.

                            EQUITY COMPENSATION PLANS

SUMMARY EQUITY COMPENSATION PLAN DATA

         The following table sets forth September 19, 2008 information on our equity compensation plans (including the potential effect of debt instruments convertible into common stock) in effect as of that date:

                                      (a)                          (b)                      (c)

Plan category               Number of securities to          Weighted-average         Number of securities
                            be issued upon exercise         exercise price of         remaining available
                            of outstanding options,          outstanding options,     for future issuance
                            warrants and rights (1)(2)     warrants and rights           under equity
                                                                                      compensation plans
                                                                                     (excluding securities
                                                                                      reflected in column
                                                                                             (a))
Equity compensation
plans approved by
security holders                     32,500                      $2.65                     467,500

Equity compensation
plans not approved by
security holders (1)             10,921,560                      $0.37                       N/A
                              -------------                      ------                    --------
            Totals               10,954,060                      $0.38                     467,500

(1) The description of the material terms of non-plan issuances of equity instruments is discussed in Notes 4, 5, 6 and 7 to the accompanying consolidated financial statements.

(2) Net of equity instruments forfeited, exercised or expired.

2000 STOCK OPTION PLAN

                          Number of
                        securities to be     Weighted average
                         issued upon         exercise price        Number of
                         exercise of          of outstanding       securities
                         outstanding             options,          remaining
                       options, warrants      warrants and        available for
   Plan Category           and rights           rights           future issuance
---------------------  -------------------  ------------------  ----------------
                              (a)                  (b)                 (c)
---------------------  -------------------  ------------------   ---------------
Equity compensation
plans approved by
security holders            32,500              $ 2.65               467,500
---------------------  -------------------  ------------------  ----------------
Equity compensation
plans not approved
by security holders             --                  --                    --
---------------------  -------------------  ------------------  ----------------
Total                       32,500              $ 2.65               467,500
---------------------  -------------------  ------------------  ----------------

Our 2000 Stock Option Plan (the "Plan"), adopted by us in August 2000, provides for the grant of incentive stock options (ISOs") to our full-time employees (who may also be directors) and nonstatutory stock options ("NSOs") to non-employee directors, consultants, customers, vendors or providers of significant services. The exercise price of any ISO may not be less than the fair market value of the Common Stock on the date of grant or, in the case of an optionee who owns more than 10% of the total combined voting power of all classes of our outstanding stock, not be less than 110% of the fair market value on the date of grant. The exercise price, in the case of any NSO, must not be less than 75% of the fair market value of the Common Stock on the date of grant. The amount reserved under the Plan is 500,000 options. At September 19, 2008, we had granted 32,500 options under the 2000 Stock Option Plan, with 467,500 available for future issuance.

2003 CONSULTANT STOCK PLAN

--------------------  -------------------  ------------------  -----------------
   Plan Category       Number of shares
                       of common stock      Weighted average    Number of common
                       available for        price of shares     shares remaining
                       issuance under       issued under the    available for
                        the plan            plan               future issuance
--------------------  -------------------  ------------------  -----------------
                             (a)                  (b)                    (c)
--------------------  -------------------  ------------------  -----------------
Equity compensation
plans approved by
security holders                --                   --                    --
--------------------  -------------------  ------------------  -----------------
Equity compensation
plans not approved
by security holders        5,000,000             $ 0.32             1,741,135
--------------------  -------------------  ------------------  -----------------
Total                      5,000,000             $ 0.32             1,741,135
--------------------  -------------------  ------------------  -----------------

         Our 2003 Consultant Stock Plan (the "Stock Plan"), adopted by us in August 2003, advances our interests by helping us obtain and retain the services of persons providing consulting services upon whose judgment, initiative, efforts and/or services we are substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of our capital stock. Consultants or advisors are eligible to receive grants under the plan program only if they are natural persons providing bona fide consulting services to us, with the exception of any services they may render in connection with the offer and sale of our securities in a capital-raising transaction, or which may directly or indirectly promote or maintain a market for our securities. The Stock Plan provides for the grants of common stock. No awards may be issued after the ten-year anniversary of the date we adopted the Stock Plan, the termination date for the plan.

         On March 29, 2004, we filed with the SEC a registration statement on Form S-8 for the purpose of registering 1,000,000 common shares issuable under the Stock Plan under the Securities Act of 1933.

         On August 29, 2005, we filed with the SEC a registration statement on Form S-8 for the purpose of registering 2,000,000 common shares issuable under The Stock Plan under the Securities Act of 1933.

         On August 9, 2007, we filed with the SEC a registration statement on Form S-8 for the purpose of registering 2,000,000 common shares issuable under The Stock Plan under the Securities Act of 1933.

         At March 31, 2008, 1,741,135 shares of common stock remain to be issued under the 2003 Consultant Stock Plan.

         STAND-ALONE GRANTS

         From time to time our board of directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans. The terms of these grants are individually negotiated.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

DESCRIPTION OF MARKET

         Our common shares are currently quoted on the OTCBB under the symbol "AEMD." Our Common Stock has had a limited and sporadic trading history. The following table sets forth the quarterly high and low bid prices for our common shares on the OTCBB for the periods indicated. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

                                                            BID PRICE
                                                      -----------------------
PERIOD                                                 HIGH          LOW
-----------------------------------------------------------------------------

2008:

Second Quarter                                          $0.61       $0.38
First Quarter                                            0.75        0.46

2007:
Fourth Quarter                                          $0.76       $0.49
Third Quarter                                            0.88        0.57
Second Quarter                                           0.79        0.55
First Quarter                                            0.84        0.25

2006:
Fourth Quarter                                           0.34        0.25
Third Quarter                                            0.34        0.19
Second Quarter                                           0.84        0.32
First Quarter                                            0.98        0.26

         There are approximately 147 record holders of our Common Stock at September 19, 2008. The number of registered shareholders includes an estimate of the number of beneficial owners of common shares held in street name. The transfer agent and registrar for our common stock is Computershare Trust Company, located in Denver, Colorado.

DIVIDEND POLICY

         We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

THE SELLING SHAREHOLDERS

         The following table sets forth the names of the selling shareholders who may sell their shares under this prospectus from time to time. No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

         The following table also provides certain information with respect to the selling shareholders' ownership of our securities as of September 19, 2008, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling shareholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus.

         Some of the selling shareholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling shareholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling shareholder.


                                                             NUMBER OF
                                                               SHARES                            NUMBER OF
                                                               OWNED           NUMBER OF       SHARES OWNED      PERCENT OWNED
                                                               BEFORE        SHARES BEING          AFTER             AFTER
NAME OF SELLING SHAREHOLDER                                   OFFERING          OFFERED        OFFERING (1)       OFFERING (2)

Alan Albrecht (3)                                              2,134,550           275,000         1,859,550          4.2%
Alpha Capital Anstalt (4)                                      1,237,500         1,237,500                 0           *
Leslie J. Armour Jr. (5)                                          30,000            10,000            20,000           *
Ashford Capital, LLC (6)                                         300,000           100,000           200,000           *
Nicholas Barham (7)                                              300,000           100,000           200,000           *
Estate of Allan S. Bird (8)                                    3,690,215         2,086,795         1,603,420          3.7%
Harold L. Brooks, Jr. (9)                                        315,000           105,000           210,000           *
Steve Brooks (10)                                                 75,000            25,000            50,000           *
Claypoole Capital LLC (11)                                        81,244            45,993            35,251           *
Gemini Master Fund, Ltd (12)                                   1,250,000           860,000           390,000           *
Wayne Hamersly (13)                                               75,000            25,000            50,000           *
Christian J. Hoffman (14)                                        162,487            91,985            70,502           *
Steven A. Jensen (15)                                             75,000            25,000            50,000           *
Van Louie (16)                                                    30,000            10,000            20,000           *
Kevin B Murphy (17)                                              250,000            50,000           200,000           *
Osher Capital Partners LLC (18)                                  247,500           247,500                 0           *
Donald W. Remlinger & Sharon A Remlinger (19)                    225,000            75,000           150,000           *
James Schoenike (20)                                              75,000            25,000            50,000           *
John A. Tujo & Christine F. Tujo JTWROS (21)                      60,000            20,000            40,000           *
UBS Jersey Nominees, Ltd (22)                                    300,000           100,000           200,000           *
Ellen R. Weiner Family Revocable Trust (23)                   12,298,718         6,858,309         5,440,409          9.9%
Mark Westman (24)                                                105,000            35,000            70,000           *
Zanett Opportunity Fund, Ltd (25)                                300,000           100,000           200,000           *

TOTAL                                                         23,617,214        12,508,082        11,109,132


-------------------------------
* Indicates less than 1%

(1) Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(2) Percentage based upon 42,378,418 shares outstanding as of September 19, 2008.

(3) Includes 650,000 shares underlying convertible notes at a conversion price of $0.50 per share and warrants to purchase 925,000 shares of common stock at an exercise price of $0.50 per share.

(4) The natural person with voting and investment decision power for the selling stockholder is Ari Kluger. Includes warrants to purchase 1,237,500 shares of common stock at an exercise price of $0.50 per share.

(5) Includes warrants to purchase 10,000 shares of common stock at an exercise price of $0.50 per share.

(6) The natural person with voting and investment decision power for the selling stockholder is Frank Kavanaugh. Includes warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share.

(7) Includes warrant to purchase 100,000 shares of common stock at an exercise price of $0.50 per share.

(8) The natural person with voting and investment decision power for the selling stockholder is Martin Gerst. Includes warrants to purchase 1,693,487 shares of common stock at an exercise price of $0.20 per share and warrants to purchase 151,621 shares of common stock at an exercise price of $0.40 per share.

(9) Includes warrants to purchase 105,000 shares of common stock at an exercise price of $0.50 per share.

(10) Includes warrants to purchase 25,000 shares of common stock at an exercise price of $0.50 per share.

(11) The natural person with voting and investment decision power for the selling stockholder is Christian Hoffman. Includes 25,000 shares underlying a convertible note with a conversion price of $0.20 per share; 1,125,000 shares underlying a convertible note with a conversion price of $0.20 per share; warrants to purchase 37,256 shares of common stock at an exercise price of $0.20 per share and warrants to purchase 3,366 shares of common stock at an exercise price of $0.40 per share. The total number of shares beneficially owned by the selling shareholder at any given time may not exceed 9.9% of the total outstanding shares of the Company. The total number of shares beneficially owned by the selling shareholder at any given time may not exceed 9.9% of the total outstanding shares of the Company.

(12) The natural person with voting and investment decision power for the selling stockholder is Steven Winters. Includes warrants to purchase 860,000 shares of common stock at an exercise price of $0.50 per share.

(13) Includes warrants to purchase 25,000 shares of common stock at an exercise price of $0.50 per share.

(14) Includes 50,000 shares underlying a convertible note at a conversion price of $0.20 per share; warrants to purchase 74,512 shares of common stock at an exercise price of $0.20 per share and warrants to purchase 6,732 shares of common stock at an exercise price of $0.40 per share. The total number of shares beneficially owned by the selling shareholder at any given time may not exceed 9.9% of the total outstanding shares of the Company.

(15) Includes warrants to purchase 25,000 shares of common stock at an exercise price of $0.50 per share.

(16) Includes warrants to purchase 10,000 shares of common stock at an exercise price of $0.50 per share.

(17) Includes warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share.

(18) The natural person with voting and investment decision power for the selling stockholder is Ari Kluger. Includes warrants to purchase 247,500 shares of common stock at an exercise price of $0.50 per share.

(19) Includes warrants to purchase 75,000 shares of common stock at an exercise price of $0.50 per share.

(20) Includes warrants to purchase 25,000 shares of common stock at an exercise price of $0.50 per share.

(21) Includes warrants to purchase 20,000 shares of common stock at an exercise price of $0.50 per share.

(22) The natural person with voting and investment decision power for the selling stockholder is Tony Wilshin. Includes warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share.

(23) Includes 3,300,000 shares underlying a convertible note with a conversion price of $0.20 per share; warrants to purchase 5,637,738 shares of common stock at an exercise price of $0.20 per share and warrants to purchase 511,621 shares of common stock at an exercise price of $0.40 per share. The total number of shares beneficially owned by the selling shareholder at any given time may not exceed 9.9% of the total outstanding shares of the Company.

(24) Includes warrants to purchase 35,000 shares of common stock at an exercise price of $0.50 per share.

(25) The natural person with voting and investment decision power for the selling stockholder is Zachary MacAdoo. Includes warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share.


                              PLAN OF DISTRIBUTION

         The common stock offered by this prospectus is being offered by the selling shareholders. The common stock may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

         o    ordinary brokers' transactions;
         o    transactions involving cross or block trades;
         o through brokers, dealers, or underwriters who may act solely as agents
         o    "at the market" into an existing market for the common stock;
         o in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
         o    in privately negotiated transactions; or
         o    any combination of the foregoing.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

         Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

         The selling shareholders are "underwriters" within the meaning of the Securities Act.

         Neither we nor the selling shareholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the selling shareholders, any other shareholder , broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

         We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.

         This offering will terminate on the date that all shares offered by this Prospectus have been sold by the selling shareholders.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The report of Squar, Milner, Peterson, Miranda & Williamson, LLP on our financial statements as of and for the years ended March 31, 2008, 2007 and 2006 did not contain an adverse opinion, or a disclaimer of opinion. Such report did contain an explanatory paragraph regarding uncertainty as to the Company's ability to continue as a going concern.


                                 TRANSFER AGENT

         The transfer agent for our common shares is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401. We act as our own transfer agent with regard to our outstanding common share purchase options and warrants.


                                  LEGAL MATTERS

         The validity of the issuance of the common shares to be sold by the selling shareholder under this prospectus was passed upon for our company by Richardson & Patel LLP. As of September 19, 2008, Richardson & Patel LLP owns 110,138 shares of our common stock and a warrant to purchase 225,000 shares with an exercise price of $0.76. Partners of Richardson & Patel LLP own collectively warrants to purchase 509,275 shares of common Stock at exercise prices of $0.25 (for 418,365 shares) and $0.76 (for 90,910 shares). The warrants were issued to Richardson & Patel LLP as payment for services rendered in connection with the representation of the Company in our financings and this registration statement. Additionally, Erick E. Richardson and Nimish Patel, the principals of Richardson & Patel LLP own a warrant to purchase 113,636 shares with an exercise price of $0.76 through RP Capital, LLP.

                                     EXPERTS

         Squar, Milner, Peterson, Miranda & Williamson, LLP, a registered independent public accounting firm, has audited the accompanying consolidated balance sheet as of March 31, 2008 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended and for the period from January 31, 1984 (Inception) to March 31, 2008 to the extent set forth in their report, and such financial statements have been included herein this prospectus in reliance upon the report of such Firm given upon their authority as experts in auditing and accounting.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

         Our Articles of Incorporation permit us to limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty.

         The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our Articles of Incorporation or Bylaws.

         We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                           REPORTS TO SECURITY HOLDERS

         We file annual and quarterly reports with the SEC. In addition, we file additional reports for matters such as material developments or changes. Our executive officers, directors and beneficial owners of 10% or more of our common shares also file reports relative to the acquisition or disposition of our common shares or acquisition, disposition or exercise of our common share purchase options or warrants. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the SEC. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission. Our headquarters are located at 3030 Bunker Hill Street, Suite 4000, San Diego, CA 92109. Our phone number at that address is (858) 459-7800. Our Web site is maintained at http://www.aethlonmedical.com.

         This prospectus constitutes a part of a registration statement on Form S-1 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

         No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

                                     PART II

Indemnification of Directors and Officers

         Our Articles of Incorporation permit us to limit the liability of our directors to the fullest extent permitted under Section 78.037 of the Nevada General Corporation Law. As permitted by Section 78.037 of the Nevada General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Company. To the fullest extent allowed by Section 78.751 of the Nevada General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty.

         The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our Articles of Incorporation or Bylaws.

         We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement. We have agreed to pay all of these expenses.

 SEC Filing Fee                                                     $      233
 Financial printer fees                                                  1,000*
 Legal fees and expenses                                                11,500*
 Blue Sky Fees and Expenses                                                500*
 Accounting fees and expenses                                           15,000*
 Miscellaneous                                                             500*
-------------------------------------------------------------------------------
 Total                                                              $   28,733
-------------------------------------------------------------------------------
* estimated

RECENT SALES OF UNREGISTERED SECURITIES

         We have sold or issued the following securities not registered under the Securities Act in reliance upon the exemption from registration pursuant to
Section 4(2) of the Securities Act or Regulation D of the Securities Act during the three year period ending on the date of filing of this registration statement. Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions.


APRIL 1, 2008 THROUGH SEPTEMBER 19, 2008

ACCRUED INTEREST AND DAMAGES

         On September 19, 2008, we issued 966,750 shares of common stock and warrants to purchase 966,750 shares of common stock at an exercise price of $0.20 per share to the holders of certain Amended Notes as payment of accrued interest and penalties as prescribed in the Amended Note agreement.

CONVERTIBLE NOTES

         In late July and through September 19, 2008, we have raised an aggregate amount of $370,000 from the sale to accredited investors of 10% convertible notes and warrants. The notes are convertible into our common stock at $0.50 per share and the warrants are exercisable at $0.50 per share. We agreed to pay to the investment banking firm that arranged this sale a cash commission of seven percent of the proceeds and warrants equal to seven percent of the gross.

COMMON STOCK

         In April 2008, we issued 10,170 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.59 per share in payment for regulatory affairs consulting services valued at $6,000 based on the value of the services.

         Effective as of April 22, 2008, per a patent license agreement, we issued 10,849 shares of restricted common stock to Boston University. This issuance represented the initial payment under the license agreement and was based on our share price at April 22, 2008 and the payment amount of $5,750.

         In May 2008, we entered into a Private Placement Agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company for the sale of 1,000,000 shares of our common stock for an aggregate purchase price of $500,000.

         In May 2008, we issued 6,667 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.45 per share in payment for regulatory affairs consulting services valued at $3,000 based on the value of the services.

         In May 2008, a holder of $33,000 of the December 10% Notes converted his $33,000 principal amount and accrued interest of $6,325 at the agreed conversion rate of $0.17 per share. As a result, we issued 232,033 shares of common stock under this conversion (See Note 5).

         In June 2008, we issued 25,610 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.41 per share in payment for regulatory affairs consulting services valued at $10,500 based on the value of the services.

         In June 2008, we issued grants of restricted common stock to two employees of 5,000 shares each as additional compensation. Those grants were valued at $2,400 apiece based our closing stock price of $0.48 on the date of issuance.

         On July 24, 2008, our Chief Executive Officer converted $35,000 of accrued debt to 100,000 shares of unregistered common stock based upon the closing stock price of $0.35 per share on that day.

         On July 28, 2008, a board member and his spouse, both former executives at Hemex, a Company we acquired in 1999, converted $147,279 of accrued debt to 446,300 shares of unregistered common stock based upon the closing stock price of $0.33 per share on that day.

         On July 31, 2008, our Chief Science Officer converted $150,000 of accrued debt to 468,750 shares of unregistered common stock based upon the closing stock price of $0.32 per share on that day.

FISCAL YEAR ENDED MARCH 31, 2008

WARRANTS ISSUED IN CONNECTION WITH CONVERTIBLE DEBT

         On November 2007, we entered into Amended and Restated 10% Series A Convertible Promissory Notes (the "Amended Notes") with the holders of certain promissory notes that we previously issued (the "Prior Notes"), and all amendments to the Prior Notes, including on March 5, 2007.

         The Amended Notes, in the principal amount of $1,000,000, are convertible into an aggregate of 5,000,000 shares of our Common Stock and mature on February 15, 2009. The Amended Notes provide for the payment of accrued and default interest through December 31, 2007 in the aggregate amount of $295,248 to be paid in units ("Units") at a fixed rate of $0.20 per Unit, each Unit consisting of one share of our Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant") to purchase one share of our Common Stock at a fixed exercise price of $0.20 per share. If the Holders exercise the Class A Warrants on or before February 15, 2010, we will issue them one Class B Common Stock Purchase Warrant (the "Class B Warrant") for every two Class A Warrants exercised. The Class B Warrants will have a fixed exercise price of $0.60 per share.

         The Amended Notes also provided for the payment of liquidated damages through November 29, 2007 in the aggregate amount $269,336 to be paid in units ("Damages Units") at a fixed rate of $0.40 per Damages Unit, each Damages Unit consisting of one share of our Common Stock and one Class A-1 Common
Stock Purchase Warrant (the "Class A-1 Warrant") to purchase one share of our Common Stock at a fixed exercise price of $0.40 per share. If the Holders exercise the Class A-1 Warrants on or before February 15, 2010, we will issue them one Class B-1 Common Stock Purchase Warrant (the "Class B-1 Warrant") for every two Class A-1 Warrants exercised. The Class B-1 Warrants will have a fixed exercise price of $0.40 per share.

         In addition, the Amended Notes provide for the issuance of Class A Principal Common Stock Purchase Warrants (the "Class A Principal Warrant") to purchase an aggregate of 5,000,000 shares of our Common Stock on the same terms as the Class A Warrants.

         The following table summarizes the number of shares of our Common Stock issuable upon the conversion of the Amended Notes or the exercise of the various warrants issued or issuable pursuant to the Amended Notes.


                  Note Conversion                        5,000,000
                  Accrued Interest                       1,476,242
                  Liquidated Damages                       673,340
                  Class A Warrants                       1,476,242
                  Class A-1 Warrants                       673,340
                  Class A Principal Warrants             5,000,000
                  Class B Warrants                         738,121
                  Class B-1 Warrants                       336,670
                                                       -----------
                  Total                                 15,373,955
                                                       ===========

         We were obligated to register the shares underlying the Class A Warrants, the Class A-1 Warrants and the Class A Principal Warrants with the SEC by March 31, 2008, and the shares underlying the Class B Warrants and to register the Class B-1 Warrants with the SEC by the 30th day following the issuance date of such warrants.

         In January 2008, one of the holders of the Amended Notes requested the conversion of $100,000 into our common stock at the agreed conversion rate of $0.20 per share and, as a result, we issued 500,000 shares of common stock to convert the $100,000 note.

         In March 2008, a noteholder converted a $150,000 note to common stock at the agreed conversion rate of $0.25 per share along with accumulated interest of approximately $66,000.

$495,000 NOTE WITH WARRANTS FINANCING

         On December 5, 2007, we entered into a Subscription Agreement with two accredited investors pursuant to which we issued and sold promissory notes in the principal amount of $495,000 and three-year warrants to purchase an aggregate of 1,485,000 shares of the Registrant's common stock at a fixed exercise price of $0.50 per share. The promissory notes bear interest compounded monthly at the annual rate of eight percent (8%) and mature on September 5, 2008. The net proceeds to us were $440,000.

         The warrants associated with this financing did not meet all of the conditions required for equity classification under EITF Issue No. 00-19; consequently, the warrants (with an estimated fair value of $693,050) were accounted for as derivative liabilities at issuance. We revalued the warrants at December 31, 2007 and again at March 31, 2008 and the resulting aggregate reduction in the estimated fair value of $252,895 was recorded to derivative income.

$220,000 NOTE WITH WARRANTS FINANCING

         On January 18, 2008, we entered into a Subscription Agreement with an accredited investor pursuant to which we issued and sold promissory notes in the principal amount of $220,000 and three-year warrants to purchase an aggregate of 660,000 shares of the Registrant's common stock at a fixed exercise price of $0.50 per share. The promissory note bears interest compounded monthly at the annual rate of nine percent (9%) and matures on October 19, 2008. The net proceeds to us were $220,000.

COMMON STOCK AND WARRANTS

         In April 2007, we issued 30,617 shares of restricted common stock as the result of a cashless exercise of 80,000 warrants held by a former noteholder.

         In April 2007, we issued 15,152 shares of restricted common stock at $0.33 per share in payment of an option agreement valued at $5,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In April 2007, we issued 8,651 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to us valued at $5,000 based on the value of the services.

         In April 2007, we issued 3,937 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.76 per share in payment for regulatory affairs consulting services to us valued at $3,000 based on the value of the services.

         In May 2007, we issued 13,124 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.76 per share in payment for regulatory affairs consulting services to us valued at $10,000 based on the value of the services.

         In May 2007, we issued 5,155 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to us valued at $3,000 based on the value of the services.

         In June 2007, we issued 41,999 shares of restricted common stock at between $0.30 and $0.74 per share in payment for investor relations services to us valued at $20,000 based on the value of the services.

         In June 2007, we issued 17,526 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to us valued at $10,200 based on the value of the services.

         In June 2007, we issued 5,155 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to us valued at $3,000 based on the value of the services.

         In June 2007, we issued 10,174 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.63 per share in payment for regulatory affairs consulting services to us valued at $6,450 based on the value of the services.

         In August 2007, we issued 1,630,000 shares of common stock for cash proceeds of $815,000 ($757,950 net of commissions). The shares were issued to accredited investors in the form of Units comprised of two shares of common stock and one three-year warrant to acquire common stock at an exercise price of $0.50. The offering price of each Unit was $1.00.

         In August 2007, we issued 107,153 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at an average price of $0.37 per share in payment of grant writing and regulatory consulting services to us valued at $39,963 based upon the value of the services.

         In August of 2007, we issued 103,106 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.59 per share in payment of legal fees related to general corporate legal services to us valued at $62,894 based upon the value of the services provided.

         In August 2007, we issued 21,020 shares of restricted common stock at prices between $0.68 and $0.78 per share in payment for investor relations services to us valued at $15,000 based on the value of the services.

         In August 2007, we issued 8,264 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at prices between $0.68 and $0.78 per share in payment for regulatory affairs consulting services to us valued at $6,000 based on the value of the services.

         In September 2007, we issued 14,000 shares of common stock to an accredited investor at $0.50 per share in payment of commissions related to the August Private Placement transaction valued at $7,000 based upon the value of services provided.

         In September 2007, we issued 5,294 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.68 per share in payment for regulatory affairs consulting services to us valued at $3,600 based on the value of the services provided.

         In October 2007, we issued 4,601 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.65 per share in payment for regulatory affairs consulting services to us valued at $3,000 based on the value of the services provided.

         In December 2007, we issued 330,000 shares of common stock for cash proceeds of $165,000. The shares were issued to accredited investors and were in the form of Units comprised of two shares of common stock and one three-year warrant per Unit to acquire common stock at a fixed exercise price of $0.50 per share. The offering price of each Unit was $1.00.

         In January 2008, we issued 21,992 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.68 per share in payment for regulatory affairs consulting services to us valued at $15,000 based on the value of the services provided.

         In January 2008, we issued 200,000 shares of common stock for cash proceeds of $100,000. The shares were issued to an accredited investor and were in the form of Units comprised of two shares of common stock and one three-year warrant per Unit to acquire common stock at a fixed exercise price of $0.50 per share. The offering price of each Unit was $1.00.

         In January 2008, we issued 500,000 shares of common stock for a conversion of $100,000 of Amended Series A 10% Convertible Notes at the agreed conversion price of $0.20 per share (see Note 6).

         In January 2008, we issued 18,797 shares of restricted common stock as the result of a cashless exercise of 55,556 warrants held by a former noteholder.

         In February 2008, we issued 400,000 shares of common stock for cash proceeds of $200,000. The shares were issued to accredited investors and were in the form of Units comprised of two shares of common stock and one three-year warrant per Unit to acquire common stock at a fixed exercise price of $0.50 per share. The offering price of each Unit was $1.00.

         In February 2008, we issued 25,380 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.50 per share in payment for regulatory affairs consulting services to us valued at $12,690 based on the value of the services provided.

         In February 2008, we issued 100,000 shares for cash proceeds of $100,000. The shares were issued to a corporation at a price of $1.00 per share.

         In March 2008, we issued 13,895 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.54 per share in payment for regulatory affairs consulting services to us valued at $7,500 based on the value of the services provided.

         In March 2008, we issued 865,500 shares of common stock based on the conversion of a $150,000 note plus accumulated interest of approximately $66,000.

         In March 2008, we issued 167,188 shares of restricted common stock at prices between $0.53 and $0.60 per share in payment for investor relations services and other consulting services to us valued at $94,750 based on the value of the services.

FISCAL YEAR ENDED MARCH 31, 2007

CONVERTIBLE NOTES PAYABLE AND WARRANTS

         On December 15, 2006, we issued two 10% Convertible Notes ("December 10% Notes") totaling $50,000 to accredited investors. The December 10% Notes accrue interest at a rate of ten percent (10%) per annum and mature on March 15, 2007. Such notes are convertible into shares of restricted common stock at any time at the election of the holder at a fixed conversion price of $0.17 per share for any conversion occurring on or before the maturity date. In addition, upon issuance, we issued five-year Warrants ("December 10% Note Warrants") to purchase a number of shares equal to the number of shares into which the December 10% Notes can be converted at a fixed exercise price of $0.17. Additionally, if the December 10% Note Warrants are exercised prior to December 15, 2007, the holder will receive an additional warrant on the same terms as the December 10% Note Warrants on a one to one basis. The warrants can be settled in unregistered shares of common stock. The December 10% Note Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $15,627, the relative fair value measured at the commitment date, was recorded and presented net against the face amount of the December 10% Notes. The convertible feature of the December 10% Notes provides for an effective conversion rate that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, we estimated the fair value of such BCF to be $34,373 and recorded such amount as a debt discount. The discounts associated with the warrants and the BCF are being accreted to interest expense over the term of the December 10% Notes. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         Effective March 22, 2007, we entered into four Allonges (the "Allonges") to its 10% Series A Convertible Promissory Notes entered into in December 2005 having an aggregate principal amount of $1,000,000 (the "Notes") with the Estate of Allan S. Bird, the Ellen R. Weiner Family Revocable Trust, Claypoole Capital, LLC and Christian J. Hoffmann III (the "Holders") Each Holder has qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended (the "Act"). Pursuant to the Allonges, we amended and restated the Notes to extend the maturity date of the Notes from January 2, 2007 until January 3, 2008. We also agreed to pay all accrued interest, through February 15, 2007 and each calendar quarter thereafter, in the form of units (the "Units")at the rate of $0.20 per Unit (the "Interest Payment Rate"). The Notes are convertible into Units at any time prior to the Maturity Date at the conversion price of $0.20 per Unit (the "Conversion Price"). Each Unit is composed of one share of our Common Stock and on Class A Common Stock Purchase Warrant (the "Class A Warrant"). Each Class A Warrant expires on January 2, 2001 and is exercisable to purchase one share of Common Stock at a price of $0.20 per share (the "Exercise Price"). If the Holder exercises Class A Warrants on or before July 3, 2008, we will issue the Holder one Class B Common Stock Purchase Warrant (the "Class B Warrant" and with the Class A Warrant, collectively, the "Warrants") for every two Class A Warrants exercised. Each Class B Warrant has a three-year term and is exercisable to purchase one share of Common Stock at a price equal to the greater of $0.20 per share or 75% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of the notice of conversion. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

COMMON STOCK

         In April 2006, we issued 3,086 shares of restricted common stock at $0.81 per share in payment for investor relations valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In April 2006, we repaid a $25,000 15% promissory notes, including accrued interest of $18,750, through the issuance of 107,759 restricted common shares at $0.406 per share to an accredited individual investor. There was no gain or loss on the extinguishment. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In May 2006, we issued 4,545 shares of restricted common stock at $0.55 per share in payment for investor relations valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In July 2006, we issued 6,250 shares of restricted common stock at $0.40 per share in payment for investor relations services to us valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In July 2006, we issued 7,813 shares of restricted common stock at $0.32 per share in payment for investor relations services to us valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In August 2006, we issued 114,132 shares of restricted common stock at $0.20 per share in payment for accrued accounting consulting services provided to us by a third party valued at $23,111 based upon the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In October 2006, we issued 8,065 shares of restricted common stock at $0.31 per share in payment for investor relations services to us valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In October 2006, we issued 8,929 shares of restricted common stock at $0.28 per share in payment for investor relations services to us valued at $2,500 based on the value of the services. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         In November 2006, we issued 555,556 shares of restricted common stock at $0.18 per share in exchange for an investment of $100,000. As an inducement wealso issued five-year warrants to purchase a number of shares equal to the number of restricted shares issued converted at a fixed exercise price of $0.18. Additionally, if the warrants are exercised prior to November 14, 2007, the holder will receive an additional warrant on the same terms as the warrants. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In December 2006, we issued 40,000 shares of restricted common stock at $0.25 per share in exchange for license and development rights related to certain intellectual property valued at $10,000 based on the fair market value of the intellectual property license. This transaction was exempt from registration pursuant to section 4(2) of the Securities Act of 1933.

         On March 31, 2007, we entered into a common stock purchase agreement (the "Purchase Agreement"), as amended on August 10, 2007, with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital") for the purchase of up to $8.4 million. We agreed to sell to Fusion Capital 1,333,333 shares of our common stock for $400,000 on March 27, 2007. We agreed to issue to Fusion Capital 1,050,000 shares of our common stock as a commitment fee for entering into the Purchase Agreement. These issuances were exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

FISCAL YEAR ENDED MARCH 31, 2006

CONVERTIBLE DEBT AND WARRANTS

         On May 16, 2005 we issued Fusion Capital ("Fusion") a $30,000 Convertible Promissory Note (the "Note") with an interest rate of fifteen percent (15%) per annum that matured on August 15, 2005. In addition, we also issued a five-year, cashless warrant to purchase 300,000 shares of our common stock at an exercise price of $0.25. The Note was converted into 174,716 restricted shares of common stock in March 2006. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         From July 11, 2005 through December 15, 2005 we received cash investments of $760,000 from an accredited investor (Ellen R. Weiner Family Revocable Trust) based on agreed-upon terms reached on the cash receipt dates. Such investments were documented on November 2, 2005, November 4, 2005 and December 15, 2005 in three 10% Series A Convertible Notes ("Weiner Series A Notes"). The Weiner Series A Notes accrue interest at a rate of ten percent (10%) per annum and mature on January 2, 2007. The Weiner Series A Notes are convertible into shares of restricted common stock at any time at the election of the holder at a conversion price equal to $0.20 per share for any conversion occurring on or prior to the maturity date. In addition, upon conversion, the we were obligated to issue three-year Warrants (the "Weiner Series A Warrants") to purchase a number of shares equal to the number of shares into which the Weiner Series A Notes can be converted at an exercise price of $0.20. The Weiner Series A Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $531,875, measured at the commitment dates, will be expensed as future conversions occur. The convertible feature of the Weiner Series A Notes provides for a rate of conversion that is below market value. Pursuant to EITF 98-5 and EITF 00-27, we estimated the fair value of such BCF to be $228,125 and records such amount as a debt discount. Such discount is being accreted to interest expense over the term of the Weiner Series A Notes. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         From August 8, 2005 through December 14, 2005 we received cash investments of $225,000, from an accredited investor (Allan S. Bird) based on agreed upon terms reached on the cash receipt dates. Such investments were documented on November 2, 2005, November 7, 2005 and December 14, 2005 in three 10% Series A Convertible Notes ("Bird Series A Notes"). The Bird Series A Notes accrue interest at a rate of ten percent (10%) per annum and mature on January 2, 2007. The Bird Series A Notes are convertible into shares of restricted common stock at any time at the election of the holder at a conversion price equal to $0.20 per share for any conversion occurring on or prior to the maturity date. In addition, upon conversion, we are obligated to issue three-year Warrants (the "Bird Series A Warrants") to purchase a number of shares equal to the number of shares into which the Bird Series A Notes can be converted at an exercise price of $0.20. The Bird Series A Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $183,000, measured at the commitment dates. The discount will be expensed when the warrants are issued when future debt conversions occur. The convertible feature of the Bird Series A Note provides for a rate of conversion that is below market value. Pursuant to EITF 98-5 and EITF 00-27, we have estimated the fair value of such BCF to be $42,000 and records such amount as a debt discount. Such discount is being accreted to interest expense over the term of the Bird Series A Note. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         On December 15, 2005, we received total cash investments of $15,000 from two related accredited investors (Christian Hoffmann III and Claypoole Capital, LLC). Such investments were documented in two 10% Series A Convertible Notes ("December Notes"). The December Notes accrue interest at a rate of ten percent (10%) per annum and mature on January 2, 2007. The December Notes are convertible into shares of restricted common stock at any time at the election of the holder at a conversion price of $0.20 per share for any conversion occurring on or before the maturity date. In addition, upon conversion, we are obligated to issue three-year Warrants (the "December Warrants") to purchase a number of shares equal to the number of shares into which the December Notes were converted at an exercise p rice of $0.20. The December Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $15,000, measured at the commitment date and the discount will be expensed when the warrants are issued upon the occurrence of future debt conversion. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

COMMON STOCK AND WARRANTS

         In May 2005 we issued 100,000 shares of common stock and a warrant to purchase 400,000 shares of common stock at a purchase price of $0.176 per share to an accredited investor for $17,600. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In June 2005, we issued 836,730 shares of restricted common stock and a three-year warrant to purchase 418,365 shares of our restricted common stock at an exercise price of $0.25 to legal counsel as an inducement to settle accrued past due legal services payable in the amount of $167,346 which had been expensed in the prior fiscal year. At the time of the settlement, the shares of our restricted common stock were valued at $209,183 and, using a Black-Scholes option pricing model, the warrant was valued at $100,408. Additional non-cash expense of $142,245 was recorded as professional fees expense during the quarter ended June 30, 2005. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

COMMON STOCK

         In December 2005, we issued 73,964 shares of restricted common stock at $0.246 per share in payment of legal fees related to capital raising transactions valued at $18,202. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In January 2006, we issued 579,813 shares of restricted common stock at $0.24 per share in payment for patent fees valued at $139,155. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         In January 2006, we issued 66,017 shares of restricted common stock at Prices ranging from $0.28 to $0.33 per share in payment for investor relations. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

         During March 2006, we issued 568,181 shares of common stock, at $0.76 per share, to Fusion Capital for total proceeds of $431,818 pursuant to an outstanding warrant held by Fusion Capital. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In March 2006, we repaid a $30,000 10% promissory notes, including accrued interest of $4,564, through the issuance of 140,000 restricted common shares at $0.25 per share to an accredited individual investor. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In March 2006, a $30,000 15% convertible note was converted at $0.20 per share for 174,716 shares of common stock at a price of $0.20 per share. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

         In March 2006, we issued 150,000 shares of restricted common stock at $0.326 per share in payment of profession services related to investor relations valued at $49,000. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

         In March 2006, we issued 35,714 shares of restricted common stock at $0.28 per share in payment of profession services related to investor relations valued at $10,000. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

         In March 2006, we issued 15,152 shares of restricted common stock at $0.33 per share in payment of profession services related to investor relations valued at $5,000. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

         In March 2006, we issued 33,333 shares of restricted common stock at $0.33 per share in payment of an option agreement valued at $10,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

OPTIONS

         On September 9, 2005, we granted 2,857,143 options to James A. Joyce, its Chief Executive Officer, in exchange for $300,000 of accrued related-party liabilities. The fair value of such options approximated the value of the accrued related-party liability. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

       EXHIBITS

         2.1 Agreement and Plan of Reorganization Between Aethlon Medical, Inc. and Aethlon, Inc. dated March 10, 1999 (5)

         2.2 Agreement and Plan of Reorganization Between Aethlon Medical, Inc. and Hemex, Inc. dated March 10, 1999 (5)

         2.3 Agreement and Plan of Reorganization Between Aethlon Medical, Inc. and Syngen Research, Inc. (6)

         2.4 Agreement and Plan of Reorganization Between Aethlon Medical, Inc. and Cell Activation, Inc. (7)

         3.1      Articles of Incorporation of Aethlon Medical, Inc. (1)

         3.2      Bylaws of Aethlon Medical, Inc. (1)

         3.3 Certificate of Amendment of Articles of Incorporation dated March 28, 2000 (2)

         3.4 Certificate of Amendment of Articles of Incorporation dated June 13, 2005(3)

         3.5 Certificate of Amendment of Articles of Incorporation dated March 6, 2007 (23)

         5.1 *    Legal opinion by Richardson & Patel LLP

         10.1     Employment Agreement between Aethlon Medical, Inc. and James
                  A. Joyce dated April 1, 1999 (4)

         10.2 Common Stock Purchase Agreement between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC. (8)

         10.3 Registration Rights Agreement between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC. (8)

         10.4 Form of Securities Purchase Agreement for Private Placement closing on June 7, 2004 (8)

         10.5 Form of Common Stock Purchase Warrant for Private Placement closing on June 7, 2004 (8)

         10.6 Form of Registration Rights Agreement for Private Placement closing on June 7, 2004 (8)

         10.7 Note Purchase Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC, dated May 16, 2005.(9)

         10.8 Convertible Promissory Note by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC, dated May 16, 2005.(9)

         10.9 Form of Common Stock Cashless Purchase Warrant for benefit of Fusion Capital Fund II, LLC, dated May 16, 2005. (9)

         10.10    2003 Consultant Stock Plan (10)

         10.11 Lease by and between Aethlon Medical, Inc. and San Diego Science Center (11)

         10.12 Consulting Agreement by and between Aethlon Medical, Inc. and Jean-Claude Chermann, PhD (11)

         10.13 Consulting Agreement by and between Aethlon Medical, Inc. and Franklyn S. Barry, Jr. (11)

         10.14 Patent License Agreement by and amongst Aethlon Medical, Inc., Hemex, Inc., Dr. Julian L. Ambrus and Dr. David O. Scamurra
                  (11)

         10.15 Employment Agreement by and between Aethlon Medical, Inc. and Dr.Richard H. Tullis (11)

         10.16 Employment Agreement by and between Aethlon Medical, Inc. and Edward C. Hall (11)

         10.17 Cooperative Agreement by and between Aethlon Medical, Inc. and George Mason University (12)

         10.18 Consulting Agreement by and between Aethlon Medical, Inc. and Dr. Charles Bailey (13)

         10.19 Consulting Agreement by and between Aethlon Medical, Inc. and Dr. Ken Alibek (13)

         10.20 Stock Option Agreement by and between Aethlon Medical, Inc. and James A Joyce (14)

         10.21 Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis (14)

         10.22 Stock Option Agreement by and between Aethlon Medical, Inc. and Franklyn S. Barry (14)

         10.23 Stock Option Agreement by and between Aethlon Medical, Inc. and Ed Broenniman (14)

         10.24 Stock Option Agreement by and between Aethlon Medical, Inc. and Calvin Leung (14)

         10.25    Warrant for the benefit of Richardson and Patel, LLP (14)

         10.26 Stock Option Agreement by and between Aethlon Medical, Inc. and James A. Joyce(15)

         10.27 10% Series A Convertible Note by and between Aethlon Medical, Inc. and Allan S. Bird(16)

         10.28 10% Series A Convertible Note by and between Aethlon Medical, Inc. and Ellen R. Weiner Family Revocable Trust(16)

         10.29    Form of Warrant for Series A Convertible Noteholders(16)

         10.30 Form of Registration Rights Agreement for Series A Convertible Noteholders(16)

         10.31 Employment Agreement by and between Aethlon Medical, Inc. and James Dorst(17)

         10.32 10% Series A Convertible Note by and between Aethlon Medical, Inc. and Christian Hoffmann(18)

         10.33 10% Series A Convertible Note by and between Aethlon Medical, Inc. and Claypoole Capital, LLC(18)

         10.34    Form of Warrant for additional Series A Convertible
                  Noteholders(18)

         10.35 Form of Registration Rights Agreement for additional Series A Convertible Noteholders(18)

         10.36 Option Agreement by and between Aethlon Medical, Inc. and Trustees of Boston University(19)

         10.37    Warrant for the benefit of Fusion Capital Fund II, LLC(20)

         10.38 Common Stock Purchase Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated March 21, 2007 (24)

         10.39 Registration Rights Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated March 21, 2007(24)

         10.40 Form of Allonge to 10% Series A Convertible Notes dated March 5, 2007 by and between Aethlon Medical, Inc. and Christian Hoffman III(25)

         10.41 Form of Allonge to 10% Series A Convertible Notes dated March 5, 2007 by and between Aethlon Medical, Inc. and Joel S. Aronson, Patricia Green, Christina J. Bird, Co-Executor of the Estate of Allan S. Bird(25)

         10.42 Form of Allonge to 10% Series A Convertible Notes dated March 5, 2007 by and between Aethlon Medical, Inc. and Claypoole Capital, LLC(25)

         10.43 Form of Allonge to 10% Series A Convertible Notes dated March 5, 2007 by and between Aethlon Medical, Inc. and Ellen R. Weiner Family Revocable Trust(25)

         10.44    Private Placement Agreement with Fusion Capital Fund II, LLC
                  (25)

         10.45 Form of Registration Rights Agreement for Amended and Restated Notes and Warrants (25)

         10.46    Form of Class A Warrant (25)

         10.47    Form of Class A Principal Warrant (25)

         10.48    Form of Class A-1 Warrant (25)

         10.49    Form of 10% Convertible Note (25)

         10.50    Form of Class B Warrant (25)

         10.51    Form of Class B-1 Warrant (25)

         10.52    Form of Amended and Restated 10% Convertible Notes (25)

         10.53 Form of Unit Securities including Promissory Note and Common Stock Purchase Warrants (27)

         10.54    Form of Unit Offering Subscription Agreement (25)

         10.55    Form of Common Stock Warrant (25)

         10.56 Form of Unit Securities including Promissory Note and Common Stock Purchase Warrant (25)

         10.57 First Amendment to Common Stock Purchase Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated March 21, 2007 (25)

         10.58    Form of Class C Common Stock Purchase Warrant (28)

         10.59    Form of 10% Convertible Note (28)

         14       Code of Ethics (25)

         21       List of subsidiaries (10)

         23.1* Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, Independent Registered Public Accounting Firm

         23.2*    Consent of Richardson & Patel LLP (included in Exhibit 5.1)

* Filed herewith

(1)     December 18, 2000 and incorporated by reference.

(2) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000 and incorporated by reference.

(3) Filed with the Company's Current Report on Form 8-K, dated June 14, 2005 and incorporated by reference.

(4) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999 and incorporated by reference.

(5) Filed with the Company's Current Report on Form 8-K dated March 26, 1999 and incorporated by reference.

(6) Filed with the Company's Current Report on Form 8-K dated January 24, 2000 an incorporated by reference.

(7) Filed with the Company's Current Report on Form 8-K dated April 25, 2000 and incorporated by reference.

(8) Filed with the Company's Current Report on Form 8-K dated June 9, 2004 and incorporated by reference.

(9) Filed with the Company's Current Report on Form 8-K dated May 23, 2005 and incorporated by reference.

(10) Filed with the Company Registration Statement on Form S-8 (File No. 333-114017) filed on August 29, 2005 and incorporated by reference.

(11) Filed with the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 2004 and incorporated by reference.

(12) Filed with the Company's Amendment No.2 to Registration Statement on Form SB-2 filed on October 28, 2004 and incorporated by reference.

(13) Filed with the Company's Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-117203) filed on November 24, 2004 and incorporated by reference.

(14) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 2005 and incorporated by reference.

(15) Filed with the Company's Current Report on Form 8-K filed on September 12, 2005 and incorporated by reference.

(16) Filed with the Company's Current Report on Form 8-K filed on November 7, 2005 and incorporated by reference.

(17) Filed with the Company's Post-Effective Amendment to Registration Statement on Form SB-2 filed on December 8, 2005 and incorporated by reference.

(18) Filed with the Company's Registration Statement on Form SB-2 (File No. 333-130915) filed on January 9, 2006 and incorporated by reference.

(19) Filed with the Company's Current Report on Form 8-K filed on February 23, 2006 and incorporated by reference.

(20) Filed with the Company's Current Report on Form 8-K filed on April 4, 2006 and incorporated by reference.

(21) Filed with the Company's Current Report on Form 8-K filed on May 1, 2008 and incorporated by reference.

(22) Filed with the Company's Registration Statement on Form SB-2 filed on July 7, 2004 and incorporated by reference.

(23) Filed with the Company's Current Report on form 8-K dated March 7, 2007 and incorporated herein by reference.

(24) Filed with the Company's Current Report on form 8-K dated March 22, 2007 and incorporated herein by reference.

(25) Filed with the Company's Registration Statement on Form S-1 filed on February 11, 2008 and incorporated by reference.

(26) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 2006 and incorporated by reference.

(27) Filed with the Company's Current Report on Form 8-K dated December 11, 2007 and incorporated by reference.

(28) Filed with the Company's Current Report on Form 8-K dated August 14, 2008 And incorporated by reference.

         UNDERTAKINGS.

         We hereby undertake to:

1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table on the face page of the effective registration statement; or

         (iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned small business issuer; and Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

4. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

5. Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

6. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

7.       Each prospectus required to be filed pursuant to Rule 424(b)(2),
         (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
         (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an Underwriter, such date shall be deemed to be a new effective date of the registration statement Relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 Registration Statement and authorized this Form S-1 Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California on September 26, 2008.
                                      AETHLON MEDICAL, INC.

                                  By: /s/ James A. Joyce
                                      -------------------------------------
                                      James A. Joyce
                                      Chief Executive Officer, President and
                                      Chief Financial Officer
                                      (principal executive officer and principal
                                      accounting officer)


         In accordance with the requirements of the Securities Act of 1933, this Form S-1 Registration Statement was signed by the following persons in the capacities and on the dates stated:


By: /S/ James A. Joyce                    President, Chief Executive Officer,               September 26, 2008
   --------------------------------       Chief Financial Officer and Chairman
    James A. Joyce                        (principal executive officer and principal
                                          accounting officer)

By: /S/ Richard H. Tullis                 Chief Science Officer and Director                September 26, 2008
    --------------------------------
    Richard H. Tullis

By: /S/ Franklyn S. Barry, Jr.            Director                                          September 26, 2008
    --------------------------------
    Franklyn S. Barry, Jr.

By: /S/ Edward Broenniman                 Director                                          September 26, 2008
    --------------------------------
    Edward Broenniman

EXHIBIT INDEX

         2.1 Agreement and Plan of Reorganization Between Aethlon Medical, Inc. and Aethlon, Inc. dated March 10, 1999 (5)

         2.2 Agreement and Plan of Reorganization Between Aethlon Medical, Inc. and Hemex, Inc. dated March 10, 1999 (5)

         2.3 Agreement and Plan of Reorganization Between Aethlon Medical, Inc. and Syngen Research, Inc. (6)

         2.4 Agreement and Plan of Reorganization Between Aethlon Medical, Inc. and Cell Activation, Inc. (7)

         3.1      Articles of Incorporation of Aethlon Medical, Inc. (1)

         3.2      Bylaws of Aethlon Medical, Inc. (1)

         3.3 Certificate of Amendment of Articles of Incorporation dated March 28, 2000 (2)

         3.4 Certificate of Amendment of Articles of Incorporation dated June 13, 2005(3)

         3.5 Certificate of Amendment of Articles of Incorporation dated March 6, 2007 (23)

         5.1 *    Legal opinion by Richardson & Patel LLP

         10.1     Employment Agreement between Aethlon Medical, Inc. and James
                  A. Joyce dated April 1, 1999 (4)

         10.2 Common Stock Purchase Agreement between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC. (8)

         10.3 Registration Rights Agreement between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC. (8)

         10.4 Form of Securities Purchase Agreement for Private Placement closing on June 7, 2004 (8)

         10.5 Form of Common Stock Purchase Warrant for Private Placement closing on June 7, 2004 (8)

         10.6 Form of Registration Rights Agreement for Private Placement closing on June 7, 2004 (8)

         10.7 Note Purchase Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC, dated May 16, 2005.(9)

         10.8 Convertible Promissory Note by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC, dated May 16, 2005.(9)

         10.9 Form of Common Stock Cashless Purchase Warrant for benefit of Fusion Capital Fund II, LLC, dated May 16, 2005. (9)

         10.10    2003 Consultant Stock Plan (10)

         10.11 Lease by and between Aethlon Medical, Inc. and San Diego Science Center (11)

         10.12 Consulting Agreement by and between Aethlon Medical, Inc. and Jean-Claude Chermann, PhD (11)

         10.13 Consulting Agreement by and between Aethlon Medical, Inc. and Franklyn S. Barry, Jr. (11)

         10.14 Patent License Agreement by and amongst Aethlon Medical, Inc., Hemex, Inc., Dr. Julian L. Ambrus and Dr. David O. Scamurra
                  (11)

         10.15 Employment Agreement by and between Aethlon Medical, Inc. and Dr.Richard H. Tullis (11)

         10.16 Employment Agreement by and between Aethlon Medical, Inc. and Edward C. Hall (11)

         10.17 Cooperative Agreement by and between Aethlon Medical, Inc. and George Mason University (12)

         10.18 Consulting Agreement by and between Aethlon Medical, Inc. and Dr. Charles Bailey (13)

         10.19 Consulting Agreement by and between Aethlon Medical, Inc. and Dr. Ken Alibek (13)

         10.20 Stock Option Agreement by and between Aethlon Medical, Inc. and James A Joyce (14)

         10.21 Stock Option Agreement by and between Aethlon Medical, Inc. and Richard Tullis (14)

         10.22 Stock Option Agreement by and between Aethlon Medical, Inc. and Franklyn S. Barry (14)

         10.23 Stock Option Agreement by and between Aethlon Medical, Inc. and Ed Broenniman (14)

         10.24 Stock Option Agreement by and between Aethlon Medical, Inc. and Calvin Leung (14)

         10.25    Warrant for the benefit of Richardson and Patel, LLP (14)

         10.26 Stock Option Agreement by and between Aethlon Medical, Inc. and James A. Joyce(15)

         10.27 10% Series A Convertible Note by and between Aethlon Medical, Inc. and Allan S. Bird(16)

         10.28 10% Series A Convertible Note by and between Aethlon Medical, Inc. and Ellen R. Weiner Family Revocable Trust(16)

         10.29    Form of Warrant for Series A Convertible Noteholders(16)

         10.30 Form of Registration Rights Agreement for Series A Convertible Noteholders(16)

         10.31 Employment Agreement by and between Aethlon Medical, Inc. and James Dorst(17)

         10.32 10% Series A Convertible Note by and between Aethlon Medical, Inc. and Christian Hoffmann(18)

         10.33 10% Series A Convertible Note by and between Aethlon Medical, Inc. and Claypoole Capital, LLC(18)

         10.34    Form of Warrant for additional Series A Convertible
                  Noteholders(18)

         10.35 Form of Registration Rights Agreement for additional Series A Convertible Noteholders(18)

         10.36 Option Agreement by and between Aethlon Medical, Inc. and Trustees of Boston University(19)

         10.37    Warrant for the benefit of Fusion Capital Fund II, LLC(20)

         10.38 Common Stock Purchase Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated March 21, 2007 (24)

         10.39 Registration Rights Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated March 21, 2007(24)

         10.40 Form of Allonge to 10% Series A Convertible Notes dated March 5, 2007 by and between Aethlon Medical, Inc. and Christian Hoffman III(25)

         10.41 Form of Allonge to 10% Series A Convertible Notes dated March 5, 2007 by and between Aethlon Medical, Inc. and Joel S. Aronson, Patricia Green, Christina J. Bird, Co-Executor of the Estate of Allan S. Bird(25)

         10.42 Form of Allonge to 10% Series A Convertible Notes dated March 5, 2007 by and between Aethlon Medical, Inc. and Claypoole Capital, LLC(25)

         10.43 Form of Allonge to 10% Series A Convertible Notes dated March 5, 2007 by and between Aethlon Medical, Inc. and Ellen R. Weiner Family Revocable Trust(25)

         10.44    Private Placement Agreement with Fusion Capital Fund II, LLC
                  (25)

         10.45 Form of Registration Rights Agreement for Amended and Restated Notes and Warrants (25)

         10.46    Form of Class A Warrant (25)

         10.47    Form of Class A Principal Warrant (25)

         10.48    Form of Class A-1 Warrant (25)

         10.49    Form of 10% Convertible Note (25)

         10.50    Form of Class B Warrant (25)

         10.51    Form of Class B-1 Warrant (25)

         10.52    Form of Amended and Restated 10% Convertible Notes (25)

         10.53 Form of Unit Securities including Promissory Note and Common Stock Purchase Warrants (27)

         10.54    Form of Unit Offering Subscription Agreement (25)

         10.55    Form of Common Stock Warrant (25)

         10.56 Form of Unit Securities including Promissory Note and Common Stock Purchase Warrant (25)

         10.57 First Amendment to Common Stock Purchase Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated March 21, 2007 (25)

         10.60    Form of Class C Common Stock Purchase Warrant (28)

         10.61    Form of 10% Convertible Note (28)

         14       Code of Ethics (25)

         21       List of subsidiaries (10)

         23.1* Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP, Independent Registered Public Accounting Firm

         23.2*    Consent of Richardson & Patel LLP (included in Exhibit 5.1)

* Filed herewith

(1)     December 18, 2000 and incorporated by reference.

(2) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 2000 and incorporated by reference.

(3) Filed with the Company's Current Report on Form 8-K, dated June 14, 2005 and incorporated by reference.

(4) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999 and incorporated by reference.

(5) Filed with the Company's Current Report on Form 8-K dated March 26, 1999 and incorporated by reference.

(6) Filed with the Company's Current Report on Form 8-K dated January 24, 2000 an incorporated by reference.

(7) Filed with the Company's Current Report on Form 8-K dated April 25, 2000 and incorporated by reference.

(8) Filed with the Company's Current Report on Form 8-K dated June 9, 2004 and incorporated by reference.

(9) Filed with the Company's Current Report on Form 8-K dated May 23, 2005 and incorporated by reference.

(10) Filed with the Company Registration Statement on Form S-8 (File No. 333-114017) filed on August 29, 2005 and incorporated by reference.

(11) Filed with the Company's Annual Report on Form 10-KSB/A for the year ended March 31, 2004 and incorporated by reference.

(12) Filed with the Company's Amendment No.2 to Registration Statement on Form SB-2 filed on October 28, 2004 and incorporated by reference.

(13) Filed with the Company's Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-117203) filed on November 24, 2004 and incorporated by reference.

(14) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 2005 and incorporated by reference.

(15) Filed with the Company's Current Report on Form 8-K filed on September 12, 2005 and incorporated by reference.

(16) Filed with the Company's Current Report on Form 8-K filed on November 7, 2005 and incorporated by reference.

(17) Filed with the Company's Post-Effective Amendment to Registration Statement on Form SB-2 filed on December 8, 2005 and incorporated by reference.

(18) Filed with the Company's Registration Statement on Form SB-2 (File No. 333-130915) filed on January 9, 2006 and incorporated by reference.

(19) Filed with the Company's Current Report on Form 8-K filed on February 23, 2006 and incorporated by reference.

(20) Filed with the Company's Current Report on Form 8-K filed on April 4, 2006 and incorporated by reference.

(21) Filed with the Company's Current Report on Form 8-K filed on May 1, 2008 and incorporated by reference.

(22) Filed with the Company's Registration Statement on Form SB-2 filed on July 7, 2004 and incorporated by reference.

(23) Filed with the Company's Current Report on form 8-K dated March 7, 2007 and incorporated herein by reference.

(24) Filed with the Company's Current Report on form 8-K dated March 22, 2007 and incorporated herein by reference.

(25) Filed with the Company's Registration Statement on Form S-1 filed on February 11, 2008 and incorporated by reference.

(26) Filed with the Company's Annual Report on Form 10-KSB for the year ended March 31, 2006 and incorporated by reference.

(27) Filed with the Company's Current Report on Form 8-K dated December 11, 2007 and incorporated by reference.

(28) Filed with the Company's Current Report on Form 8-K dated August 14, 2008 And incorporated by reference.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS


      Year Ended March 31, 2008

Report of Independent Registered Public Accounting Firm.................... F-2

Consolidated Balance Sheet ................................................ F-3

Consolidated Statements of Operations ..................................... F-45

Consolidated Statements of Stockholders' Deficit........................... F-5

Consolidated Statements of Cash Flows ..................................... F-18

Notes to Consolidated Financial Statements................................. F-20


      Quarter Ended June 30, 2008 (UNAUDITED)

Consolidated Balance Sheet ................................................ F-58

Consolidated Statement of Operations ...................................... F-59

Consolidated Statement of Cash Flows ...................................... F-60

Notes to Consolidated Financial Statements ................................ F-62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Aethlon Medical, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Aethlon Medical, Inc. and Subsidiaries (the "Company"), a development stage company, as of March 31, 2008 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended and for the period from January 31, 1984 (Inception) to March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aethlon Medical, Inc. and Subsidiaries as of March 31, 2008 and the consolidated results of their operations and their cash flows for each of the years in the two-year period then ended and for the period from January 31, 1984 (Inception) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred continuing losses from operations, is in default on certain debt agreements, has negative working capital of approximately $3,481,000 and a deficit accumulated during the development stage of approximately $32,227,000 at March 31, 2008. As discussed in Note 1 to the consolidated financial statements, a significant amount of additional capital will be necessary to advance the development of the Company's products to the point at which they may become commercially viable. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                  /S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP


                  NEWPORT BEACH, CALIFORNIA
                  JULY 14, 2008

--------------------------------------------------------------------------------
                              AETHLON MEDICAL, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
    Cash                                                           $    254,691
    Deferred financing costs                                             71,139
    Prepaid expenses                                                      3,600
                                                                   ------------

TOTAL CURRENT ASSETS                                                    329,430

NON-CURRENT ASSETS
    Property and equipment, net                                           8,313
    Patents, net                                                        137,162
    Deposits                                                             13,200
                                                                   ------------

TOTAL ASSETS                                                       $    488,105
                                                                   ============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                       $  1,442,070
    Due to related parties                                              949,063
    Notes payable, net of discounts                                     633,611
    Convertible notes payable, net of discounts                         152,530
    Warrant obligation                                                  633,095
                                                                   ------------

TOTAL CURRENT LIABILITIES                                             3,810,369
                                                                   ------------

COMMITMENTS AND CONTINGENCIES (Note 9)


STOCKHOLDERS' DEFICIT
    Common stock, par value of $0.001, 100,000,000 shares
      authorized; 38,991,151 issued and outstanding                      38,992
    Additional paid-in capital                                       28,866,000
    Deficit accumulated during the development stage                (32,227,256)
                                                                   ------------

TOTAL STOCKHOLDERS' DEFICIT                                          (3,322,264)
                                                                   ------------
        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $    488,105
                                                                   ============

--------------------------------------------------------------------------------
        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

-----------------------------------------------------------------------------------------------
                                     AETHLON MEDICAL, INC.
                                 (A Development Stage Company)
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
              FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
-----------------------------------------------------------------------------------------------
                                                                               JANUARY 31, 1984

(INCEPTION) THROUGH
                                                  2008              2007         MARCH 31, 2008
                                              -------------------------------------------------

Grant income                                  $         --      $         --      $  1,424,012
Subcontract income                                      --                --            73,746
Sale of research and development                        --                --            35,810
                                              -------------------------------------------------
                                                        --                --         1,533,568

OPERATING EXPENSES
   Professional fees                             1,005,442           700,092         6,943,669
   Payroll and related                           1,363,950           889,192         9,499,147
   General and administrative                      523,196           494,970         5,450,197
   Impairment                                           --                --         1,313,253
                                              -------------------------------------------------
                                                 2,892,588         2,084,254        23,206,266
                                              -------------------------------------------------
OPERATING LOSS                                  (2,892,588)       (2,084,254)      (21,672,698)

OTHER (INCOME) EXPENSE
Loss on extinguishment of debt                     547,119         1,216,748         1,763,867
Change in fair value of warrant liability         (637,179)        2,112,575         1,835,521
Interest expense                                 1,319,487           390,968         6,581,907
Interest income                                         --                --           (17,415)
Other                                               18,249           220,000           390,678
                                              -------------------------------------------------
                                                 1,247,676         3,940,291        10,554,558
                                              -------------------------------------------------

NET LOSS                                      $ (4,140,264)     $ (6,024,545)     $(32,227,256)
                                              =================================================

Basic and diluted net loss per share
  attributable to common stockholders         $      (0.12)     $      (0.22)
                                              ===============================

Weighted average number of common
  shares outstanding                            34,395,562        26,937,727
                                              ===============================

-----------------------------------------------------------------------------------------------
               SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.


                                               F-4

--------------------------------------------------------------------------------------------------------------
                                             AETHLON MEDICAL, INC.
                                         (A Development Stage Company)
                               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                      FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
--------------------------------------------------------------------------------------------------------------
                                                                                       DEFICIT
                                                                                     ACCUMULATED     TOTAL
                                          COMMON STOCK       ADDITIONAL   DEFERRED      DURING    STOCKHOLDERS'
                                     -------------------      PAID IN    CONSULTING  DEVELOPMENT     EQUITY
                                        SHARES    AMOUNT      CAPITAL       FEES        STAGE      (DEFICIT)
                                     ---------- ---------   -----------  ----------   ----------   -----------

Balance, January 31, 1984 (Inception)        --  $     --   $        --  $       --  $       --      $    --

Common stock issued for cash at $1
per share                                22,000        22        26,502          --          --       26,524

Common stock issued for cash at $23
per share                                 1,100         1        24,999          --          --       25,000

Common stock issued for cash at $86
per share                                   700         1        59,999          --          --       60,000

Common stock issued for cash at $94
per share                                   160         1        14,999          --          --       15,000

Common stock issued for cash at $74
per share                                   540         1        39,999          --          --       40,000

Common stock issued for cash at $250
per share                                 4,678         5     1,169,495          --          --    1,169,500

Capital contributions                        --        --       521,439          --          --      521,439

Common stock issued for compensation
at $103 per share                         2,600         3       267,403          --          --      267,406

Conversion of due to related parties
to common stock at $101 per share         1,120         1       113,574          --          --      113,575

Conversion of due to related parties
to common stock at $250 per share         1,741         2       435,092          --          --      435,094

Effect of reorganization              2,560,361     2,558        (2,558)         --          --           --

Common stock issued in connection with
employment contract at $8 per share      65,000        65       519,935          --          --      520,000

Common stock issued in connection with
the acquisition of patents at $8 per
share                                    12,500        13        99,987          --          --      100,000

Warrants issued to note holders in
connection with notes payable                --        --       734,826          --          --      734,826

Warrants issued for services                 --        --         5,000          --          --        5,000

Net loss                                     --        --            --          --  (4,746,416)  (4,746,416)
                                     ----------  --------  ------------   ---------- ----------- ------------
BALANCE, MARCH 31, 2000               2,672,500     2,673     4,030,691          --  (4,746,416)    (713,052)

Common stock and options issued in
connection with acquisition of Cell
Activation, Inc.
at $7.20 per share                       99,152        99     1,067,768          --          --    1,067,867

Warrants issued to note holders in
connection with notes payable                --        --       218,779          --          --      218,779

Warrants issued to promoter in
connection with notes payable                --        --       298,319          --          --      298,319

Beneficial conversion feature of
convertible notes payable                    --        --       150,000          --          --      150,000

Warrants issued to promoter in
connection with convertible notes
payable                                      --        --       299,106          --          --      299,106

Options issued to directors for
services as board members                    --        --        14,163          --          --       14,163
--------------------------------------------------------------------------------------------------------------
                       SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-5


--------------------------------------------------------------------------------------------------------------
                                             AETHLON MEDICAL, INC.
                                         (A Development Stage Company)
                               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                      FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
--------------------------------------------------------------------------------------------------------------
                                                                                       DEFICIT
                                                                                     ACCUMULATED     TOTAL
                                          COMMON STOCK       ADDITIONAL   DEFERRED      DURING    STOCKHOLDERS'
                                     -------------------      PAID IN    CONSULTING  DEVELOPMENT     EQUITY
                                        SHARES    AMOUNT      CAPITAL       FEES        STAGE      (DEFICIT)
                                     ---------- ---------   -----------  ----------   ----------   -----------
Options and warrants issued for
services                                     --        --       505,400          --          --      505,400

Common stock issued for services at
$3 per share                              5,500         5        16,495          --          --       16,500

Common stock issued for cash at $1
per share                               100,000       100        99,900          --          --      100,000

Net loss                                     --        --            --          --  (4,423,073)  (4,423,073)
                                      ---------  --------  ------------   --------- ------------ ------------
BALANCE, MARCH 31, 2001               2,877,152  $  2,877  $  6,700,621   $      -- $(9,169,489) $(2,465,991)

Common stock, warrants and options
issued for accounts payable and
accrued liabilities                      21,750        22       243,353          --          --      243,375

Common stock issued for services at
$2.65 per share                           6,038         6        15,994          --          --       16,000

Common stock issued for cash at $1.00
per share, net of issuance costs of
$41,540 paid to a related party         730,804       731       688,533          --          --      689,264

Common stock issued for services at
$2.75 per share                          10,000        10        27,490          --          --       27,500

Common stock issued in connection with
license agreement at $3.00 per share      6,000         6        17,994          --          --       18,000

Common stock issued to holder of
convertible notes payable at $3.00
per share                                70,586        71       211,687          --          --      211,758

Options issued to directors for
services as board members                    --        --         7,459          --          --        7,459

Common stock issued for cash at $1.50
per share, net of issuance costs
of $2,500                                16,667        17        22,483          --          --       22,500

Beneficial conversion feature of
convertible notes payable                    --        --       185,000          --          --      185,000

Common stock issued for conversion of
convertible notes payable and accrued
interest at an average price of
$1.24 per share                         134,165       134       166,352          --          --      166,486

Common stock issued for services at
$2.72 per share                           9,651        10        26,240          --          --       26,250

Options issued to consultant for
services                                     --        --       562,000          --          --      562,000

Common stock and warrants for services
at $1.95 per share                       62,327        62       161,475          --          --      161,537

Common stock issued for services at
$1.90 per share                           9,198         9        17,491          --          --       17,500

Stock options exercised for cash        400,000       400       199,600          --          --      200,000

Warrants issued to note holders for
90-day forebearance                          --        --       118,000          --          --      118,000

Common stock and warrants issued to
note holders and vendors in the
debt-to-equity conversion program at
$1.25 per share                         816,359       816     1,623,635          --          --    1,624,451
--------------------------------------------------------------------------------------------------------------
                       SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-6


---------------------------------------------------------------------------------------------------------------
                                             AETHLON MEDICAL, INC.
                                         (A Development Stage Company)
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                       FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
---------------------------------------------------------------------------------------------------------------
                                                                                         DEFICIT
                                                                                       ACCUMULATED     TOTAL
                                           COMMON STOCK       ADDITIONAL   DEFERRED        DURING    STOCKHOLDERS'
                                      -------------------      PAID IN    CONSULTING    DEVELOPMENT     EQUITY
                                         SHARES    AMOUNT      CAPITAL       FEES          STAGE      (DEFICIT)
                                      ---------- ---------   -----------  ----------     ----------   -----------

Other warrant transactions                    --        --       (32,715)         --            --      (32,715)

Net loss                                      --        --            --          --    (3,995,910)  (3,995,910)
                                      ---------- ---------   -----------  ----------    -----------  ------------

BALANCE - MARCH 31, 2002               5,170,697 $   5,171  $ 10,962,692  $       --  $(13,165,399) $(2,197,536)


Proceeds from the issuance of common
stock at $0.50 per share in connection
with the exercise of options             200,000       200        99,800          --            --      100,000

Interest expense related to beneficial
conversion feature                            --        --       150,000          --            --      150,000

Pro-rata value assigned to warrants
issued in connection with conversion of
accounts payable                              --        --        71,000          --            --       71,000

Pro-rata value assigned to warrants
issued in connection with note payable        --        --        30,000          --            --       30,000

Issuance of common stock at $1.25 per
share in connection with the conversion
of accounts payable                      150,124       150       187,505          --            --      187,655

Issuance of common stock at $1.25 per
share in connection with the conversion
of notes payable                         420,000       420       104,580          --            --      105,000

Estimated fair market value of options
issued for services                           --        --       114,000          --            --      114,000

Issuance of common stock at $0.25 per
share for cash                           461,600       462       114,938          --            --      115,400

Issuance of common stock at $0.26 per
share for cash                            19,230        19         4,981          --            --        5,000

Issuance of common stock at $1.25 per
share for cash                             8,000         8         9,992          --            --       10,000

Issuance of common stock at $0.65 per
share for services                        69,231        69        44,931          --            --       45,000

Issuance of common stock at $0.51 per
share for services                       196,078       196        99,804          --            --      100,000

Adjustment booked                             --        --      (100,000)         --       100,000           --

Net loss                                      --        --            --          --    (2,461,116)  (2,461,116)
                                     -----------  --------  ------------   ---------    ----------- ------------

BALANCE - MARCH 31, 2003               6,694,960  $  6,695  $ 11,894,223   $      --  $(15,526,515) $(3,625,597)
---------------------------------------------------------------------------------------------------------------
                        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-7

-----------------------------------------------------------------------------------------------------------------
                                              AETHLON MEDICAL, INC.
                                          (A Development Stage Company)
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                        FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
-----------------------------------------------------------------------------------------------------------------
                                                                                         DEFICIT
                                                                                       ACCUMULATED     TOTAL
                                          COMMON STOCK       ADDITIONAL   DEFERRED        DURING    STOCKHOLDERS'
                                     -------------------      PAID IN    CONSULTING    DEVELOPMENT     EQUITY
                                        SHARES    AMOUNT      CAPITAL       FEES          STAGE      (DEFICIT)
                                     ---------- ---------   -----------  ----------  -------------   -----------

BALANCE - MARCH 31, 2003              6,694,960  $  6,695  $ 11,894,223   $      --  $(15,526,515)   $(3,625,597)

Proceeds from the issuance of
common stock at $0.25 per share
in connection with the exercise
of warrants                             540,000       540       134,460          --            --        135,000

Issuance of common stock at $0.25
per share in connection with the
conversion of notes payable,
including interest of $15,099           300,397       300        74,799          --            --         75,099

Issuance of common stock at $0.35
per share in connection with the
conversion of notes payable,
including interest of $59,827           813,790       814       284,013          --            --        284,827

Issuance of common stock at $0.50
per share in connection with the
conversion of notes payable,
including interest of $509               11,017        11         5,498          --            --          5,509

Issuance of common stock at $0.42
per share in connection with the
conversion of notes payable,
including interest of $696               13,725        14         5,682          --            --          5,696

Issuance of common stock at $0.65
per share in connection with the
conversion of notes payable,
including interest of $5,088             27,059        27        17,561          --            --         17,588

Issuance of common stock at $0.25
per share in connection with the
conversion of notes payable,
including interest of $15,416           461,667       462       114,954          --            --        115,416

Issuance of common stock at $0.25
per share for cash                    1,226,000     1,226       305,274          --            --        306,500

Issuance of common stock at $0.30
per share for cash                      180,000       180        53,820          --            --         54,000

Issuance of common stock at $0.525
per share for cash                       40,000        40        20,960          --            --         21,000

Issuance of common stock at $1.125
per share for cash                        5,000         5         5,620          --            --          5,625

Issuance of common stock at $0.25
per share for services                   10,000        10         2,490          --            --          2,500

Issuance of common stock at $0.34
per share for services                   73,529        73        24,927          --            --         25,000

Issuance of common stock at $0.40
per share for services                   62,000        62        24,763          --            --         24,825

Issuance of common stock at $0.45
per share for services                  185,185       185        83,148          --            --         83,333

Issuance of common stock at $0.50
per share for services                    5,000         5         2,495          --            --          2,500

Interest expense related to
beneficial conversion feature                --        --       324,800          --            --        324,800

Net loss                                     --        --            --          --    (1,518,798)    (1,518,798)
                                     ----------  --------  ------------   ---------  -------------  -------------
BALANCE - MARCH 31, 2004             10,649,329  $ 10,649  $ 13,379,487   $      --  $(17,045,313)  $ (3,655,177)
-----------------------------------------------------------------------------------------------------------------
                         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........


                                                     F-8



--------------------------------------------------------------------------------------------------------------------
                                                AETHLON MEDICAL, INC.
                                            (A Development Stage Company)
                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                   FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                         FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
--------------------------------------------------------------------------------------------------------------------
                                                                                            DEFICIT
                                                                                          ACCUMULATED     TOTAL
                                             COMMON STOCK       ADDITIONAL   DEFERRED        DURING    STOCKHOLDERS'
                                        -------------------      PAID IN    CONSULTING    DEVELOPMENT     EQUITY
                                           SHARES    AMOUNT      CAPITAL       FEES          STAGE      (DEFICIT)
                                        ---------- ---------   -----------  ----------  ------------   -------------
BALANCE - MARCH 31, 2004                10,649,329 $  10,649  $ 13,379,487  $       --  $(17,045,313)  $ (3,655,177)
Proceeds from the issuance of common
stock at $0.25 per share in connection
with the exercise of warrants            1,126,564     1,127       280,515          --            --        281,642

Issuance of common stock at $0.44 per
share for cash                           1,415,909     1,416       621,584          --            --        623,000

Issuance of common stock at $0.25 per
share for cash                              40,233        40         9,960          --            --         10,000

Issuance of common stock at $0.28 per
share for cash                              35,947        36         9,964          --            --         10,000

Issuance of common stock at $0.29 per
share for cash                              69,431        69        19,931          --            --         20,000

Issuance of common stock at $0.32 per
share for cash                              94,449        94        29,906          --            --         30,000

Issuance of common stock at $0.33 per
share for cash                              60,620        61        19,939          --            --         20,000

Issuance of common stock at $0.35 per
share for cash                             172,824       173        59,826          --            --         59,999

Issuance of common stock at $0.36 per
share for cash                             223,756       224        79,776          --            --         80,000

Issuance of common stock at $0.37 per
share for cash                             108,079       108        39,892          --            --         40,000

Issuance of common stock at $0.38 per
share for cash                              26,549        27         9,973          --            --         10,000

Issuance of common stock at $0.39 per
share for cash                              51,748        52        19,948          --            --         20,000

Issuance of common stock at $0.40 per
share for cash                              25,233        25         9,975          --            --         10,000

Issuance of common stock at $0.42 per
share for cash                             143,885       144        59,857          --            --         60,001

Issuance of common stock at $0.43 per
share for cash                              70,467        70        29,930          --            --         30,001

Issuance of common stock at $0.45 per
share for cash                              22,455        22         9,978          --            --         10,000

Issuance of common stock at $0.46 per
share for cash                              43,944        44        19,956          --            --         20,000

Issuance of common stock at $0.47 per
share for cash                             128,836       129        59,872          --            --         60,001

Issuance of common stock at $0.52 per
share for cash                              95,502        96        49,904          --            --         49,999

Issuance of common stock with warrants
at $0.36 per unit for cash                  55,556        56        19,944          --            --         20,000

Issuance of common stock at $0.27 per
share for cash                              90,000        90        24,210          --            --         24,300

Issuance of common stock at $0.50 per
share for cash                               3,000         3         1,497          --            --          1,500

Issuance of common stock to Fusion
Capital for "commitment" shares             50,000        50           (50)         --            --             --
--------------------------------------------------------------------------------------------------------------------
                          SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-9


-------------------------------------------------------------------------------------------------------------------
                                               AETHLON MEDICAL, INC.
                                           (A Development Stage Company)
                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                  FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                         FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
-------------------------------------------------------------------------------------------------------------------
                                                                                            DEFICIT
                                                                                          ACCUMULATED     TOTAL
                                               COMMON STOCK       ADDITIONAL   DEFERRED      DURING    STOCKHOLDERS'
                                          -------------------      PAID IN    CONSULTING  DEVELOPMENT     EQUITY
                                             SHARES    AMOUNT      CAPITAL       FEES        STAGE      (DEFICIT)
                                          ---------- ---------   -----------  ----------   ----------   -----------
Issuance of common stock to Fusion
Capital for fees                             418,604       419          (419)         --          --             (0)

Issuance of common stock at $0.34 per share
in connection with the conversion of notes
payable, including interest of $38,371       479,513       480       162,891          --          --        163,371

Issuance of common stock at $0.44 per
share in connection with the conversion
of notes payable                             113,636       114        49,886          --          --         50,000

Issuance of common stock at $0.25 per
share in connection with the conversion
of notes payable                              80,000        80        19,920          --          --         20,000

Issuance of common stock at $0.49 per
share in connection with the conversion
of notes payable                             174,606       175        85,382          --          --         85,557

Issuance of common stock at $1.75 per
share for services                            17,143        17        29,983          --          --         30,000

Issuance of common stock at $0.44 per
share for services                           265,273       265       116,455          --          --        116,720

Issuance of common stock at $0.70 per
share for services                            10,715        11         7,489          --          --          7,500

Issuance of common stock at $0.73 per
share for services                             6,850         7         4,993          --          --          5,000

Issuance of common stock at $0.55 per
share for services                            46,364        46        25,454          --          --         25,500

Issuance of common stock at $0.25 per
share for services                           165,492       165        41,208          --          --         41,373

Issuance of common stock at $0.45 per
share for services                            28,377        28        12,741          --          --         12,769

Issuance of common stock at $0.50 per
share for services for deferred
consulting services                           60,000        60        29,940     (30,000)         --             --

Issuance of common stock at $0.49 per
share for services                            25,087        25        12,318          --          --         12,343

Issuance of common stock at $0.45 per
share for services for deferred
consulting services                           66,666        67        29,933     (30,000)         --             --

Issuance of common stock at $0.37 per
share for services                            13,369        13         4,987          --          --          5,000

Issuance of common stock at $0.42 per
share for services                            19,231        19         7,981          --          --          8,000

Issuance of common stock at $0.39 per
share for services                            18,042        18         6,982          --          --          7,000

Issuance of common stock at $0.32 per
share for services                           162,678       163        52,382          --          --         52,545

Issuance of common stock at $0.31 per
share for services                            16,234        16         4,984          --          --          5,000

Issuance of common stock at $0.39 per
share for employee bonus                      22,500        22         8,754          --          --          8,776
--------------------------------------------------------------------------------------------------------------------
                          SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-10


----------------------------------------------------------------------------------------------------------------
                                              AETHLON MEDICAL, INC.
                                          (A Development Stage Company)
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                       FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
----------------------------------------------------------------------------------------------------------------
                                                                                           DEFICIT
                                                                                         ACCUMULATED     TOTAL
                                            COMMON STOCK       ADDITIONAL   DEFERRED        DURING    STOCKHOLDERS'
                                       -------------------      PAID IN    CONSULTING    DEVELOPMENT     EQUITY
                                          SHARES    AMOUNT      CAPITAL       FEES          STAGE      (DEFICIT)
                                       ---------- ---------   -----------  ----------   ------------  ------------
Debt discount on debt issued with
detachable warrants                            --        --        84,000          --            --         84,000

Amortization of deferred consulting
fees                                           --        --            --      30,000            --         30,000

Intrinsic value of options issued to
directors                                      --        --       424,262          --            --        424,262

Net loss                                       --        --            --          --    (2,096,951)    (2,096,951)
                                      -----------  --------    ----------   ---------     ----------    -----------
BALANCE - MARCH 31, 2005               17,014,696  $ 17,015  $ 16,088,278   $ (30,000)  $(19,142,264)  $(3,066,971)

Issuance of common stock at $0.28 per
share for cash                             35,947        36         9,964          --            --         10,000

Issuance of common stock at $0.26 per
share for cash                             38,256        38         9,962          --            --         10,000

Issuance of common stock at $0.26 per
share for cash                             38,401        38         9,962          --            --         10,000

Issuance of common stock at $0.25 per
share for cash                            201,165       201        49,799          --            --         50,000

Issuance of common stock at $0.25 per
share for cash                             80,466        80        19,920          --            --         20,000

Issuance of common stock at $0.25 per
share for cash                             80,466        80        19,920          --            --         20,000

Issuance of common stock at $0.25 per
share for cash                             80,466        80        19,920          --            --         20,000

Issuance of common stock at $0.25 per
share for cash                             80,466        80        19,920          --            --         20,000

Issuance of common stock at $0.18 per
share for cash                            100,000       100        17,500          --            --         17,600

Issuance of common stock at $0.25 per
Share for cash                            301,744       302        74,698          --            --         75,000

Issuance of common stock at varied
prices for cash                         2,485,249     2,485       767,512          --            --        769,997

Issuance of common stock at $0.76
per share for cash                        568,181       568       431,249          --            --        431,818

Issuance of common stock at $0.25
per share in connection with the
conversion of notes payable,
including interest of $4,564              140,000       140        34,860          --            --         35,000

Issuance of common stock at $0.20
per share in connection with the
conversion of convertible notes
payable, including interest
of $4,943                                 174,716       175        34,768          --            --         34,943

Issuance of common stock at $0.31 per
share for services                          9,740        10         2,990          --            --          3,000

Issuance of common stock at $0.30 per
share for services                         25,134        25         7,475          --            --          7,500

Issuance of common stock at $0.25 per
share for services                         31,424        31         7,869          --            --          7,900

Issuance of common stock at $0.26 per
share for services                         19,084        19         4,981          --            --          5,000
----------------------------------------------------------------------------------------------------------------
                        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-11


----------------------------------------------------------------------------------------------------------------
                                              AETHLON MEDICAL, INC.
                                          (A Development Stage Company)
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                       FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
----------------------------------------------------------------------------------------------------------------
                                                                                       DEFICIT
                                                                                     ACCUMULATED     TOTAL
                                          COMMON STOCK       ADDITIONAL   DEFERRED      DURING    STOCKHOLDERS'
                                     -------------------      PAID IN    CONSULTING  DEVELOPMENT     EQUITY
                                        SHARES    AMOUNT      CAPITAL       FEES        STAGE      (DEFICIT)
                                     ---------- ---------   -----------  ----------   ----------   -----------
Issuance of common stock at $0.25 per
share for services                       33,228        33         8,407          --          --          8,440

Issuance of common stock at $0.25 per
share for services                       24,000        24         5,976          --          --          6,000

Issuance of common stock at $0.26 per
share for services                       11,450        11         2,989          --          --          3,000

Issuance of common stock at $0.26 per
share for services                       19,084        19         4,981          --          --          5,000

Issuance of common stock at $0.26 per
share for services                       34,352        34         8,966          --          --          9,000

Issuance of common stock at $0.26 per
share for services                       11,450        11         2,989          --          --          3,000

Loss on settlement of accrued legal
liabilities                                  --        --       142,245          --          --        142,245

Issuance of common stock at $0.24 per
share for services                       12,605        13         2,987          --          --          3,000

Issuance of common stock at $0.24 per
share for services                       21,008        21         4,979          --          --          5,000

Issuance of common stock at $0.23 per
share for services                       21,739        22         4,978          --          --          5,000

Issuance of common stock at $0.23 per
share for services                       21,740        22         4,978          --          --          5,000

Issuance of common stock at $0.23 per
share for services                        2,155         2           498          --          --            500

Issuance of common stock at $0.23 per
share for services                       91,739        92        21,008          --          --         21,100

Issuance of common stock at $0.21 per
share for services                      175,755       176        37,084          --          --         37,260

Issuance of common stock at $0.23 per
share for services                       37,863        38         8,519          --          --          8,557

Issuance of common stock at $0.23 per
share for services                       21,368        21         4,979          --          --          5,000

Issuance of common stock at $0.21 per
share for services                       27,852        28         5,710          --          --          5,738

Issuance of common stock at $0.24 per
share for services                       21,186        21         4,979          --          --          5,000

Issuance of common stock at $0.22 per
share for services                       35,278        35         7,585          --          --          7,620

Issuance of common stock at $0.38 per
share for services                       13,298        13         4,987          --          --          5,000

Issuance of common stock at $0.38 per
share for services                       19,948        20         7,640          --          --          7,660

Issuance of common stock at $0.37 per
share for services                       97,662        98        36,037          --          --         36,135

Issuance of common stock at $0.25 per
share for services                      371,847       372        91,137          --          --         91,509

Issuance of common stock at $0.25 per
share for services                       73,964        74        18,128          --          --         18,202
----------------------------------------------------------------------------------------------------------------
                        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-12


----------------------------------------------------------------------------------------------------------------
                                              AETHLON MEDICAL, INC.
                                          (A Development Stage Company)
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                       FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
----------------------------------------------------------------------------------------------------------------
                                                                                       DEFICIT
                                                                                     ACCUMULATED     TOTAL
                                          COMMON STOCK       ADDITIONAL   DEFERRED      DURING    STOCKHOLDERS'
                                     -------------------      PAID IN    CONSULTING  DEVELOPMENT     EQUITY
                                        SHARES    AMOUNT      CAPITAL       FEES        STAGE      (DEFICIT)
                                     ---------- ---------   -----------  ----------   ----------   -----------
Issuance of common stock at $0.29 per
share for services                       13,333        13         3,827          --          --          3,840

Issuance of common stock at $0.33 per
share for services                       15,060        15         4,985          --          --          5,000

Issuance of common stock at $0.24 per
share for services                      579,813       580       138,575          --          --        139,155

Issuance of common stock at $0.28 and
$0.33 per share for services             66,017        66        19,934          --          --         20,000

Issuance of common stock at $0.36 per
share for services                       13,889        14         4,986          --          --          5,000

Issuance of common stock at $0.33 per
share for services                        9,091         9         2,989          --          --          2,999

Issuance of common stock at $0.28 per
share for services                       10,563        11         2,991          --          --          3,001

Issuance of common stock at $0.33 per
share for services                      150,000       150        48,850     (49,000)         --             --

Issuance of common stock at $0.28 per
share for services                       35,714        36         9,964          --          --         10,000

Issuance of common stock at $0.33 per
share for services                       15,152        15         4,985          --          --          5,000

Issuance of common stock at $0.28 per
per share for services                   17,730        18         4,982          --          --          5,000

Issuance of common stock at $0.20 and
$0.37 per share for services             79,255        79        19,894          --          --         19,974

Issuance of common stock at $0.33 per
share for services                       33,333        33         9,967          --          --         10,000

Issuance of common stock at $0.39 per
share for services                      220,080       220        85,171          --          --         85,391

Issuance of common stock at $0.49 per
share for services                        7,275         7         3,543          --          --          3,550

Issuance of common stock at $0.34 per
share for services                       27,284        27         9,170          --          --          9,197

Issuance of common stock at $0.33 per
share for services                      158,046       158        51,997          --          --         52,155

Issuance of common stock at $0.20 per
share for services                      836,730       837       166,509          --          --        167,346

Issuance of cashless warrants           389,168       389          (389)         --          --             --

Conversion of accrued salaries to
employee stock options                       --        --       300,000          --          --        300,000

Debt discount on debt issued with
detachable warrants                          --        --       119,610          --          --        119,610

Interest expense related to beneficial
conversion feature                           --        --       222,375          --          --        222,375

Professional fees related to registration
statement                                    --        --       (76,732)         --          --        (76,732)

Amortization of deferred consulting
fees                                         --        --            --      34,083          --         34,083
----------------------------------------------------------------------------------------------------------------
                        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-13


-----------------------------------------------------------------------------------------------------------------
                                              AETHLON MEDICAL, INC.
                                          (A Development Stage Company)
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                        FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
-----------------------------------------------------------------------------------------------------------------
                                                                                           DEFICIT
                                                                                         ACCUMULATED     TOTAL
                                            COMMON STOCK       ADDITIONAL   DEFERRED        DURING    STOCKHOLDERS'
                                       -------------------      PAID IN    CONSULTING    DEVELOPMENT     EQUITY
                                          SHARES    AMOUNT      CAPITAL       FEES          STAGE      (DEFICIT)
                                       ---------- ---------   -----------  ----------   ------------  ------------
Reclassification of derivative
liabilities upon registration
of shares underlying warrants                  --        --     1,090,000          --            --      1,090,000

Net loss                                       --        --            --          --     (2,920,183)   (2,920,183)
                                      -----------  --------  ------------   ----------  -------------  ------------
BALANCE - MARCH 31, 2006               25,383,705  $ 25,384  $ 20,322,494   $ (44,917)  $(22,062,447)  $(1,759,486)
                                      -----------  --------  ------------   ----------  -------------  ------------
Issuance of common stock at varied
prices for cash                         2,649,773     2,650       794,097          --            --        796,747

Issuance of common stock at $0.18 per
share for cash                            555,556       556        99,444          --            --        100,000

Issuance of common stock at $0.30 per
share for cash                          1,333,333     1,333       398,667          --            --        400,000

Issuance of common stock at $0.24 per
share in connection with the conversion
of notes payable, including interest
of $18,750                                107,759       108        43,642          --            --         43,750

Issuance of common stock at $0.24 per
share for services                         33,058        33         7,967          --            --          8,000

Issuance of common stock at $0.25 per
share for services                        126,065       127        31,858          --            --         31,965

Issuance of common stock at $0.26 per
share for services                        156,485       156        40,349          --            --         40,505

Issuance of common stock at $0.27 per
share for services                         30,075        30         7,970          --            --          8,000

Issuance of common stock at $0.28 per
share for services                         43,819        44        12,256          --            --         12,300

Issuance of common stock at $0.29 per
share for services                         14,563        15         4,150          --            --          4,165

Issuance of common stock at $0.30 per
share for services                         18,454        19         5,531          --            --          5,550

Issuance of common stock at $0.31 per
share for services                         32,984        33        10,467          --            --         10,500

Issuance of common stock at $0.32 per
share for services                         52,722        53        17,947          --            --         18,000

Issuance of common stock at $0.34 per
share for services                         29,965        30         9,470          --            --          9,500

Issuance of common stock at $0.37 per
share for services                        132,765       133        48,725          --            --         48,858

Issuance of common stock at $0.40 per
share for services                          7,813         8         2,492          --            --          2,500

Issuance of common stock at $0.45 per
share for services                          3,363         3         1,497          --            --          1,500

Issuance of common stock at $0.47 per
share for services                         14,535        15         4,985          --            --          5,000
-------------------------------------------------------------------------------------------------------------------
                         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-14


-----------------------------------------------------------------------------------------------------------------
                                              AETHLON MEDICAL, INC.
                                          (A Development Stage Company)
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                        FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
-----------------------------------------------------------------------------------------------------------------
                                                                                         DEFICIT
                                                                                       ACCUMULATED     TOTAL
                                          COMMON STOCK       ADDITIONAL   DEFERRED        DURING    STOCKHOLDERS'
                                     -------------------      PAID IN    CONSULTING    DEVELOPMENT     EQUITY
                                        SHARES    AMOUNT      CAPITAL       FEES          STAGE      (DEFICIT)
                                     ---------- ---------   -----------  ----------    -----------   -----------
Issuance of common stock at $0.50 per
share for services                       35,601        36        17,765          --            --         17,801

Issuance of common stock at $0.51 per
share for services                       21,078        21        10,728          --            --         10,749

Issuance of common stock at $0.53 per
share for services                       20,127        20         8,980          --            --          9,000

Issuance of common stock at $0.55 per
share for services                        4,545         5         2,495          --            --          2,500

Issuance of common stock at $0.58 per
share for services                       17,332        17         9,983          --            --         10,000

Issuance of common stock at $0.59 per
share for services                        8,532         9         4,991          --            --          5,000

Issuance of common stock at $0.61 per
share for services                        4,934         5         2,995          --            --          3,000

Issuance of common stock at $0.79 per
share for services                       10,095         9         7,990          --            --          8,000

Issuance of common stock at $0.81 per
share for services                        3,086         3         2,497          --            --          2,500

Adjustment for issuance of
cashless warrants                      (144,099)     (144)          144          --            --             --

Issuance of commitment shares         1,050,000     1,050        (1,050)         --            --             --

Interest expense related to
beneficial conversion feature                --        --        50,000          --            --         50,000

Amortization of deferred
consulting fees                              --        --            --      44,917            --         44,917

Issuance of common stock for option
to obtain licensing rights
to cancer patent                         40,000        40        10,760          --            --         10,800

Stock compensation expense                   --        --        38,132          --            --         38,132

Issuance of common stock at $0.20 per
Share in settlement of
accrued liabilities                     114,130       114        22,997          --            --         23,111

Reclassification of derivative
liabilities upon registration of
shares underlying warrants                   --        --    (1,090,000)         --            --     (1,090,000)

Net loss                                     --        --            --          --    (6,024,545)    (6,024,545)
                                     ----------  --------  ------------   ---------  -------------  -------------

BALANCE - MARCH 31, 2007             31,912,153  $ 31,912  $ 20,963,410   $      --  $(28,086,992)  $ (7,091,670)
                                   ============  ========  ============   =========  =============  =============
-----------------------------------------------------------------------------------------------------------------
                        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-15

-----------------------------------------------------------------------------------------------------------------
                                              AETHLON MEDICAL, INC.
                                          (A Development Stage Company)
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                        FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
-----------------------------------------------------------------------------------------------------------------
                                                                                           DEFICIT
                                                                                         ACCUMULATED     TOTAL
                                            COMMON STOCK       ADDITIONAL   DEFERRED        DURING    STOCKHOLDERS'
                                       -------------------      PAID IN    CONSULTING    DEVELOPMENT     EQUITY
                                          SHARES    AMOUNT      CAPITAL       FEES          STAGE      (DEFICIT)
                                       ---------- ---------   -----------  ----------  -------------  ------------
BALANCE - MARCH 31, 2007               31,912,153  $ 31,912  $ 20,963,410   $      --  $(28,086,992)  $(7,091,670)
                                      -----------  --------    ----------   ---------  -------------  ------------
Issuance of common stock at $0.50 per
share for cash                          2,560,000     2,560     1,187,840          --            --     1,190,400

Issuance of common stock at $1.00 per
share for cash                            100,000       100        99,900          --            --       100,000

Issuance of common stock at $0.24 per
share for services                         71,045        71        16,980          --            --        17,051

Issuance of common stock at $0.48 per
share for services                         41,999        42        19,958          --            --        20,000

Issuance of common stock at $0.49 per
share for services                         13,017        13         6,399          --            --         6,413

Issuance of common stock at $0.50 per
share for services                         45,380        45        22,645          --            --        22,690

Issuance of common stock at $0.53 per
share for services                         75,000        75        39,675          --            --        39,750

Issuance of common stock at $0.57 per
share for services                          7,895         8         4,492          --            --         4,500

Issuance of common stock at $0.58 per
share for services                         36,487        36        21,164          --            --        21,200

Issuance of common stock at $0.60 per
share for services                        120,033       120        71,490          --            --        71,610

Issuance of common stock at $0.61 per
share for services                        103,106       103        62,791          --            --        62,894

Issuance of common stock at $0.63 per
share for services                         10,174        10         6,440          --            --         6,450

Issuance of common stock at $0.65 per
share for services                          4,601         5         2,995          --            --         3,000

Issuance of common stock at $0.68 per
share for services                         17,127        17        11,583          --            --        11,600

Issuance of common stock at $0.69 per
share for services                          7,246         7         4,993          --            --         5,000

Issuance of common stock at $0.76 per
share for services                         17,061        17        12,983          --            --        13,000

Issuance of common stock at $0.78 per
share for services                         19,179        19        14,981          --            --        15,000

Exercise of cashless warrants              49,414        49           (49)         --            --            --

Issuance of common stock for
option exercises by director              250,000       250        94,750          --            --        95,000

Common stock units issued under
renegotiation of
convertible notes                       2,149,582     2,150     5,390,514          --            --     5,392,664

Beneficial conversion feature on
convertible debt                               --        --        38,197          --            --        38,197
-------------------------------------------------------------------------------------------------------------------
                        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-16


-----------------------------------------------------------------------------------------------------------------
                                              AETHLON MEDICAL, INC.
                                          (A Development Stage Company)
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                        FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
-----------------------------------------------------------------------------------------------------------------
                                                                                         DEFICIT
                                                                                       ACCUMULATED     TOTAL
                                          COMMON STOCK       ADDITIONAL   DEFERRED        DURING    STOCKHOLDERS'
                                     -------------------      PAID IN    CONSULTING    DEVELOPMENT     EQUITY
                                        SHARES    AMOUNT      CAPITAL       FEES          STAGE      (DEFICIT)
                                     ---------- ---------   -----------  ----------  -------------  ------------
Issuance of common stock in exchange
for licensing rights                     15,152        15         4,985          --            --         5,000

Stock compensation expense                   --        --       487,093          --            --       487,093

Issuance of common stock in
connection with the conversion
of notes payable                      1,365,500     1,366       279,782          --            --       281,148

Net loss                                     --        --            --          --    (4,140,264)   (4,140,264)
                                     ----------  --------  ------------   ---------  ------------- -------------

BALANCE - MARCH 31, 2008             38,991,151  $ 38,992  $ 28,866,000    $     --  $(32,227,256) $ (3,322,264)
                                   ============  ========  ============    ========  ============= =============

-----------------------------------------------------------------------------------------------------------------
                        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.


                                                     F-17


---------------------------------------------------------------------------------------------------------------
                                             AETHLON MEDICAL, INC.
                                         (A DEVELOPMENT STAGE COMPANY)
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                       FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008
---------------------------------------------------------------------------------------------------------------
                                                                                               January 31, 1984
                                                                                                  (Inception)
                                                                                                    Through
                                                                  2008              2007         March 31, 2008
                                                                -----------------------------------------------

Cash flows from operating activities:
     Net loss                                                  $ (4,140,264)     $ (6,024,545)    $(32,227,256)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
          Depreciation and amortization                              21,550            23,400        1,028,943
          Amortization of deferred consulting fees                       --            44,917          109,000
          Gain on settlement of debt                                     --                --         (131,175)
          Loss on settlement of accrued legal liabilities                --                --          142,245
          Gain on sale of property and equipment                         --                --          (13,065)
          Change in estimated fair value of warrant liability      (637,179)        2,112,575        1,835,521
          Fair market value of warrants issued in connection
            with accounts payable and debt related costs                 --                --        2,715,736
          Fair market value of common stock, warrants and
            options issued for services and interest                325,157           274,914        3,812,073
          Stock based compensation                                  487,093            38,132          949,487
          Loss on debt extinguishment                               547,119         1,216,748        1,763,867
          Amortization of debt discount                           1,195,863           177,762        2,481,650
          Impairment of patents and patents pending                      --                --          416,026
          Impairment of goodwill                                         --                --          897,227
          Deferred compensation forgiven                                 --                --          217,223

          Changes in operating assets and liabilities:
               Prepaid expenses                                         970            27,652          157,937
               Other assets                                              --             4,000          (13,200)
               Accounts payable and accrued liabilities             140,355           535,166        2,189,471
               Due to related parties                               (44,936)         (149,625)       1,277,564
                                                               ------------------------------------------------

     Net cash used in operating activities                       (2,104,272)       (1,718,904)     (12,390,726)
                                                              -------------------------------------------------

Cash flows from investing activities:
     Purchases of property and equipment                             (4,746)          (17,810)        (271,443)
     Patents and patents pending                                     (6,797)           (6,294)        (376,924)
     Proceeds from the sale of property and equipment                    --                --           17,065
     Cash of acquired company                                            --                --           10,728
                                                              -------------------------------------------------

     Net cash used in investing activities                          (11,543)          (24,104)        (620,574)
                                                              -------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                        SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.
continued.........

                                                     F-18


---------------------------------------------------------------------------------------------------------------------
                                                AETHLON MEDICAL, INC.
                                            (A DEVELOPMENT STAGE COMPANY)
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   FOR THE YEARS ENDED MARCH 31, 2008 AND 2007 AND
                    FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH MARCH 31, 2008 (CONTINUED)
---------------------------------------------------------------------------------------------------------------------
                                                                                                     January 31, 1984
                                                                                                        (Inception)
                                                                                                          Through
                                                                           2008              2007      March 31, 2008
                                                                     ------------------------------------------------

Cash flows from financing activities:
     Net proceeds from the issuance of notes payable                      640,000                --         2,350,000
     Principal repayments of notes payable                                (60,000)               --          (352,500)
     Proceeds from the issuance of convertible notes payable               60,000            50,000         2,138,000
     Net proceeds from the issuance of common stock                     1,290,400         1,296,737         9,207,222
     Professional fees related to registration statements                      --                --           (76,731)
                                                                     ------------------------------------------------

     Net cash provided by financing activities                          1,930,400         1,346,737        13,265,991
                                                                     ------------------------------------------------

Net increase (decrease) in cash                                          (185,415)         (396,271)          254,691

Cash at beginning of period                                               440,106           836,377                --
                                                                     ------------------------------------------------

Cash at end of period                                                $    254,691      $    440,106      $    254,691
                                                                     ================================================

Supplemental disclosure of cash flow information -
  Cash paid during the period for:
          Interest                                                   $      3,717      $         --      $    266,975
                                                                     ================================================
          Income taxes                                               $         --      $         --      $     13,346
                                                                     ================================================

Supplement schedule of noncash investing and financing activities:

Debt and accrued interest converted to common stock                  $    316,375      $     43,750      $  2,797,086
                                                                     ================================================
Stock option exercise by director for accrued expenses               $     95,000      $         --      $     95,000
                                                                     ================================================

Debt discount on notes payable associated with detachable
  warrants                                                           $         --      $     50,000      $  1,154,860
                                                                     ================================================
Issuance of common stock, warrants and options in
   settlement of accrued expenses and due to related parties         $         --      $     23,111      $  1,003,273
                                                                     ================================================
Reclassification of derivative liability to (from)
   additional paid-in capital                                        $         --      $ (1,090,000)     $         --
                                                                     ================================================
Issuance of common stock in connection with license agreements       $         --      $         --      $     18,000
                                                                     ================================================
Net assets of entities acquired in exchange for equity
   securities                                                        $         --      $         --      $  1,597,867
                                                                     ================================================
Debt placement fees paid by issuance of warrants                     $         --      $         --      $    843,538
                                                                     ================================================
Patent pending acquired for 12,500 shares of common stock            $         --      $         --      $    100,000
                                                                     ================================================
Common stock issued for prepaid expenses                             $         --      $         --      $    161,537
                                                                     ================================================
Licensing rights acquired with common stock issuance                 $      5,000      $     10,800      $     15,800
                                                                     ================================================

---------------------------------------------------------------------------------------------------------------------
                           SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Aethlon Medical, Inc. ("Aethlon" or the "Company") engages in the research and development of a medical device known as the Hemopurifier(R) that removes harmful substances from the blood. Aethlon is in the development stage on the Hemopurifier(R) and significant research and testing are still needed to reach commercial viability. Any resulting medical device or process will require approval by the U.S. Food and Drug Administration ("FDA") or the regulatory agency of any foreign country where it intends to sell its device. Aethlon has submitted an Investigational Device Excemption ("IDE") to the FDA and plans to begin FDA sanctioned clinical trials within the next twelve months. Since many of Aethlon's patents were issued in the 1980's, some have expired and other are scheduled to expire in the near future. Thus, some patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, the Company believes that certain patent applications and/or other patents issued more recently will help protect the proprietary nature of the Hemopurifier(R) treatment technology.

Aethlon is classified as a development stage enterprise under accounting principles generally accepted in the United States of America ("GAAP"), and has not generated revenues from its planned principal operations.

Aethlon's common stock is quoted on the Over-the-Counter Bulletin Board administered by the Financial Industry Regulatory Authority ("OTCBB") under the symbol "AEMD.OB."

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Aethlon Medical, Inc. and its inactive wholly-owned subsidiaries Aethlon, Inc., Hemex, Inc., Syngen Research, Inc. and Cell Activation, Inc.(hereinafter collectively referred to as the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has incurred continuing losses from operations, is in default on certain debt agreements, has negative working capital of approximately $3,481,000, recurring losses from operations and a deficit accumulated during the development stage of approximately $32,227,000 at March 31, 2008, which among other matters, raises substantial doubt about its ability to continue as a going concern. A significant amount of additional capital will be necessary to advance the development of the Company's products to the point at which they may become commercially viable. The Company intends to fund operations through debt and/or equity financing arrangements, which management believes may be insufficient to fund its capital expenditures, working capital and other cash requirements (consisting of accounts payable, accrued liabilities, amounts due to related parties and amounts due under various notes payable) for the fiscal year ending March 31, 2009. Therefore, the Company will be required to seek additional funds to finance its current and long-term operations.

The Company is currently addressing its liquidity issue by continually seeking investment capital through private placements of common stock and debt. The Company believes that its cash on hand and funds expected to be received from additional private investment will be sufficient to meet its liquidity needs for fiscal 2009. However, no assurance can be given that the Company will receive any funds in addition to the funds it has received to date.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

GOING CONCERN (continued)

The successful outcome of future activities cannot be determined at this time and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

The consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

RISKS AND UNCERTAINTIES

The Company operates in an industry that is subject to intense competition, government regulation and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

USE OF ESTIMATES

The Company prepares its consolidated financial statements in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realization of long-lived assets, valuation of derivative liabilities, estimating fair value associated with debt and equity transactions and valuation of deferred tax assets. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's cash, accounts payable and accrued liabilities approximates their estimated fair values due to the short-term maturities of those financial instruments. The fair value of certain convertible notes at March 31, 2008 approximates $6,668,601 based upon a third party valuation report that we commissioned.

Management has concluded that it is not practical to determine the estimated fair value of amounts due to related parties. SFAS No. 107 requires that for instruments for which it is not practicable to estimate their fair value, information pertinent to those instruments be disclosed, such as the carrying amount, interest rate, and maturity, as well as the reasons why it is not practicable to estimate fair value. Information about these related party instruments is included in Note 8. Management believes it is not practical to estimate the fair value of such financial instruments because the transactions cannot be assumed to have been consummated at arm's length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practicable due to the lack of data regarding similar instruments, if any, and the associated potential costs.

CONCENTRATIONS OF CREDIT RISKS

Cash is maintained at a single financial institution. The Federal Deposit Insurance Corporation ("FDIC") insures accounts at each institution for up to $100,000. At times, cash may be in excess of the FDIC insurance limit. The Company had approximately $155,000 exceeding this limit at March 31, 2008.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to five years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss included in the statements of operations.

INCOME TAXES

Under SFAS No. 109, "Accounting for Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carry-forwards. The Company records a valuation allowance for deferred tax assets when, based on management's best estimate of taxable income in the foreseeable future, it is more likely than not that some portion of the deferred income tax assets may not be realized.

In May 2007, the FASB issued Staff Position FIN 48-1, "Definition of SETTLEMENT in FASB Interpretation No. 48" ("FSP FIN 48-1"), which amends FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109" ("FIN 48," together with FSP FIN 48-1 referred as "FIN 48, as amended"). As of April 1, 2007, we adopted the provisions of FIN 48, as amended, which clarify the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48, as amended, prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position an entity takes or expects to take in a tax return. To recognize a tax position, the tax position must be more-likely-than-not sustainable upon examination by the relevant taxing authority, and the relevant measurement of the position must be the largest amount of benefit that we would more than 50% likely realize upon settlement. We would recognize the benefit of a position in the interim reporting period during which it meets the threshold, unless we effectively settle it earlier through examination, negotiation, or litigation or the applicable statute of limitations period expires.

The Company did not recognize any additional liability for unrecognized tax benefit as a result of the implementation. As of March 31, 2008, the Company did not increase or decrease liability for unrecognized tax benefit related to tax positions in prior period nor did the company increase its liability for any tax positions in the current year. Furthermore, there were no adjustments to the liability or lapse of statute of limitation or settlements with taxing authorities.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

LONG-LIVED ASSETS

SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized.

Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations and extends that reporting requirement to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. The provisions of this pronouncement relating to assets held for disposal generally are required to be applied prospectively after the adoption date to newly initiated commitments to sell or dispose of such assets, (as defined), by management. As a result, management cannot determine the potential effects that adoption of SFAS No. 144 will have on the Company's financial statements with respect to future disposal decisions, if any. Management believes no impairment charges were necessary during the fiscal years ended March 31, 2008 and 2007.

EARNINGS (LOSS) PER SHARE

Under SFAS No. 128, "Earnings per Share," basic earnings (loss) per share is computed by dividing net income available to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In each of the years ended March 31, 2008 and 2007, 9,865,775 and 12,885,453 shares would have been considered additional common stock equivalents, respectively, based on the treasury stock method. As the Company had net losses for the periods presented, basic and diluted loss per share are the same, and additional common stock equivalents have been excluded as their effect would be antidilutive.

SEGMENTS

SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," requires public companies to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the foreign countries in which it holds significant assets and how the Company reports revenues and its major customers. The Company currently operates in one segment, as disclosed in the accompanying consolidated statements of operations.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK-BASED COMPENSATION

Effective April 1, 2006, the Company adopted the provisions of SFAS No. 123-R, "Share-Based Payment." SFAS No. 123-R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured when all granting activities have been completed, generally the grant date, based on the fair value of the award. Prior to April 1, 2006, the Company accounted for awards granted under its equity incentive plan under the intrinsic value method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, "Accounting for Stock Based Compensation," as amended. The exercise price of options is generally equal to the market price of the Company's common stock (defined as the closing price as quoted on the Over-the-Counter Bulletin Board administered by Nasdaq) on the date of grant. Under the modified prospective method of adoption for SFAS No. 123-R, the compensation cost recognized by the Company beginning April 1, 2006 includes (a) compensation cost for all equity incentive awards granted prior to, but not yet vested as of April 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and
(b) compensation cost for all equity incentive awards granted subsequent to April 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

From time to time, the Company's Board of Directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of the Company's formal stock plans. The terms of these grants are individually negotiated and generally expire within five years from the grant date.

In August 2000, the Company adopted the 2000 Stock Option Plan ("Stock Option Plan"), which was approved by its stockholders in September 2000. The Stock Option Plan provides for the issuance of up to 500,000 options to purchase shares of common stock. Such options can be incentive options or nonstatutory options, and may be granted to employees, directors and consultants. The Stock Option Plan has limits as to the eligibility of those stockholders who own more than 10% of Company stock, as defined. The options granted pursuant to the Stock Option Plan may have exercise prices of no less than 100% of fair market value of the Company's common stock at the date of grant (incentive options), or no less than 75% of fair market value of such stock at the date of grant (nonstatutory). At March 31, 2008, the Company had granted 47,500 options under the 2000 Stock Option Plan of which 15,000 had been forfeited, with 467,500 available for future issuance. All of these options vested prior to the adoption of FAS 123-R.

The effects of share-based compensation resulting from the application of SFAS No. 123-R to options granted outside of the Company's Stock Option Plan resulted in an expense of $487,093 for the fiscal year ended March 31, 2008. This expense was recorded as stock compensation included in payroll and related expenses in the accompanying March 31, 2008 condensed consolidated statement of operations. Share-based compensation recognized as a result of the adoption of SFAS No. 123-R as well as pro forma disclosures according to the original provisions of SFAS No. 123 for periods prior to the adoption of SFAS No. 123-R use the Binomial Lattice option pricing model for estimating fair value of options granted.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STOCK BASED COMPENSATION (continued)

The following table summarizes the effect of share-based compensation resulting from the application of SFAS No. 123-R to options granted:

                                        Fiscal Year Ended    Fiscal Year Ended
                                          March 31, 2008       March 31, 2007

Payroll and related                         $   487,093           $ 38,132
                                            ===========           ========
Net share-based compensation effect
   in net loss from operations              $   487,093           $ 38,132
                                            ===========           ========

Basic and diluted loss per common share     $     (0.01)          $  (0.00)
                                            ===========           ========

The Company follows SFAS No. 123-R (as interpreted by EITF Issue No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services") to account for transactions involving services provided by third parties where the Company issues equity instruments as part of the total consideration.

Pursuant to paragraph 8 of SFAS No. 123, the Company accounts for such transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable. The Company applies EITF Issue No. 96-18, in transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).

b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.

c) For any transactions not meeting the criteria in (a) or (b) above, the Company re-measures the consideration at each reporting date based on its then current stock value.

In accordance with SFAS No. 123-R, the Company reviews share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after March 31, 2006 is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the fiscal year ended March 31, 2008 was insignificant.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PATENTS

The Company capitalizes the cost of patents and patents pending, some of which were acquired, and amortizes such costs over the shorter of the remaining legal life or their estimated economic life, upon issuance of the patent.

STOCK PURCHASE WARRANTS ISSUED WITH NOTES PAYABLE

The Company granted warrants in connection with the issuance of certain notes payable. Under APB Opinion No. 14, "Accounting for Convertible Debt and Debt Issued With Stock Purchase Warrants", as amended, the relative estimated fair value of such warrants represents a discount from the face amount of the notes payable. Accordingly, the relative estimated fair value of the warrants in those certain transactions where the warrants qualified for equity classification has been recorded in the consolidated financial statements as a discount from the face amount of the notes. The discount is amortized using the effective yield method over the respective term of the related notes payable.

BENEFICIAL CONVERSION FEATURE OF CONVERTIBLE NOTES PAYABLE

The convertible feature of certain notes payable (see Notes 6 and 7) provides for a rate of conversion that is below market value. Such feature is normally characterized as a "beneficial conversion feature" ("BCF"). Pursuant to Emerging Issues Task Force Issue No. 98-5 ("EITF Issue No. 98-5"), "Accounting for Convertible Securities With Beneficial Conversion Features or Contingently Adjustable Conversion Ratio" and Emerging Issues Task Force Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," the estimated fair value of the BCF is recorded in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are accreted to interest expense over the term of the notes using the effective yield method.

REGISTRATION PAYMENT ARRANGEMENTS

The Company accounts for its liquidated damages on registration rights agreements (see Note 6) in accordance with FASB Staff Position EITF 00-19-2, which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, "Accounting for Contingencies." As of March 31, 2008, we have accrued $368,487 for liquidated damages.

RESEARCH AND DEVELOPMENT EXPENSES

The Company incurred approximately $792,136 and $673,614 of research and development expenses during the years ended March 31, 2008 and 2007, respectively, which are included in various operating expenses in the accompanying consolidated statements of operations.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on the Company's financial statements.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109." This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109,"Accounting for Income Taxes." FIN No. 48 prescribes a more-likely-than-not recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken (or expected to be taken) in an income tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirement to assess the need for a valuation allowance on net deferred tax assets is not affected by FIN No. 48. This pronouncement is effective for fiscal years beginning after December 31, 2006. The adoption of this interpretation did not have a material impact on the Company's financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after December 15, 2007. The Company plans to adopt SFAS No. 157 beginning in the first quarter of fiscal 2008. The Company is currently evaluating the impact, if any, the adoption of SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS No. 159 expands the scope of specific types of assets and liabilities that an entity may carry at fair value on its statement of financial position, and offers an irrevocable option to record the vast majority of financial assets and liabilities at fair value, with changes in fair value recorded in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact, if any, SFAS No. 159 will have on its financial statements.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS (continued)

In November 2007, the EITF issued a consensus on EITF 07-1, "Accounting for Collaborative Arrangements" ("EITF 07-1"). The Task Force reached a consensus on how to determine whether an arrangement constitutes a collaborative arrangement, how costs incurred and revenue generated on sales to third parties should be reported by the partners to a collaborative arrangement in each of their respective income statements, how payments made to or received by a partner pursuant to a collaborative arrangement should be presented in the income statement, and what participants should disclose in the notes to the financial statements about a collaborative arrangement. This issue shall be effective for annual periods beginning after December 15, 2008. Entities should report the effects of applying this Issue as a change in accounting principle through retrospective application to all periods to the extent practicable. Upon application of this issue, the following should be disclosed: a) a description of the prior-period information that has been retrospectively adjusted, if any, and b) the effect of the change on revenue and operating expenses (or other appropriate captions of changes in the applicable net assets or performance indicator) and on any other affected financial statement line item. We are currently evaluating the impact, if any, of the adoption of EITF 07-1 on our consolidated financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS No. 141(revised 2007), "Business Combinations" ("SFAS 141(R)"). This statement requires an acquiror to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS 141(R) replaces the cost-allocation process of SFAS No. 141, "Business Combinations" ("SFAS 141") which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. This statement applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009. Earlier adoption is prohibited.

The Sarbanes-Oxley Act of 2002 ("the Act") introduced new requirements regarding corporate governance and financial reporting. Among the many requirements of the Act is for management to annually assess and report on the effectiveness of its internal control over financial reporting under Section 404(a) and for its registered public accountant to attest to this report under Section 404(b). The SEC has modified the effective date and adoption requirements of Section 404(a) and Section 404(b) implementation for non-accelerated filers multiple times, such that we are first required to issue our management report on internal control over financial reporting in this annual report on Form 10-KSB for the fiscal year ending March 31, 2008. Based on current SEC requirements, we will not be required to have our auditor attest to management's assessment until our fiscal year ending March 31, 2010.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at March 31, 2008:

Furniture and office equipment                       $      266,280
Accumulated depreciation                                   (257,967)
                                                     ---------------
                                                     $        8,313
                                                     ===============

Depreciation expense for the years ended March 31, 2008 and 2007 approximated $12,000 and 16,500, respectively.

3. PATENTS

Patents include both foreign and domestic patents. There were several patents pending at March 31, 2008 and 2007. The unamortized cost of patents and patents pending is written off when management determines there is no future benefit. At March 31, 2008, the gross carrying amount of patents and patents in process totaled approximately $181,000 and the related accumulated amortization totaled approximately $44,000. Amortization of patents approximated $11,000 and $7,000 during the years ended March 31, 2008 and 2007, respectively. Amortization expense on patents is estimated to be approximately $7,000 per year for the next five fiscal years. Some of the Company's patents have expired and others may expire before FDA approval, if any, is obtained.

4. NOTES PAYABLE

12% NOTES

From August 1999 through September 2000, the Company entered into arrangements for the issuance of notes payable from private placement offerings (the "12% Notes") in the original aggregate amount of $422,500. The 12% Notes bore annual interest at 12% (15% after maturity), required interest to be paid quarterly, matured one year from the date of issuance, and carried detachable warrants. These notes have no acceleration provisions. In June 2004, one such note in the principal amount of $12,500 plus accrued interest was repaid. In December 2004, two of the notes in the principal amount of $25,000, plus $17,778 accrued interest, were converted to 87,303 restricted common shares at $0.49 per share.

On May 27, 2005 the Company issued a promissory note to an accredited investor in an amount of $100,000 with 12% interest maturing on December 1, 2005. In conjunction with the issuance of the Note, the Company also issued a 12-month warrant to acquire 400,000 shares of Common Stock at $0.25 per share. Accordingly, this warrant has been valued using a Black-Scholes option pricing model and an associated discount of $41,860, was accreted to interest expense over the term of the Note. This entire amount was included in interest expense during the fiscal year ended March 31, 2006.

At March 31, 2008, $347,500 of principal balance of the 12% Notes were outstanding and delinquent, in default, and bore interest at the default rate of 15%.

10% NOTES

From time to time, the Company issued convertible notes payable ("10% Note") to various investors, bearing interest at 10% per annum, with principal and interest due six months from the date of issuance. The 10% Notes required no payment of principal or interest during the term and may be converted to common stock of the Company at the conversion price of $0.50 per share at any time at the option of the noteholder. The total amount of the original notes issued was $275,000. One remaining 10% Note in the amount of $5,000 was past due and in default at March 31, 2008. At March 31, 2008, interest payable on this note totaled $3,375.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

4. NOTES PAYABLE (continued)

9% NOTE

In April 2003, the Company issued a convertible note in the amount of $150,000 ("9% Note"), bearing interest at 9% per annum, with principal and interest due in June 2003, which is in default and currently bears penalty interest at 18% per annum. The 9% Note required no payment of principal or interest during the term and was convertible into common stock of the Company at the conversion price of $0.25 per share at the option of the noteholder. On March 31, 2008 this $150,000 note along with $66,375 of accrued interest was converted into 865,500 shares of common stock at the agreed conversion price of $0.25 per share.

8% NOTES

In December 2007, the Company issued notes payable ("8% Notes") to two accredited investors in the aggregate amount of $495,000 with 8% interest maturing on September 5, 2008. In conjunction with the issuance of the 8% Notes, the Company also issued three year warrants to acquire 1,485,000 shares of Common Stock at $0.50 per share.

Under this transaction, the Company is obligated to register for resale the common shares underlying the warrants, and as a result, this warrant obligation does not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, at the commitment date, the Company did not have any uncommitted registered shares to settle the warrant obligation and accordingly, such obligation was required to be classified as a liability (outside of stockholders' deficit) in accordance with EITF Issue No.00-19. The warrantswere valued at $693,050 on the commitment date using a Binomial Lattice option pricing model. Such amount was recorded as a derivative liability with an offsetting debt discount recorded against the $495,000 face amount of the 8% Notes and the remaining $198,050 recorded as interest expense. The debt discount will be expensed over the term of the 8% Notes.

2008 9% Notes

In January 2008, the Company issued notes payable ("2008 9% Notes") to an accredited investor in the amount of $220,000 with 9% interest maturing on October 19, 2008. In conjunction with the issuance of the 2008 9% Notes, the Company also issued three year warrants to acquire 660,000 shares of Common Stock at $0.50 per share.

Under this transaction, the Company is obligated to register for resale the common shares underlying the warrants, and as a result, this warrant obligation does not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, at the commitment date, the Company did not have any uncommitted registered shares to settle the warrant obligation and accordingly, such obligation was required to be classified as a liability (outside of stockholders' deficit) in accordance with EITF Issue No. 00-19. The warrant was valued at $222,450 on the commitment date using a Binomial Lattice option pricing model. Such amount was recorded as a derivative liability with an offsetting debt discount recorded against the $220,000 face amount of the 2008 9% Notes and the remaining $2,450 recorded as interest expense. The debt discount will be expensed over the term of the 2008 9% Notes.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

4. NOTES PAYABLE (continued)

Notes payable consist of the following at March 31, 2008:

                               Face Amount of                    Notes Payable,
                                Notes Payable  Note Discounts   Net of Discounts
                                -------------  --------------   ----------------
12% Notes payable, all past due  $   347,500            --         $ 347,500

10% Note payable, past due             5,000            --             5,000

8% Note payable                      495,000       275,000           220,000

2008 9% Note payable                 220,000       158,889            61,111
                                 -----------     ---------         ---------

  Total Notes Payable            $ 1,067,500     $ 433,889         $ 633,611
                                 ===========     =========         =========

Management's plans to satisfy the remaining outstanding balance on these notes include converting the notes to common stock at market value or repayment with available funds.

5. CONVERTIBLE NOTES PAYABLE

10% CONVERTIBLE NOTES

On December 15, 2006, the Company issued two 10% Convertible Notes ("December 10% Notes") totaling $50,000 to accredited investors. The December 10% Notes accrue interest at a rate of ten percent (10%) per annum and mature on March 15, 2007. Such notes are convertible into shares of restricted common stock at any time at the election of the holder at a fixed conversion price of $0.17 per share for any conversion occurring on or before the maturity date. In addition, upon issuance, the Company issued five-year Warrants ("December 10% Note Warrants") to purchase a number of shares equal to the number of shares into which the December 10% Notes can be converted at a fixed exercise price of $0.17. Additionally, if the December 10% Note Warrants are exercised prior to December 15, 2007, the holder will receive an additional warrant on the same terms as the December 10% Note Warrants on a one to one basis. The warrants can be settled in unregistered shares of common stock. The December 10% Note Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $15,627, the relative fair value measured at the commitment date, was recorded and presented net against the face amount of the December 10% Notes. The convertible feature of the December 10% Notes provides for an effective conversion rate that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, the Company estimated the fair value of such beneficial conversion feature to be $34,373 and recorded such amount as a debt discount. The discounts associated with the warrants and the beneficial conversion feature were accreted to interest expense over the term of the December 10% Notes. Interest expense on the December 10% Notes resulting from accretion of such debt discounts totaled approximately $50,000 for the fiscal year ended March 31, 2007.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

5. CONVERTIBLE NOTES PAYABLE (continued)

10% SERIES A CONVERTIBLE NOTES

From July 11, 2005 through December 15, 2005 the Company received cash investments totaling $1,000,000 from accredited investors based on agreed-upon terms reached on the cash receipt dates. Such investments were documented in November and December 2005 in several 10% Series A Convertible Promissory Notes. The 10% Series A Convertible Notes accrue interest at a rate of ten percent (10%) per annum and matured on January 2, 2007. The 10% Series A Convertible Notes were convertible into shares of common stock at any time at the election of the holder at a fixed conversion price equal to $0.20 per share for any conversion occurring on or prior to the maturity date.

The Conversion Option

SFAS No. 133 states that a contract issued by an entity that is both (a) indexed to its own stock and (b) would be classified in stockholders' equity if it were a freestanding financial instrument is not a derivative for purposes of that pronouncement. Management has concluded that the conversion option associated with the 10% Series A Convertible Notes is "indexed to the Company's own stock" as that term is defined by EITF Issue No. 01-6, "The Meaning of Indexed to Company's Own Stock". In addition, since such notes have been determined to be "conventional convertible debt instruments" as defined in EITF Issue No. 05-2, "The Meaning of Conventional Convertible Debt Instrument" in Issue 00-19", the requirements of EITF Issue No. 00-19 do not apply. Lastly, the debt host contract is not a derivative in its entirety and (based on SFAS No. 133) the conversion option need not be bifurcated from such contract. Therefore, the conversion option is not a derivative instrument as contemplated by EITF Issue No. 00-19 or SFAS No. 133. As explained below, the Company has therefore applied intrinsic value accounting, where applicable, to the BCF embedded in the conversion option.

Intrinsic Value Accounting for the BCF

The Company accounted for the BCF associated with the issuance of the 10% Series A Convertible Notes in accordance EITF Issue No. 98-5, EITF Issue No. 00-27, and APB No. 14. The convertible feature of the 10% Series A Convertible Notes provides for a rate of conversion that is below market value. The excess of the proceeds over the estimated fair value of the warrants (see "Accounting for the Warrants" below) was used to calculate the effective conversion price per share. Pursuant to EITF 98-5 and EITF 00-27, the Company has estimated the fair value of such BCF to be $270,125 and recorded such amount as a debt discount against the face amount of the notes. Such discount was accreted to interest expense over the original term of the notes. Total interest expense on the 10% Series A Convertible Notes for amortization of the above BCF debt discount totaled $142,364 for the fiscal year ended March 31, 2007, which completed the amortization of such discount.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

5. CONVERTIBLE NOTES PAYABLE (continued)

Accounting for the Warrants

Under this transaction, the Company is obligated to register for resale the common shares underlying the warrants, and as a result, this warrant obligation does not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, at the commitment date, the Company did not have any uncommitted registered shares to settle the warrant obligation and accordingly, such obligation was required to be classified as a liability (outside of stockholders' deficit) in accordance with EITF Issue No. 00-19. The Series A Warrants were valued at $729,875 on the commitment date using a Binomial Lattice option pricing model. Such amount was recorded as a derivative liability and an offsetting debt discount against the face amount of the 10% Series A Convertible Notes. Such debt discount will begin to be expensed as future conversions occur and the warrants are issued.

On January, 2006, the registration statement which included the shares underlying the 10% Series A Convertible Notes ("Notes")and related warrants was deemed effective. At such time, the Company re-evaluated the classification of the warrant obligation and determined that the warrant obligation me the criteria for equity classification under EITF No. 00-19. Accordingly, the Company revalued the warrants at such date, totaling $1,090,000, with the change in fair value of the warrant liability totaling $360,125 expensed in the consolidated statement of operations for the year ended March 31, 2006.

On or about March 13, 2007, the Company determined that the effectiveness of the registration statement underlying the warrant shares associated with the 10% Series A Convertible Notes had lapsed on October 27, 2006. Pursuant to EITF Issue No. 00-19, the Company believed it could no longer control settlement in registered shares. Accordingly, the Company reversed the effect of the prior registration effectiveness and reduced additional-paid-in-capital by $1,090,000 and recorded a warrant liability of like amount. In addition the Company also recorded estimated liquidated damages in an amount of $220,000, an amount of the Company's estimate of the damages that are expected to be paid prior to the effective registration of the shares underlying the warrants.

The Allonge Transactions

Effective March 22, 2007, the Company entered into four Allonges (the "Allonges") to its 10% Series A Convertible Notes entered into in December 2005 having an aggregate principal amount of $1,000,000 (the "Notes") with the Estate of Allan S. Bird, the Ellen R. Weiner Family Revocable Trust, Claypoole Capital, LLC and Christian J. Hoffmann III (the "Holders"). Each Holder has qualified as an "accredited investor" as that term is defined in the Securities Act of 1933, as amended (the "Act"). Pursuant to the Allonges, the Company amended and restated the Notes to extend the maturity date of the Notes from January 2, 2007 until January 3, 2008. The Company will also pay all accrued interest, through February 15, 2007 and each calendar quarter thereafter, in the form of units (the "Units")at the rate of $0.20 per Unit (the "Interest Payment Rate"). The Allonges amend the Notes so that they are now convertible into Units at any time prior to the Maturity Date at the conversion price of $0.20 per Unit (the "Conversion Price"). Each Unit is composed of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant"). Each Class A Warrant expires on January 2, 2011 and is exercisable to purchase one share of Common Stock at a price of $0.20 per share (the "Exercise Price"). If the Holder exercises Class A Warrants on or before July 3, 2008, the Company will issue the Holder one Class B Common Stock Purchase Warrant (the "Class B Warrant" and with the Class A Warrant, collectively, the "Warrants") for every two Class A Warrants exercised. Each Class B Warrant has a three-year term and is exercisable to purchase one share of Common Stock at a price equal to the greater of $0.20 per share or 75% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of the notice of conversion. Pursuant to EITF 06-06, and because of the change in the fair value of embedded conversion options as a result of the issuance of Units under the Allonges on March 22, 2007, such issuance was determined to be a substantial change in the 10% Series A Notes resulting in the extinguishment of the Notes as per ABP No. 26. Therefore on March 22, 2007, the Company recorded a net increase of $270,127 of discount on convertible notes payable, an increase in the warrant liability of $1,486,875 and a loss on extinguishment of debt of $1,216,748. Between March 22, 2007 and March 31, 2007, the Company also recorded an additional other expense of $143,125 to record the change in fair value of the warrant liability at the end of the fiscal year. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

5. CONVERTIBLE NOTES PAYABLE (continued)

10% SERIES A CONVERTIBLE NOTES AMENDMENT

On November 2007, the Company entered into Amended and Restated 10% Series A Convertible Promissory Notes (the "Amended Notes") with the holders of certain promissory notes previously issued by the Company (the "Prior Notes"), and all amendments to the Prior Notes, including on March 5, 2007.

The Amended Notes, in the principal amount of $1,000,000, are convertible into an aggregate of 5,000,000 shares of the Company's Common Stock and mature on February 15, 2009. The Amended Notes provide for the payment of accrued and default interest through December 31, 2007 in the aggregate amount of $295,248 to be paid in units ("Units") at a fixed rate of $0.20 per Unit, each Unit consisting of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant") to purchase one share of the Company's Common Stock at a fixed exercise price of $0.20 per share. If the Holders exercise the Class A Warrants on or before February 15, 2010, the Company will issue them one Class B Common Stock Purchase Warrant (the "Class B Warrant") for every two Class A Warrants exercised. The Class B Warrants will have a fixed exercise price of $0.60 per share.

The Amended Notes also provided for the payment of liquidated damages through November 29, 2007 in the aggregate amount $269,336 to be paid in units ("Damages Units") at a fixed rate of $0.40 per Damages Unit, each Damages Unit consisting of one share of the Company's Common Stock and one Class A-1 Common Stock Purchase Warrant (the "Class A-1 Warrant") to purchase on share of the Company's Common Stock at a fixed exercise price of $0.40 per share. If the Holders exercise the Class A-1 Warrants on or before February 15, 2010, the Company will issue them one Class B-1 Common Stock Purchase Warrant (the "Class B-1 Warrant") for every two Class A-1 Warrants exercised. The Class B-1 Warrants will have a fixed exercise price of $0.40 per share.

In addition, the Amended Notes provide for the issuance of Class A Principal Common Stock Purchase Warrants (the "Class A Principal Warrant") to purchase an aggregate of 5,000,000 shares of the Company's Common Stock on the same terms as the Class A Warrants.

The following table summarizes the number of shares of the Company's Common Stock issuable upon the conversion of the Amended Notes or the exercise of the various warrants issued or issuable pursuant to the Amended Notes.

                  Note Conversion                    5,000,000
                  Accrued Interest                   1,476,242
                  Liquidated Damages                   673,340
                  Class A Warrants                   1,476,242
                  Class A-1 Warrants                   673,340
                  Class A Principal Warrants         5,000,000
                  Class B Warrants                     738,121
                  Class B-1 Warrants                   336,670
                                                  ------------
                  Total                             15,373,955
                                                  ============

The Company was obligated to register the shares underlying the Class A Warrants, the Class A-1 Warrants and the Class A Principal Warrants with the SEC by March 31, 2008, and the shares underlying the Class B Warrants and to register the Class B-1 Warrants with the SEC by the 30th day following the issuance date of such warrants. Since the Company failed to effect a registration statement by March 31, 2008, it is recording liquidated damages of $15,000 per month.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

5. CONVERTIBLE NOTES PAYABLE (continued)

For accounting purposes, the amendment of the 10% Series A Convertible Notes was treated as an extinguishment pursuant to EITF Issue No. 06-6. The changes in the note agreements, conversion feature and warrants were considered substantive as prescribed in that consensus. Consequently, at the amendment date the Company initially recorded an estimated loss on extinguishment of $489,013 as follows:

   Reacquisition Price (Fair value of new notes and warrants)      $  5,392,664

   Less amounts relieved at date of extinguishment:
   Carrying amount of the unamortized notes                            (166,667)
   Carrying amount of derivative liability                           (4,172,400)
   Accrued interest and liquidated damages                             (564,584)
                                                                   ------------
       Loss on extinguishment                                      $    489,013
                                                                   ============

Subsequently, the Company engaged a third party valuation firm to value the various components of the amendment of the Series A Convertible Notes. As a result of that valuation, the Company recorded an additional $58,106 of loss on extinguishment of debt with the offset being recorded to additional paid-in capital.

The new warrants issued in connection with the Amended Notes were evaluated pursuant to EITF Issue No. 00-19 and classified as equity instruments. In connection with the new warrants, the Company recorded $4,392,664 as an increase to additional paid in capital, based on the estimated fair value at issuance. The amended conversion feature contains a beneficial conversion at the date of the Amended Notes; consequently, the Company recorded a discount of $1,000,000 against the notes and a corresponding increase in additional paid in capital. Through March 31, 2008, the Company amortized approximately $109,000 of such discount into interest expense using the effective interest method.

In January 2008, one of the holders of the Amended Series A Convertible Notes converted $100,000 of their notes into 500,000 shares of common stock at the agreed conversion rate of $0.20 per share.

Convertible Notes Payable consists of the following at March 31, 2008:

                                                                        Net
                                          Principal    Discount       Amount
                                          ---------    ---------     ---------

Amended Series A 10% Convertible Notes    $ 900,000    $(797,470)    $ 102,530
December 10% Convertible Notes               50,000           --        50,000
                                          ---------    ---------     ---------
  Total - Convertible Notes               $ 950,000    $(797,470)    $ 152,530
                                          =========    ==========    =========

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS

2003 CONSULTANT STOCK PLAN

In August 2003, the Company adopted the 2003 Consultant Stock Plan (the "Stock Plan"), which provides for grants of common stock through August 2013, to assist the Company in obtaining and retaining the services of persons providing consulting services for the Company. A total of 1,000,000 common shares are reserved for issuance under the Stock Plan. On March 29, 2004, the Company filed a registration statement on Form S-8 for the purpose of registering 1,000,000 common shares issuable under the Stock Plan under the Securities Act of 1933. On August 29, 2005, the Company filed a Form S-8 for the purpose of registering an additional 2,000,000 shares, for a total of 3,000,000 common shares reserved under the Plan.

2005 DIRECTORS COMPENSATION PROGRAM

In February 2005, the Company adopted the 2005 Directors Compensation Program (the "Directors Compensation Program") to assist in obtaining and retaining the services of outside directors. Under the Directors Compensation Program, a newly elected director will receive a one time grant of a non-qualified stock option of 1.5% of the common stock outstanding at the time of election. The options will vest one-third at the time of election to the board and the remaining two-thirds will vest equally at year end over three years. Additionally, each director will also receive an annual $25,000 non-qualified stock option retainer, $15,000 of which is to be paid at the first of the year to all directors who are on the Board prior to the first meeting of the year and a $10,000 retainer will be paid if a director attends 75% of the meetings either in person, via conference call or other electronic means. The exercise price for the options under the Directors Compensation Program will equal the average closing of the last ten (10) trading days prior to the date earned.

COMMON STOCK

In April 2004, the Company issued 500,000 shares of restricted common stock to an accredited individual investor in connection with the exercise of warrants at $0.25 per share for cash totaling $125,000. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

In April 2004, the Company issued 17,143 shares at $1.75 per share to an accredited individual investor for investor relations services in the amount of $30,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April 2004, the Company issued 50,000 shares of restricted common stock to Fusion Capital Fund II, LLC, an accredited institutional investor, for a financing commitment to provide $6,000,000 under a registered private placement. In connection with the $6,000,000 financing the Company paid a fee to Fusion Capital in the amount of 418,604 shares of common stock. The Company recorded no expense related to the issuance of these shares since they were related to equity fund raising activities. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

In May 2004, the Company issued 225,000 shares of common stock at $0.44 per share and 225,000 warrants to purchase the Company's common stock at a price of $0.76 per share to legal counsel for legal services in the amount of $99,000, which was recorded as expense in the accompanying consolidated financial statements. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

In May 2004, a $50,000 10% convertible note was converted at $0.44 per share for 113,636 shares of common stock and 113,636 warrants to purchase the Company's common stock at a price of $0.76 per share. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In May 2004, the Company issued a total of 1,415,909 shares of restricted stock at a price of $0.44 per share for cash totaling $623,000 to fourteen accredited investors. In connection with the issuance of these shares, the Company granted the stockholders 1,640,908 warrants to purchase the Company's common stock at a price of $0.76 per share. The warrants vested immediately and expire on the fifth anniversary from the date when a registration statement covering the common stock underlying such warrants is declared effective. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

In July 2004, the Company issued 10,715 shares of restricted common stock at $0.70 per share to an accredited individual for employee placement services in the amount of $7,500. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

In July 2004, the Company issued 6,850 shares of restricted common stock at $0.73 per share to an accredited individual for consulting services on opportunities for the Company's Hemopurifier(R) within the biodefense marketplace in the amount of $5,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In September 2004, the Company issued 479,513 shares of restricted common stock to an accredited investor, in conjunction with the conversion of $125,000 in principal amount of notes, plus accrued interest, at $0.34 per share, in accordance with their convertible note agreement. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

In November and December 2004, the Company issued 80,000 shares of restricted common stock to an accredited individual investor in connection with the exercise of 80,000 warrants at $0.25 per share for consideration of a $20,000 reduction in the principal amount of a 10% one-year promissory note. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In December 2004, the Company issued 461,667 shares of restricted common stock to two accredited individual investors in connection with the exercise of 461,667 warrants at $0.25 per share for cash totaling $115,417. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In December 2004, the Company repaid two $25,000 12% promissory notes, including accrued interest of $17,778 each, through the issuance of 87,303 restricted common shares at $0.49 per share to each of two separate accredited individual investors. These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In December 2004, the Company issued 60,000 shares of restricted common stock at $0.50 per share under a consulting agreement with an accredited individual investor, for investor relations consulting services to the Company. The fair value of the transaction of $30,000 was recorded as deferred compensation and presented as an offset to additional paid-in capital in the accompanying consolidated financial statements. Such amount is being amortized to expense over the six month term of the agreement. At March 31, 2005, $15,000 of such amount remained unamortized. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The remaining $15,000 balance in deferred consulting fees were amortized during the fiscal year ended March 31, 2006.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In January 2005, the Company issued 55,556 shares of restricted common stock at $0.36 per share and a warrant to purchase 55,556 shares of common stock at $0.44 per share for cash in the amount of $20,000 to an accredited individual investor. This transaction was exempt from registration pursuant to Section 4(2)of the Securities Act of 1933.

In January 2005, the Company issued 66,666 shares of restricted common stock at $0.45 per share to an accredited individual investor under a consulting agreement for investor relations services to the Company. The fair value of the transaction of $30,000 was recorded as deferred compensation and presented as an offset to additional paid-in capital in the accompanying consolidated financial statements. Such amount is being amortized to expense over the six month term of the agreement. At March 31, 2005, $15,000 of such amount remained unamortized. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The remaining $15,000 balance in deferred consulting fees were amortized during the fiscal year ended March 31, 2006.

In January 2005, the Company issued 25,834 shares of restricted common stock to an accredited individual investor in connection with the exercise of a warrant to purchase 25,834 shares of common stock at $0.25 per share for cash totaling $6,459. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In February 2005, the Company issued 139,063 shares of restricted common stock to an accredited individual investor in connection with the exercise of a warrant to purchase 139,063 shares of common stock at $0.25 per share for cash totaling $34,766. This transaction was exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933.

In February 2005, the Company issued 90,000 shares of restricted common stock at $0.27 per share and a three-year warrant to purchase 90,000 shares of common stock at $0.34 per share for cash in the amount of $24,300 to an accredited individual investor. This transaction was exempt from registration pursuant to
Section 4(2)of the Securities Act of 1933.

During the year ended March 31, 2005, the Company issued an additional total of 1,416,958 shares of restricted common stock at prices ranging from $0.25 to $0.52 for total cash proceeds of approximately $541,000.

During the year ended March 31, 2005, the Company issued an additional 557,647 shares of restricted common stock at prices ranging from $0.25 to $0.55 under various consulting service agreements for total recorded value of approximately $196,000. All services on these agreements were completed and expensed during the year ended March 31, 2005.

In April 2005, the Company issued 9,740 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.31 per share in payment for scientific consulting services to the Company valued at $3,000.

In April 2005, the Company issued 25,134 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.30 per share in payment for regulatory affairs consulting services to the Company valued at $7,500.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In April 2005, the Company issued 31,424 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $7,900.

During the year ended March 31, 2006, the Company issued 3,990,807 shares of common stock at prices between $0.25 to and $0.76 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for cash proceeds totaling $1,436,815. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

During the quarter ended June 30, 2005, the Company issued 95,420 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.262 per share in payment for regulatory affairs consulting services to the Company valued at $25,000.

In May 2005, the Company issued 33,228 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $8,440.

In May 2005, the Company issued 24,000 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for investor relations consulting services to the Company valued at $6,000.

In May 2005 the Company issued 100,000 shares of common stock and a warrant to purchase 400,000 shares of common stock at a purchase price of $0.18 per share to an accredited investor for $17,600. This transaction was exempt from registration pursuant to Regulation D promulgated under the Securities Act of 1933.

In May 2005, the Company issued 11,450 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.26 per share in payment for scientific consulting services to the Company valued at $3,000.

In June 2005, the Company issued 34,352 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.26 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In June 2005, the Company issued 34,352 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.26 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In June 2005, the Company issued 11,450 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.26 per share in payment for scientific consulting services to the Company valued at $3,000.

In June 2005, the Company issued 21,008 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In June 2005, the Company issued 836,730 shares of restricted common stock and a three-year warrant to purchase 418,365 shares of the Company's restricted common stock at an exercise price of $0.25 to legal counsel as an inducement to settle accrued past due legal services payable in the amount of $167,346 which had been expensed in the prior fiscal year. At the time of the settlement, the shares of the Company's restricted common stock were valued at $209,183 and, using a Black-Scholes option pricing model, the warrant was valued at $100,408. The non-cash additional consideration of $142,245 has been recorded as professional fees expense during the fiscal year ended March 31, 2006.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In June 2005, the Company issued 12,605 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for scientific consulting services to the Company valued at $3,000.

During the quarter ended June 30, 2005, the Company expensed $30,000 of deferred consulting fees, which were included in additional paid-in capital at March 31, 2005, as the related consulting services were completed.

In July 2005, the Company issued 43,479 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $10,000.

In July 2005, the Company issued 2,155 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $500.

In August 2005, the Company issued 37,863 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $8,557.

In August 2005, the Company issued 91,739 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $21,100.

In August 2005, the Company issued 21,368 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.23 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In August 2005, the Company issued 175,755 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.21 per share in payment for regulatory affairs consulting services to the Company valued at $37,260.

In September 2005, the Company issued 27,852 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.21 per share in payment for regulatory affairs consulting services to the Company valued at $5,738.

In October 2005, the Company issued 21,186 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In October 2005, the Company issued 35,278 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.22 per share in payment for regulatory affairs consulting services to the Company valued at $7,620.

In November 2005, the Company issued 19,948 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.38 per share in payment for regulatory affairs consulting services to the Company valued at $7,660.

In November 2005, the Company issued 97,662 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.37 per share in payment for regulatory affairs consulting services to the Company valued at $36,135.

In November 2005, the Company issued 13,298 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.38 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In December 2005, the Company issued 371,847 shares of common stock to legal counsel pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment of general legal fees valued at $91,509.

In December 2005, the Company issued 73,964 shares of restricted common stock at $0.25 per share in payment of legal fees related to capital raising transactions valued at $18,202.

In December 2005, the Company issued 13,333 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.29 per share in payment for regulatory affairs consulting services to the Company valued at $3,840.

In December 2005, the Company issued 15,060 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.33 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In January 2006, the Company issued 579,813 shares of restricted common stock at $0.24 per share in payment for patent fees valued at $139,155.

In January 2006, the Company issued 66,017 shares of restricted common stock at Prices ranging from $0.28 to $0.33 per share in payment for investor relations valued at $20,000.

In January 2006, the Company issued 9,091 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.33 per share in payment for regulatory affairs consulting services to the Company valued at $3,000.

In January 2006, the Company issued 13,889 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.36 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In February 2006, the Company issued 10,563 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $3,000.

In March 2006, the Company issued 17,730 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $5,000.

In March 2006, the Company issued 79,255 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.28 per share in payment for Corporate communications consulting services to the Company valued at $19,974.

In March 2006, the Company issued 110,040 shares of common stock to legal counsel pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan and 110,040 shares of restricted stock at $0.39 per share in payment of general legal fees valued at $85,392.

In March 2006, the Company issued 7,275 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.49 per share in payment for regulatory affairs consulting services to the Company.

In March 2006, the Company issued 27,284 shares of common stock to legal counsel pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.34 per share in payment of general legal fees valued at $9,197.

In March 2006, the Company issued 158,046 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.33 per share in payment for regulatory affairs consulting services to the Company valued at $52,155.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In March 2006, the Company converted a $30,000 10% promissory notes held by an accredited individual investor, including accrued interest of $4,564, through the issuance of 140,000 restricted common shares at $0.25 per share.

In March 2006, a $30,000 15% convertible note, including accrued interest of $4,943, was converted at $0.20 per share for 174,716 shares of common stock. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In March 2006, the Company issued 150,000 shares of restricted common stock under a one year investor relations consulting agreement which was valued at $49,000 and being amortized over a one year period. Approximately $4,000 was amortized during the year ended March 31, 2006. As a result, the remaining balance of $44,917 represents that entire balance of deferred consulting fees (contra equity) in accompanying consolidated balance sheet.

In March 2006, the Company issued 35,714 shares of restricted common stock payment of professional services related to investor relations valued at $10,000.

In March 2006, the Company issued 15,152 shares of restricted common stock at $0.33 per share in payment of professional services related to investor relations valued at $5,000.

In March 2006, the Company issued 33,333 shares of restricted common stock at $0.30 per share in payment of an option agreement valued at $10,000.

In April 2006, the Company issued 3,782 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.79 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In April 2006, the Company issued 25,601 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.50 per share in payment for past due rents owed by the Company valued at $12,801 based on the value of the services.

In April 2006, the Company issued 6,313 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.79 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In April 2006, the Company issued 10,000 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.50 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In April 2006, the Company issued 14,563 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.29 per share in payment for regulatory affairs consulting services to the Company valued at $4,165 based on the value of the services.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In April 2006, the Company issued 3,086 shares of restricted common stock at $0.81 per share in payment for investor relations valued at $2,500 based on the value of the services.

During April 2006, the Company issued 209,679 shares of common stock at prices between $0.57 and $0.74 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $140,002. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

In April 2006, the Company repaid a $25,000 15% promissory notes, including accrued interest of $18,750, through the issuance of 107,759 restricted common shares at $0.41 per share to an accredited individual investor. There was no gain or loss on the extinguishment.

In May 2006, the Company issued 8,532 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.59 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In May 2006, the Company issued 5,703 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.53 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In May 2006, the Company issued 4,545 shares of restricted common stock at $0.55 per share in payment for investor relations valued at $2,500 based on the value of the services.

In June 2006, the Company issued 8,681 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In June 2006, the Company issued 5,703 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.53 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In June 2006, the Company issued 3,363 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.45 per share in payment for regulatory affairs consulting services to the Company valued at $1,500 based on the value of the services.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In July 2006, the Company issued 8,721 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.34 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In July 2006, the Company issued 10,684 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.47 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In July 2006, the Company issued 6,250 shares of restricted common stock at $0.40 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services.

In July 2006, the Company issued 7,813 shares of restricted common stock at $0.32 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services.

In July 2006, the Company issued 8,721 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.34 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In July 2006, the Company issued 132,765 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.37 per share in payment for regulatory affairs consulting services to the Company valued at $48,858 based on the value of the services.

In July 2006, the Company issued 14,535 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.34 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

During August 2006, the Company issued 113,235 shares of common stock at prices between $0.26 and $0.27 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $30,000. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

In August 2006, the Company issued 9,434 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.32 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In August 2006, the Company issued 86,779 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for general legal expenses to the Company valued at $22,085 based on the value of the services.

In August 2006, the Company issued 114,132 shares of restricted common stock at $0.20 per share in payment for accrued accounting consulting services provided to the Company by a third party valued at $23,111 based upon the value of the services.

During September 2006, the Company issued 439,936 shares of common stock at prices between $0.25 and $0.26 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $110,000. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

In September 2006, the Company issued 4,808 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.31 per share in payment for regulatory affairs consulting services to the Company valued at $1,500 based on the value of the services.

In September 2006, the Company issued 15,723 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.32 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In September 2006, the Company issued 9,868 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.30 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In September 2006, the Company issued 16,447 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.32 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In September 2006, the Company issued 9,733 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.30 per share in payment for regulatory affairs consulting services to the Company valued at $2,550 based on the value of the services.

During October 2006, the Company issued 201,165 shares of common stock at $0.25 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $50,000. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

In October 2006, the Company issued 16,994 shares of restricted common stock at $0.31 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services.

In October 2006, the Company issued 8,929 shares of restricted common stock at $0.28 per share in payment for investor relations services to the Company valued at $2,500 based on the value of the services.

In October 2006, the Company issued 18,797 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.27 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In October 2006, the Company issued 11,278 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.27 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In October 2006, the Company issued 7,540 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $1,900 based on the value of the services.

In November 2006, the Company issued 555,556 shares of restricted common stock at $0.18 per share in exchange for an investment of $100,000. As an inducement the Company also issued five-year warrants to purchase a number of shares equal to the number of restricted shares issued converted at a fixed exercise price of $0.18. Additionally, if the warrants are exercised prior to November 14, 2007, the holder will receive an additional warrant on the same terms as the warrants.

In November 2006, the Company issued 11,905 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In November 2006, the Company issued 19,841 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.25 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In December 2006, the Company issued 12,397 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In December 2006, the Company issued 20,661 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.24 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In December 2006, the Company issued 40,000 shares of restricted common stock at $0.25 per share in exchange for license and development rights related to certain intellectual property valued at $10,800 based on the fair market value of the intellectual property license.

During December 2006, the Company issued 118,360 shares of common stock at prices between $0.25 and $0.26 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $30,000. These shares are registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

In January 2007, the Company issued 15,248 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $4,300 based on the value of the services.

In January 2007, the Company issued 10,714 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In January 2007, the Company issued 125,091 shares of restricted common stock at between $0.24 and $0.31 per share in payment for investor relations services to the Company valued at $32,500 based on the value of the services.

In January 2007, the Company issued 17,857 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.28 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

During January 2007, the Company issued 782,268 shares of common stock at prices between $0.25 and $0.273 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $200,001. These shares were registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

In February 2007, the Company issued 31,394 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.255 per share in payment for general legal expenses to the Company valued at $8,005 based on the value of the services.

In February 2007, the Company issued 9,740 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.308 per share in payment for regulatory affairs consultant services to the Company valued at $3,000 based on the value of the services.

During February 2007, the Company issued 692,751 shares of common stock at prices between $0.28 and $0.32 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $199,998. These shares were registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In March 2007, the Company issued 15,723 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.318 per share in payment for regulatory affairs consultant services to the Company valued at $5,000 based on the value of the services.

In March 2007, the Company issued 4,934 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.608 per share in payment for regulatory affairs consultant services to the Company valued at $3,000 based on the value of the services.

In March 2007, the Company issued 21,078 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.51 per share in payment for regulatory affairs consultant services to the Company valued at $10,750 based on the value of the services.

In March 2007, the Company issued 8,651 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consulting Stock Plan at $0.578 per share in payment for regulatory affairs consultant services to the Company valued at $5,000 based on the value of the services.

During March 2007, the Company issued 92,379 shares of common stock at prices between $0.36 and $0.44 per share to Fusion Capital under its $6,000,000 common stock purchase agreement for net cash proceeds totaling $36,745. These shares were registered pursuant to the Company's Form SB-2 registration statement effective December 7, 2004.

In March 2007, the Company issued 1,333,333 shares of common stock at $0.30 per share to Fusion Capital for net cash proceeds of $400,000. In addition, the Company issued 1,050,000 of common shares as a commitment fee under a common stock purchase agreement.

In April 2007, the Company issued 30,617 shares of restricted common stock as the result of a cashless exercise of 80,000 warrants held by a former noteholder.

In April 2007, the Company issued 15,152 shares of restricted common stock at $0. 33 per share in payment of an option agreement valued at $5,000. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In April 2007, the Company issued 8,651 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $5,000 based on the value of the services.

In April 2007, the Company issued 3,937 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.76 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In May 2007, the Company issued 13,124 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.76 per share in payment for regulatory affairs consulting services to the Company valued at $10,000 based on the value of the services.

In May 2007, the Company issued 5,155 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In June 2007, the Company issued 41,999 shares of restricted common stock at between $0.30 and $0.74 per share in payment for investor relations services to the Company valued at $20,000 based on the value of the services.

In June 2007, the Company issued 17,526 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $10,200 based on the value of the services.

In June 2007, the Company issued 5,155 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.58 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services.

In June 2007, the Company issued 10,174 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.63 per share in payment for regulatory affairs consulting services to the Company valued at $6,450 based on the value of the services.

In August 2007, the Company issued 1,630,000 shares of common stock for cash proceeds of $815,000 ($757,950 net of commissions). The shares were issued to accredited investors in the form of Units comprised of two shares of common stock and one three-year warrant to acquire common stock at an exercise price of $0.50. The offering price of each Unit was $1.00.

In August 2007, the Company issued 107,153 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at an average price of $0.37 per share in payment of grant writing and regulatory consulting services to the Company valued at $39,963 based upon the value of the services.

In August of 2007, the Company issued 103,106 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.59 per share in payment of legal fees related to general corporate legal services to the Company valued at $62,894 based upon the value of the services provided.

In August 2007, the Company issued 21,020 shares of restricted common stock at prices between $0.68 and $0.78 per share in payment for investor relations services to the Company valued at $15,000 based on the value of the services.

In September 2007, the Company issued 14,000 shares of common stock to an accredited investor at $0.50 per share in payment of commissions related to the August Private Placement transaction valued at $7,000 based upon the value of services provided.

In September 2007, the Company issued 5,294 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.68 per share in payment for regulatory affairs consulting services to the Company valued at $3,600 based on the value of the services provided.

In October 2007, the Company issued 4,601 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.65 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services provided.

In December 2007, the Company issued 330,000 shares of common stock for cash proceeds of $165,000. The shares were issued to accredited investors and were in the form of Units comprised of two shares of common stock and one three-year warrant per Unit to acquire common stock at a fixed exercise price of $0.50 per share. The offering price of each Unit was $1.00.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (continued)

In January 2008, the Company issued 21,992 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.68 per share in payment for regulatory affairs consulting services to the Company valued at $15,000 based on the value of the services provided.

In January 2008, the Company issued 200,000 shares of common stock for cash proceeds of $100,000. The shares were issued to an accredited investor and were in the form of Units comprised of two shares of common stock and one three-year warrant per Unit to acquire common stock at a fixed exercise price of $0.50 per share. The offering price of each Unit was $1.00.

In January 2008, the Company issued 500,000 shares of common stock for a conversion of $100,000 of Amended Series A 10% Convertible Notes at the agreed conversion price of $0.20 per share (see Note 6).

In January 2008, the Company issued 18,797 shares of restricted common stock as the result of a cashless exercise of 55,556 warrants held by a former noteholder.

In February 2008, the Company issued 400,000 shares of common stock for cash proceeds of $200,000. The shares were issued to accredited investors and were in the form of Units comprised of two shares of common stock and one three-year warrant per Unit to acquire common stock at a fixed exercise price of $0.50 per share. The offering price of each Unit was $1.00.

In February 2008, the Company issued 1000,000 shares of common stock for cash proceeds of $100,000. The shares were issued to a corporate investor.

In February 2008, the Company issued 25,380 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.50 per share in payment for regulatory affairs consulting services to the Company valued at $12,690 based on the value of the services provided.

In March 2008, the Company issued 6,000 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.50 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services provided.

In March 2008, the Company issued 7,895 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.57 per share in payment for regulatory affairs consulting services to the Company valued at $4,500 based on the value of the services provided.

In March 2008, the Company issued 50,000 shares of common stock to an accredited investor at $0.53 per share in payment of commissions related to the August Private Placement transaction valued at $26,500 based upon the value of services provided.

In March 2008, the Company issued 25,000 shares of common stock to an accredited investor at $0.53 per share in payment of commissions related to the August Private Placement transaction valued at $13,250 based upon the value of services provided.

In March 2008, the Company issued 92,188 shares of restricted common stock at an average price of $0.60 in payment for investor relations services to the Company valued at $55,000 based on the value of the services.

In March 2008, the Company issued 250,000 shares to a Director under a stock option exercise at a strike price of $0.38 per share through the conversion of $95,000 in accounts payable owed to such Director.

In March 2008, the Company issued 865,500 shares of common stock for a conversion of $150,000 of 9% Convertible Notes and $66,375 of accrued interest at the agreed conversion price of $0.25 per share (see Note 6).

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

WARRANTS

During the year ended March 31, 2005, the Company granted 568,181 warrants to an investor in connection with a commitment fee for the purchase of common stock. The warrants have an exercise price of $0.76 per share, vest immediately and are exercisable through May 2009. As the warrants were issued in connection with equity financing, no expense has been recorded in the accompanying consolidated financial statements.

During the year ended March 31, 2005, the Company granted 847,727 warrants to investors in connection with the purchase of common stock. The warrants have an exercise price of $0.76 per share, vest immediately and are exercisable through May 2009. As the warrants were issued in connection with equity financing, no expense has been recorded in the accompanying consolidated financial statements.

During the year ended March 31, 2005, the Company issued 113,636 warrants to purchase common stock for $0.76 per share, which are exercisable through May 2009 and vested upon grant. The warrants were issued in connection with the conversion of notes payable (see Notes 7 and 8). These warrants were valued using the Black Scholes option pricing model; the relative pro-rata estimated fair value was insignificant and was charged to interest expense upon grant.

During the year ended March 31, 2005, the Company issued 225,000 warrants to purchase common stock for $0.76 per share, which are exercisable through May 2009 and vested upon grant. The warrants were issued in connection with common stock issued for legal services expense totaling $99,000 (see "Common Stock" above).

During the year ended March 31, 2005, the Company issued 260,000 warrants to purchase common stock for $0.50 per share, which vested upon grant and expire in October 2007. The warrants were issued in connection with the issuance of notes payable (see Note 7). These warrants were valued using the Black Scholes option pricing model; the relative pro-rata estimated fair value is being amortized to interest expense over the life of the notes.

During the year ended March 31, 2005, the Company issued 144,443 warrants to purchase common stock for $0.90 per share, which vested upon grant and expire in October 2007. The warrants were issued in connection with the issuance of notes payable (see Note 7). These warrants were valued using the Black Scholes option pricing model; the relative pro-rata estimated fair value was amortized to interest expense over the life of the notes.

During the year ended March 31, 2005, the Company granted 55,556 warrants to an investor in connection with the purchase of common stock. The warrants have an exercise price of $0.44 per share, vest immediately and are exercisable through January 2008. As the warrants were issued in connection with equity financing, no expense has been recorded in the accompanying consolidated financial statements.

During the year ended March 31, 2005, the Company granted 90,000 warrants to investors in connection with the purchase of common stock. The warrants have an exercise price of $0.34 per share, vest immediately and are exercisable through February 2008. As the warrants were issued in connection with equity financing, no expense has been recorded in the accompanying consolidated financial statements.

On May 16, 2005, the Company granted 100,000 warrants to an accredited investor in connection with the purchase of 100,000 restricted common shares for $17,600. the warrants have an exercise price of $0.176 and are exercisable through May 2008.

On May 16, 2005, the Company granted 300,000 warrants to Fusion Capital Fund II, LLC in connection with the issuance of a 15% Convertible Note. The warrants have an exercise price of $0.25 per share and are exercisable through May 2010.

On May 27, 2005, the Company granted 400,000 warrants to an accredited investor in connection with the issuance of a $100,000 12% note payable. The warrants had an exercise price of $0.25 and expired on May 27, 2006.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

WARRANTS (continued)

On June 27, 2005, the Company granted three-year warrants to purchase 418,365 shares of the Company's restricted common stock at an exercise price of $0.25 to legal counsel as an inducement to settle accrued past due legal services payable.

From July 11, 2006 through December 14, 2005, the Company granted three-year warrants to purchase 5,000,000 shares of common stock to the holders of an aggregate of $1,000,000 in 10% Series A Convertible Notes. The warrants have an exercise price of $0.20 and will be issued upon conversion of the underlying 10% Series A Convertible Notes.

On March 31, 2006, as an inducement to exercise 568,181 warrants at an exercise price of $0.76 per share, the Company issued five-year replacement warrants in like amount to Fusion Capital Fund II, LLC. The 568,181 replacement warrants have an exercise price of $0.76. Such warrants were valued using Binomial Option Pricing model and such incremental value was insignificant.

On November 14, 2006, in conjunction with the purchase of 555,556 shares of the Company's restricted common stock, the Company granted five-year warrants to purchase 555,556 shares of restricted common stock at an exercise price of $0.18. If such warrants are exercised on or before November 14, 2007, the warrant holder will receive five-year warrants to purchase an additional 555,556 shares of restricted common stock at an exercise price of $0.18.

On December 15, 2006, as an inducement to enter into a $100,000 10% convertible note, the Company granted noteholders five-year warrants to purchase 294,118 shares of restricted common stock at an exercise price of $0.17. If such warrants are exercised on or before December 15, 2007, the noteholders will receive five-year warrants to purchase an additional 294,118 shares of restricted common stock at an exercise price of $0.17.

In March 2007, an investor exercised 160,000 warrants in two cashless transactions.

On March 22, 2007 in effecting the Allonges, the Company amended its 10% Series A Convertible Notes to extend the maturity date of the Notes from January 2, 2007 until January 3, 2008. The Company agreed to also pay all accrued interest, through February 15, 2007 and each calendar quarter thereafter, in the form of units (the "Units")at the rate of $0.20 per Unit (the "Interest Payment Rate"). The Notes were convertible into Units at any time prior to the Maturity Date at the conversion price of $0.20 per Unit (the "Conversion Price"). Each Unit is composed of one share of the Company's Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant"). Each Class A Warrant expires on January 2, 2011 and is exercisable to purchase one share of Common Stock at a price of $0.20 per share (the "Exercise Price"). If the Holder exercises Class A Warrants on or before July 3, 2008, the Company will issue the Holder one Class B Common Stock Purchase Warrant (the "Class B Warrant" and with the Class A Warrant, collectively, the "Warrants") for every two Class A Warrants exercised. Each Class B Warrant has a three-year term and is exercisable to purchase one share of Common Stock at a price equal to the greater of $0.20 per share or 75% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding the date of the notice of conversion. Class A Warrants to purchase 685,328 shares of Common Stock and Class B Warrants to purchase 342,665 shares of Common Stock were granted under the Allonges.

At various points over the fiscal year ended March 31, 2007, 669,000 warrants Expired.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

WARRANTS (continued)

In August 2007, as part of the purchase of 815,000 units, we issued 815,000 warrants to investors.

At various points in the three months ended December 31, 2007, 144,443 warrants expired.

In December 2007, we issued 1,650,000 warrants in association with debt and equity financings.

In January 2008, we issued 760,000 warrants in association with debt and equity financings.

In February 2008, an investor exercised 55,556 warrants to receive 30,617 shares in a cashless transaction.

In February 2008, we issued 200,000 warrants in connection with equity financings.

In March 2008, 90,000 warrants expired.

A summary of the aggregate warrant activity for the years ended March 31, 2008 and 2007 is presented below:

                                                 Year Ended March 31,
                                 -----------------------------------------------------
                                            2008                       2007
                                 -------------------------   -------------------------
                                                Weighted                    Weighted
                                            Average Exercise            Average Exercise
                                   Warrants       Price        Warrants       Price
                                 -----------   -----------   -----------   -----------

Outstanding, beginning of year    4,497,910      $   0.46      3,791,908    $   0.61
      Granted                     3,589,346      $   0.47      1,535,002    $   0.19
      Exercised                     (55,556)     $   0.44       (160,000)   $   0.50
Cancelled/Forfeited                (234,443)     $   0.69       (669,000)   $   0.72
                                 -----------     --------     ----------    --------

Outstanding, end of year          7,797,257      $   0.46      4,497,910    $   0.46
                                 ===========     ========     ==========    ========

Exercisable, end of year          7,797,257      $   0.46      4,497,910    $   0.46
                                  ===========    =========    ==========    ========

Weighted average estimated fair
  value of warrants granted                      $   0.36                   $   0.29
                                                 =========                  ========

The following outlines the significant weighted average assumptions used to estimate the fair value information presented, with respect to warrants utilizing the Black-Scholes and Binomial Lattice option pricing models:

                                          Years Ended March 31,
                                          2008             2007
                                      -----------      -----------
Risk free interest rate               1.79%-4.03%      4.47%-4.57%
Average expected life                    3 years        4.4 years
Expected volatility                   84.0% - 88.6%    90.7% - 93.4%
Expected dividends                        None             None

                                      F-51


                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

WARRANTS (continued)

The detail of the warrants outstanding and exercisable as of March 31, 2008 is as follows:

                                         Warrants Outstanding                Warrants Exercisable
                               ---------------------------------------   --------------------------
                                                 Weighted     Weighted                     Weighted
                                                 Average       Average                      Average
                                   Number       Remaining     Exercise        Number       Exercise
Range of Exercise Prices        Outstanding   Life (Years)      Price      Outstanding       Price
---------------------------   -------------- ------------- ----------   --------------- ----------

     $0.17 - $0.20               1,799,348          3.07      $  0.18       1,799,348      $  0.18
     $0.25 - $0.44                 718,365          1.38      $  0.25         718,365      $  0.25
     $0.50 - $0.90               5,279,544          1.82      $  0.59       5,279,544      $  0.59
                               --------------                            ---------------
                                 7,797,257                                  7,797,257
                               ==============                            ===============


OPTIONS

At March 31, 2008 the Company had issued 1,337,825 options to outside directors and 3,965,450 options to employee-directors under the 2005 Directors Compensation Program. Of the options issued to outside directors, 308,725 options had been forfeited and 250,000 options had been exercised.

From time to time, the Company's Board of Directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of the Company's formal stock plans. The terms of these grants are individually negotiated.

In August 2000, the Company adopted the 2000 Stock Option Plan ("Stock Option Plan"), which was approved by its stockholders in September 2000. The Stock Option Plan provides for the issuance of up to 500,000 options to purchase shares of common stock. Such options can be incentive options or nonstatutory options, and may be granted to employees, directors and consultants. The Stock Option Plan has limits as to the eligibility of those stockholders who own more than 10% of Company stock, as defined. The options granted pursuant to the Stock Option Plan may have exercise prices of no less than 100% of fair market value of the Company's common stock at the date of grant (incentive options), or no less than 75% of fair market value of such stock at the date of grant (nonstatutory). At March 31, 2008, the Company had granted 47,500 options under the 2000 Stock Option Plan of which 15,000 had been forfeited, with 467,500 available for future issuance.

In March 2002, the Board of Directors granted the Company's Chief Executive Officer ("CEO") and Chief Scientific Officer ("CSO") non-qualified stock options to purchase up to 250,000 shares of common stock each, at an exercise price of $1.90 per share (the estimated fair value of the underlying common stock at grant date) and expire March 2012. Awards are earned upon achievement of certain financial and/or research and development milestones. On July 1, 2005, the Company's CEO forfeited all of his aforementioned 250,000 options.

In February 2005, the Board of Directors granted the Company's Chief Executive Officer ("CEO")and Chief Scientific Officer ("CSO") non-qualified stock options to purchase up to 2,231,100 and 1,734,350 shares of common stock, respectively, at an exercise price of $0.38 per share and vest fifty percent immediately, twenty-five percent in December 2005 and twenty-five percent in December 2006. In addition Mr. Calvin Leung, a board member, was granted non-qualified stock options to purchase up to 308,725 shares at $0.38 that vest fifty percent immediately, twenty-five percent in December 2005 and twenty-five percent in December 2006. Messrs. Franklyn S Barry and Edward G Broenniman, board members, were each granted non-qualified stock options to purchase up to 514,550 shares at $0.38 that vest fifty percent immediately, twenty-five percent in December 2005 and twenty-five percent in December 2006. All of these options granted expire in 2010 and 2011 and were granted at a price that was $0.08 below the estimated fair value of the underlying common stock on the date of grant. Accordingly, the Company recorded approximately $424,000 of compensation expense in the accompanying consolidated statement of operations for the year ended March 31, 2005.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

6. EQUITY TRANSACTIONS (continued)

OPTIONS (continued)

On September 9, 2005, the Company granted 2,857,143 options to James A. Joyce, it's Chief Executive Officer, in exchange for $300,000 of accrued related-party liabilities. The fair value of such options approximated the value of the accrued related-party liability.

The following is a summary of the stock options outstanding at March 31, 2008 and 2007 and the changes during the two years then ended:

                                                  Year Ended March 31,
                                 -----------------------------------------------------
                                            2008                       2007
                                 -------------------------   -------------------------
                                                 Weighted                     Weighted
                                                 Average                      Average
                                                 Exercise                     Exercise
                                   Options        Price         Options        Price
                                 -----------   -----------    -----------   -----------

Outstanding, beginning of year    9,204,060     $    0.38      9,012,785     $    0.38
      Granted                     2,500,000     $    0.36        500,000          0.27
      Exercised                    (250,000)    $    0.38             --            --
      Cancelled/Forfeited          (500,000)    $    0.23       (308,725)         2.74
                                 -----------    ----------    -----------    ----------

Outstanding, end of year         10,954,060     $    0.38      9,204,060     $    0.38
                                 ===========    ==========    ===========    ==========

Exercisable, end of year          9,231,839     $    0.38      8,369,060     $    0.39
                                 ===========    ==========    ===========    ==========

Weighted average estimated fair
  value of options granted                      $    0.26                    $    0.23
                                                ==========                   ==========

The following outlines the significant weighted average assumptions used to estimate the fair value information presented, with respect to stock options utilizing the Binomial Lattice option pricing model for the years ended March
31, 2008 and March 31, 2007:

                                        Years Ended March 31,
                                         2008          2007
                                      -----------   -----------
Risk free interest rate                  4.85%         4.84%
Average expected life                   3 years      10 years
Expected volatility                       91%           92%
Expected dividends                        None          None

The detail of the options outstanding and exercisable as of March 31, 2008 is as follows:

                                            Options Outstanding               Options Exercisable
                                ------------------------------------------ -------------------------
                                                  Weighted     Weighted                     Weighted
                                                  Average       Average                      Average
                                    Number       Remaining     Exercise        Number       Exercise
Range of Exercise Prices         Outstanding        Life         Price      Outstanding       Price
                                --------------- ------------- ------------ --------------- ---------

    $0.21 - $0.27                3,357,143      7.61 years      $ 0.22       3,134,922        $ 0.23
    $0.36 - $0.38                7,244,550      5.24 years      $ 0.37       5,744,550        $ 0.36
    $1.78 - $3.75                  352,367      3.57 years      $ 2.02         352,367        $ 2.02
                                -----------                                 ----------
                                10,954,060                                   9,231,839
                                ===========                                 ==========

As of March 31, 2008, we had $538,002 of remaining unrecognized stock option expense, which is expected to be recognized over a weighted average period of
2.08 years.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

7. RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTIES

Certain officers of the Company and other related parties have advanced the Company funds, agreed to defer compensation and/or paid expenses on behalf of the Company to cover working capital deficiencies. These non interest-bearing liabilities have been included as due to related parties in the accompanying consolidated balance sheet.

Other related party transactions are disclosed elsewhere in these notes to consolidated financial statements.

8. INCOME TAXES

INCOME TAXES

On July 13, 2006, the FASB issued Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109 ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with SFAS No. 109, ACCOUNTING FOR INCOME Taxes, and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under FIN 48, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

The Company adopted the provisions of FIN 48 on April 1, 2007, and has commenced analyzing filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. As a result of adoption, the Company has recorded no additional tax liability. There are no unrecognized tax benefits as of April 1, 2007, or as of March 31, 2008. As of March 31, 2008 the Company has not yet completed its analysis of the deferred tax assets for net operating losses. As such, this amount and the offsetting valuation allowance have been removed from the Company's deferred tax assets. The Company will complete a Section 382 analysis regarding the limitation of the net operating loss, if the company utilizes the net operating loss.

Due to the existence of the valuation allowance, future changes in our unrecognized tax benefits will not impact the Company's effective tax rate.

The Company is subject to taxation in the U.S. and state jurisdictions. The Company's tax years for 1993 and forward are subject to examination by the U.S. and 2003 and forward by California tax authorities due to the carryforward of unutilized net operating losses. The Company is currently not under examination by any taxing authorities.

The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense. During the twelve months ended March 31, 2008, the Company did not recognize any interest or penalties. Upon adoption of FIN 48 on April 1, 2007, the Company did not record any interest or penalties.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

8. INCOME TAXES (continued)

The adoption of FIN 48 did not impact the Company's financial condition, results of operations or cash flows. At March 31, 2008, the Company had net deferred tax assets of approximately $3,123 million. These deferred tax assets are primarily composed of capitalized research and development costs and other accruals. Due to uncertainties surrounding the Company's ability to generate future taxable income to realize these assets, a full valuation has been established to offset the net deferred tax asset. Additionally, the future utilization of the company's net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future. The Company has not yet determined whether such an ownership change has occurred. Until this analysis has been completed the Company has removed the deferred tax assets associated with these carryforwards from its deferred tax asset schedule and has recorded a corresponding decrease to their valuation allowance.

Significant components of the Company's net deferred tax assets at March 31, 2008 are shown below (in thousands). A valuation allowance of $3.1 million has been established to offset the net deferred tax assets as of March 31, 2008, as realization of such assets is uncertain.

                                                              YEAR ENDED
                                                                MARCH 31,
                                                            ----------------
                                                                 2008
                                                            ----------------

    Deferred tax assets:
       Net operating loss carryforwards                     $            --
       Capitalized research and development                           2,987
       Other                                                            136

    Total deferred tax assets                                         3,123
                                                            ----------------

    Total deferred tax liabilities                                       --
                                                            ----------------

    Net deferred tax assets                                           3,123
    Valuation allowance for deferred tax assets                      (3,123)
                                                            ----------------

    Net deferred tax assets                                 $            --
                                                            ================

The provision for income taxes on earnings subject to income taxes differs from the statutory federal rate at March 31, 2008, due to the following (in thousands):

                                                    2008            2007
                                                ------------   -------------

     Federal income taxes at 34%                $    (1,323)    $   (2,048)
     Derivative expense                                  --            718
     Debt extinguishment                                 --            414
     State income tax, net of federal benefit          (223)          (162)
     Tax effect on non-deductible expenses
        and credits                                      57             --
     Increase in valuation allowance (1)              1,489          1,078
                                                ------------    -----------
                                                $        --     $       --
                                                ============    ===========
-------------------
(1) The removal of the valuation allowance related to the net operating losses is not included in the increase in the valuation allowance. See above for explanation.

Pursuant to Internal Revenue Code Sections 382, use of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

9. COMMITMENTS AND CONTINGENCIES

EMPLOYMENT CONTRACTS

The Company entered into an employment agreement with its Chairman of the Board effective April 1, 1999. The agreement, which is cancelable by either party upon sixty days notice, will be in effect until the employee retires or ceases to be employed by the Company. The Chairman of the Board was appointed President and Chief Executive Officer ("CEO") effective June 1, 2001 upon which the base annual salary was increased from $120,000 to $180,000. Effective January 1, 2005, the CEO's salary was increased from $180,000 to $205,000 per year. The CEO is eligible for an annual bonus at the discretion of the Board of Directors, of which $0 and $20,000 was earned during each of the years ended March 31, 2007 and 2006, respectively. Under the terms of the agreement, if the employee is terminated he may become eligible to receive a salary continuation payment in the amount of at least twelve months' base salary. Effective April 1, 2006, the CEO's salary was increased from $205,000 to $240,000 per year. His salary was subsequently increased to $265,000 per year and effective May 1, 2008, his salary was increased from $265,000 to $290,000 per year.

The Company entered into an employment agreement with Dr. Tullis effective January 10, 2000. Effective June 1, 2001, Dr. Tullis was appointed the Company's Chief Science Officer of the Company. His compensation under the agreement was modified in June 2001 from $80,000 to $150,000 per year. Effective January 1, 2005 Dr. Tullis' salary was increased from $150,000 to $165,000 per year Under the terms of the agreement, his employment continues at a salary of $165,000 per year for successive one-year periods, unless given notice of termination 60 days prior to the anniversary of his employment agreement. Dr. Tullis was granted 250,000 stock options to purchase the Company's common stock in connection the completing certain milestones, such as the initiation and completion of certain clinical trials, the submission of proposals to the FDA and the filing of a patent application. Under the terms of the agreement, if the employee is terminated he may become eligible to receive a salary continuation payment in the amount of twelve months base salary. Effective April 1, 2006, the CSO's salary was increased from $165,000 per year to $185,000 per year.

LEASE COMMITMENTS

The Company leases its office and research and development space the rate of $7,744 per month under an operating lease agreement which expired in July 2007. The Company is presently leasing its space on a month to month basis, at the same terms.

Rent expense approximated $91,000 and $105,000 for the years ended March 31, 2008 and 2007, respectively.

10. SUBSEQUENT EVENTS

In April 2008, the Company entered into a license agreement with the Trustees of Boston University which provides for an exclusive license for a Boston University patent BU05-41, "Method to Prevent Proliferation and Growth of Metastases." The agreed initial payment under this license will be an issuance of shares of common stock equivalent to 115% of $5,000.

In April 2008, the Company issued 10,170 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.59 per share in payment for regulatory affairs consulting services to the Company valued at $6,000 based on the value of the services provided.

In April 2008, the Company issued 6,667 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.45 per share in payment for regulatory affairs consulting services to the Company valued at $3,000 based on the value of the services provided.

                              AETHLON MEDICAL, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2008
--------------------------------------------------------------------------------

10. SUBSEQUENT EVENTS (continued)

In May 2008, the Company entered into a Private Placement Agreement with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital"), for the sale of 1,000,000 shares of our common stock for an aggregate purchase price of $500,000.00. There were no placement agent or other similar fees paid or payable in connection with this private placement. The Company did not grant any registration rights or issue any warrants in connection with this transaction. The Private Placement Agreement does not contain any anti-dilution provisions, price reset provisions, negative covenants or restrictions on future fundings. The proceeds received by the Company under the Private Placement Agreement will be used for working capital and general corporate purposes.

On March 21, 2007, we entered into a common stock purchase agreement (the "Purchase Agreement") with Fusion Capital for the purchase of up to $8.4 million of our common stock. On May 1, 2008, we entered into a Mutual Termination Agreement with Fusion Capital to terminate the Purchase Agreement and all of each party's rights and obligation to buy and sell shares of common stock thereunder. The SEC did not declare effective the registration statement related to the Purchase Agreement which we withdrew in connection with the termination of the Purchase Agreement. There were no costs or fees paid or payable by either party in connection with the termination of the Purchase Agreement.

In May 2008, the Board of Directors approved the issuance to the director of investor relations of an option to purchase 100,000 shares of common stock at $0.63 per share.

In May 2008, we agreed to issue 232,033 shares of common stock to a 10% convertible noteholder in order to convert the $33,000 principal balance and $6,446 of accrued interest of the convertible note to equity.

In June 2008, the Company issued 25,610 shares of common stock pursuant to the Company's S-8 registration statement covering the Company's 2003 Consultant Stock Plan at $0.41 per share in payment for regulatory affairs consulting services to the Company valued at $10,500 based on the value of the services provided.

In June 2008, the Board of Directors approved the following recommendations of the Compensation Committee:

   1. The issuance of 750,000 non-qualified stock options to Dr. Richard Tullis, Chief Scientist and a director and 300,000 non-qualified options to a research scientist both with a an exercise price of $0.41 per share, which was the closing price on the day of the meeting.
   2. An increase in the compensation for James Joyce, Chief Executive Officer, from $265,000 per annum to $290,000 per annum effective May 2008.
   3. The issuance of non-qualified stock options of 500,000 shares to the outside directors. 4. The issuance of 5,000 stock grants to two employees (research scientists).

In June 2008, we issued the two 5,000 stock grants to two employees (research scientists) as approved in the June Board of Directors meeting.

                          PART I. FINANCIAL INFORMATION

               ITEM 1. CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                      AETHLON MEDICAL, INC.
                                  (A Development Stage Company)
                              CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                     June 30,         March 31,
                                                                       2008             2008
                                                                   (Unaudited)
                                                                   ------------     ------------
ASSETS
Current assets
     Cash                                                          $    156,904     $    254,691
     Deferred financing costs                                            32,889           71,139
     Prepaid expenses and other current assets                            3,600            3,600
                                                                   ------------     ------------
            Total current assets                                        193,393          329,430

Property and equipment, net                                               5,869            8,313
Patents and patents pending, net                                        134,871          137,162
Other assets                                                             13,200           13,200
                                                                   ------------     ------------
            Total assets                                           $    347,333     $    488,105
                                                                   ============     ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
     Accounts payable                                              $    365,349     $    351,261
     Due to related parties                                             921,063          949,063
     Notes payable, net of discounts                                    863,087          633,611
     Convertible notes payable, net of discounts                        353,241          152,530
     Warrant obligation                                                 445,403          633,095
     Other current liabilities                                        1,086,198        1,090,809
                                                                   ------------     ------------
            Total current liabilities                                 4,034,341        3,810,369

Commitments and Contingencies

Stockholders' Deficit
     Common stock, par value $0.001 per share; 100,000,000
         shares authorized; 40,286,480 and 38,991,151 shares
         issued and outstanding as of June 30, 2008 and
         March 31, 2008, respectively                                    40,286           38,992
     Additional paid-in capital                                      29,498,777       28,866,000
     Deficit accumulated during development stage                   (33,226,071)     (32,227,256)
                                                                   ------------     ------------
                                                                     (3,687,008)      (3,322,264)
                                                                   ------------     ------------
            Total liabilities and stockholders' deficit            $    347,333     $    488,105
                                                                   ============     ============



              The accompanying notes are an integral part of these
                   unaudited condensed consolidated financial
                                   statements.

                                      F-58

                              AETHLON MEDICAL, INC.
                          (A Development Stage Company)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           For the Three Months Ended
              June 30, 2008 and 2007 and For the Period January 31,
                     1984 (Inception) Through June 30, 2008
                                   (Unaudited)


                                                                   January 31, 1984
                                     Three Months    Three Months     (Inception)
                                        Ended           Ended           through
                                       June 30,        June 30,        June 30,
                                         2008            2007            2008
                                     ------------    ------------    ------------

REVENUES

  Grant income                       $         --    $         --    $  1,424,012
  Subcontract income                           --              --          73,746
  Sale of research and development             --              --          35,810
                                     ------------    ------------    ------------
                                               --              --       1,533,568

EXPENSES

  Professional Fees                       160,275         187,405       7,103,944
  Payroll and related                     352,763         521,186       9,851,910
  General and administrative              110,621         162,682       5,560,818
  Impairment                                   --              --       1,313,253
                                     ------------    ------------    ------------
                                          623,659         871,273      23,829,925
                                     ------------    ------------    ------------
OPERATING LOSS                           (623,659)       (871,273)    (22,296,357)
                                     ------------    ------------    ------------

OTHER EXPENSE (INCOME)
  Loss on extinguishment of debt               --              --       1,763,867
  Change in fair value of
      warrant liability                  (187,692)       (421,775)      1,647,829
  Interest and other debt expenses        562,848          86,701       7,144,755
  Interest income                              --              --         (17,415)
  Other                                        --              --         390,678
                                     ------------    ------------    ------------
                                          375,156        (335,074)     10,929,714
                                     ------------    ------------    ------------
NET LOSS                             $   (998,815)   $   (536,199)   $(33,226,071)
                                     ============    ============    ============

BASIC AND DILUTED LOSS PER
  COMMON SHARE                       $      (0.03)   $      (0.02)
                                     ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                     39,633,952      31,982,399
                                     ============    ============



         The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

                                      F-59


                                           AETHLON MEDICAL, INC.
                                       (A DEVELOPMENT STAGE COMPANY)
                              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE THREE MONTHS ENDED JUNE 30, 2008 AND 2007 AND
                     FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH JUNE 30, 2008
                                                (Unaudited)


                                                             Three Months     Three Months   January 31, 1984
                                                                 Ended           Ended         (Inception)
                                                                June 30,        June 30,         Through
                                                                  2008            2007           June 30,
                                                                                                   2008
                                                              ------------    ------------    ------------
Cash flows from operating activities:

      Net loss                                                $   (998,815)   $   (536,199)   $(33,226,071)
      Adjustments to reconcile net loss to net cash used in
        operating activities:

          Depreciation and amortization                              4,735           7,479       1,033,678
          Amortization of deferred consulting fees                      --              --         109,000
          Gain on sale of property and equipment                        --           1,777         (13,065)
          Gain on settlement of debt                                    --              --        (131,175)
          Loss on settlement of accrued legal liabilities               --              --         142,245
          Stock based compensation                                  69,496         283,505       1,018,983
          Loss on debt extinguishment                                   --              --       1,763,867
          Fair market value of warrants issued in
            connection with accounts payable and debt                   --              --       2,715,736
          Fair market value of common stock, warrants
            and options issued for services                         25,250          65,661       3,837,323
          Change in fair value of warrant liability               (187,692)       (421,775)      1,647,829
          Amortization of debt discount and
            deferred financing costs                               501,437              --       2,983,087
          Impairment of patents and patents pending                     --              --         416,026
          Impairment of goodwill                                        --              --         897,227
          Deferred compensation forgiven                                --              --         217,223
          Changes in operating assets and liabilities:
                Prepaid expenses                                        --            (585)        157,937
                Other assets                                            --              --         (13,200)
                Accounts payable and other current
                    liabilities                                     15,802         171,686       2,205,273
                Due to related parties                             (28,000)         (5,000)      1,249,564
                                                              ------------    ------------    ------------
      Net cash used in operating activities                       (597,787)       (433,451)    (12,988,513)
                                                              ------------    ------------    ------------

Cash flows from investing activities:
      Purchases of property and equipment                               --          (3,997)       (271,443)
      Additions to patents and patents pending                          --              --        (376,924)
      Proceeds from the sale of property and equipment                  --              --          17,065
      Cash of acquired company                                          --              --          10,728
                                                              ------------    ------------    ------------
      Net cash used in investing activities                             --          (3,997)       (620,574)
                                                              ------------    ------------    ------------

Cash flows from financing activities:
      Proceeds from the issuance of notes payable                       --              --       2,350,000
      Principal repayments of notes payable                             --              --        (352,500)
      Proceeds from the issuance of convertible notes
        payable                                                         --              --       2,138,000
      Proceeds from the issuance of common stock                   500,000              --       9,707,222
      Professional fees related to registration statement               --              --         (76,731)
                                                              ------------    ------------    ------------
      Net cash provided by financing activities                    500,000              --      13,765,991
                                                              ------------    ------------    ------------

Net (decrease) increase in cash                                    (97,787)       (437,448)        156,904

Cash at beginning of period                                        254,691         440,106              --
                                                              ------------    ------------    ------------

Cash at end of period                                         $    156,904    $      2,658    $    156,904
                                                              ============    ============    ============


              The accompanying notes are an integral part of these
                   unaudited condensed consolidated financial
                                   statements.

                                      F-60


                                            AETHLON MEDICAL, INC.
                                        (A DEVELOPMENT STAGE COMPANY)
                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                            FOR THE THREE MONTHS ENDED JUNE 30, 2008 AND 2007 AND
                      FOR THE PERIOD JANUARY 31, 1984 (INCEPTION) THROUGH JUNE 30, 2008
                                                 (Unaudited)


                                                             Three Months     Three Months   January 31, 1984
                                                                 Ended           Ended         (Inception)
                                                                June 30,        June 30,         Through
                                                                  2008            2007           June 30,
                                                                                                   2008
                                                              ------------    ------------     ------------

Supplemental disclosures of non-cash investing and financing information:

Debt and accrued interest converted to common stock            $     39,325    $         --     $  2,836,411
                                                               ============    ============     ============
Stock option exercise by director for accrued expenses                   --              --           95,000
                                                               ============    ============     ============

Debt discount on notes payable associated with detachable
  warrants                                                               --              --        1,154,860
                                                               ============    ============     ============
Issuance of common stock, warrants and options in
   settlement of accrued expenses and due to related parties             --              --        1,003,273
                                                               ============    ============     ============
Issuance of common stock in connection with license agreements           --              --           33,800
                                                               ============    ============     ============
Net assets of entities acquired in exchange for equity
   securities                                                            --              --        1,597,867
                                                               ============    ============     ============
Debt placement fees paid by issuance of warrants                         --              --          843,538
                                                               ============    ============     ============
Patent pending acquired for 12,500 shares of common stock                --              --          100,000
                                                               ============    ============     ============
Common stock issued for prepaid expenses                                 --              --          161,537
                                                               ============    ============     ============


              The accompanying notes are an integral part of these
                   unaudited condensed consolidated financial
                                   statements.


                              AETHLON MEDICAL, INC.
                          (A Development Stage Company)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  June 30, 2008

NOTE 1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Aethlon Medical, Inc. ("Aethlon", "We" or the "Company") is a development stage medical device company focused on expanding the applications of our Hemopurifier
(R) platform technology, which is designed to rapidly reduce the presence of infectious viruses and other toxins from human blood. In this regard, our core focus is the development of therapeutic devices that treat acute viral conditions, chronic viral diseases and pathogens targeted as potential biological warfare agents. The Hemopurifier(R) combines the established scientific principles of affinity chromatography and hemodialysis as a means to mimic the immune system's response of clearing viruses and toxins from the blood before cell and organ infection can occur. The Hemopurifier(R) cannot cure viral conditions but can prevent virus and toxins from infecting unaffected tissues and cells. We have completed pre-clinical blood testing of the Hemopurifier(R) to treat HIV and Hepatitis-C, and have completed human safety trials on Hepatitis-C infected patients in India and are in the process of obtaining regulatory approval from the U.S. Food and Drug Administration ("FDA") to initiate clinical trials in the United States.

The commercialization of the Hemopurifier(R) will require the completion of human efficacy clinical trials. The approval of any application of the Hemopurifier(R) in the United States will necessitate the approval of the FDA to initiate human studies. Such studies could take years to demonstrate safety and effectiveness in humans and there is no assurance that the Hemopurifier(R) will be cleared by the FDA as a device we can market to the medical community. We also expect to face similar regulatory challenges from foreign regulatory agencies, should we attempt to commercialize and market the Hemopurifier(R) outside of the United States. As a result, we have not generated revenues from the sale of any Hemopurifier(R) application. Additionally, there have been no independent validation studies of our Hemopurifiers(R) to treat infectious disease. We manufacture our products on a small scale for testing purposes but have yet to manufacture our products on a large scale for commercial purposes. All of our pre-clinical human blood studies have been conducted in our laboratories under the direction of Dr. Richard Tullis, our Chief Science Officer.

We are classified as a development stage enterprise under accounting principles generally accepted in the United States of America ("GAAP"), and have not generated revenues from our principal operations.

Our common stock is quoted on the Over-the-Counter Bulletin Board administered by the Financial Industry Regulatory Authority ("OTCBB") under the symbol "AEMD.OB".

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The condensed consolidated balance sheet as of March 31, 2008 was derived from our audited financial statements. Operating results for the three month period ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending March 31, 2009. For further information, refer to our Annual Report on Form 10-KSB for the year ended March 31, 2008, which includes audited financial statements and footnotes as of March 31, 2008 and for the years ended March 31, 2008 and 2007 and the period January 31, 1984 (Inception) through March 31, 2008.

NOTE 2. GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the ordinary course of business. We have experienced continuing losses from operations, are in default on certain debt, have negative working capital of approximately ($3,841,000) recurring losses from operations and a deficit accumulated during the development stage of approximately ($33,226,000) at June 30, 2008, which among other matters, raises significant doubt about our ability to continue as a going concern. We have not generated significant revenue or any profit from operations since inception. A significant amount of additional capital will be necessary to advance the development of our products to the point at which they may become commercially viable. Our current financial resources are insufficient to fund our capital expenditures, working capital and other cash requirements (consisting of accounts payable, accrued liabilities, amounts due to related parties and amounts due under various notes payable) for the fiscal year ending March 31, 2009. Therefore we will be required to seek additional funds through debt and/or equity financing arrangements to finance our current and long-term operations.

We are currently addressing our liquidity issue by exploring investment capital opportunities through the public markets, specifically, through private placement of common stock. We believe that our access to capital, together with existing cash resources, will be sufficient to meet our liquidity needs for fiscal 2009. However, no assurance can be given that we will receive any funds in a connection with our capital raising efforts.

The unaudited consolidated financial statements do not include any adjustments relating to the recoverability of assets that might be necessary should we be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of our significant accounting policies presented below is designed to assist the reader in understanding our consolidated financial statements. Such financial statements and related notes are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to GAAP in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The accompanying condensed consolidated financial statements include the accounts of Aethlon Medical, Inc. and its wholly-owned subsidiaries Aethlon, Inc., Hemex, Inc. and Cell Activation, Inc. (collectively hereinafter referred to as the "Company" or "Aethlon"). These subsidiaries are dormant and there exist no material intercompany transactions or balances.

LOSS PER COMMON SHARE

Loss per common share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year in accordance with SFAS No. 128, "EARNINGS PER SHARE."

Securities that could potentially dilute basic loss per share (prior to their conversion, exercise or redemption) were not included in the diluted-loss-per-share computation because their effect is anti-dilutive. There were 4,235,025 and 9,475,184 potentially dilutive common shares outstanding for the three months ended June 30, 2008 and 2007, respectively, have not been included in loss per share calculations.

PATENTS

We capitalize the cost of patents, some of which were acquired, and amortize such costs over the shorter of the remaining legal life or their estimated economic life, upon issuance of the patent.

RESEARCH AND DEVELOPMENT EXPENSES

We incurred approximately $163,000 and $227,000 of research and development expenses during the three months ended June 30, 2008 and 2007, respectively, which are included in various operating expense line items in the accompanying consolidated statements of operations.

EQUITY INSTRUMENTS FOR SERVICES PROVIDED BY OTHER THAN EMPLOYEES

We follow SFAS No. 123-R (as interpreted by Emerging Issues Task Force ("EITF") Issue No. 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES") ("EITF No. 96-18") to account for transactions involving goods and services provided by third parties where we issue equity instruments as part of the total consideration. Pursuant to paragraph 7 of SFAS No. 123-R, we account for such transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable.

We apply EITF No. 96-18, in transactions, when the value of the goods and/or services are not readily determinable and (1) the fair value of the equity instruments is more reliably measurable and (2) the counterparty receives equity instruments in full or partial settlement of the transactions, using the following methodology:

(a) For transactions where goods have already been delivered or services rendered, the equity instruments are issued on or about the date the performance is complete (and valued on the date of issuance).
(b) For transactions where the instruments are issued on a fully vested, non-forfeitable basis, the equity instruments are valued on or about the date of the contract.
(c) For any transactions not meeting the criteria in (a) or (b) above, we re-measure the consideration at each reporting date based on its then current stock value.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

SFAS No.144 ("SFAS 144"), "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF" addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS 144 also requires companies to separately report discontinued operations and extends that reporting requirement to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell. We believe that no impairment existed at or during the three months ended June 30, 2008.

BENEFICIAL CONVERSION FEATURE OF CONVERTIBLE NOTES PAYABLE

The convertible feature of certain notes payable provides for a rate of conversion that is below the market value of our common stock. Such feature is normally characterized as a "Beneficial Conversion Feature" ("BCF"). Pursuant to EITF Issue No. 98-5, "ACCOUNTING FOR CONVERTIBLE SECURITIES WITH BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIO" and EITF No. 00-27, "APPLICATION OF EITF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS," the estimated fair value of the BCF is recorded, when applicable, in the consolidated financial statements as a discount from the face amount of the notes. Such discounts are accreted to interest expense over the term of the notes using the effective yield basis.

DERIVATIVE LIABILITIES AND CLASSIFICATION

We evaluate free-standing instruments (or embedded derivatives) indexed to its common stock to properly classify such instruments within equity or as liabilities in our financial statements, pursuant to the requirements of the EITF Issue No. 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK," EITF Issue No. 01-06, "THE MEANING OF INDEXED TO A COMPANY'S OWN STOCK," FSP EITF Issue No. 00-19-2, "ACCOUNTING FOR REGISTRATION PAYMENT ARRANGEMENTS," and SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES," as amended. Our policy is to settle instruments indexed to our common shares on a first-in-first-out basis. Pursuant to EITF Issue No. 00-19, the classification of an instrument indexed to our stock, which is carried as a liability, must be reassessed at each balance sheet date. If the classification required under this Consensus changes as a result of events during a reporting period, the instrument is reclassified as of the date of the event that caused the reclassification. There is no limit on the number of times a contract may be reclassified.

In the fiscal year ended March 31, 2006, we were obligated to register for resale the shares underlying warrants in connection with the issuance of our 10% Series A Convertible Notes. In accordance with EITF Issue No. 00-19, the value of the warrants was recorded as a liability until the registration became effective on January 20, 2006. On or about March 13, 2007, we determined that the effectiveness of the registration statement underlying the conversion and warrant shares associated with the 10% Series A Convertible Notes had lapsed. In accordance with EITF Issue No. 00-19, we reclassified the warrants from stockholders' equity and recorded a warrant liability which is required to be revalued at the end of each reporting period. Such warrant liability was revalued through November 29, 2007. On November 29, 2007, the notes and warrant agreements associated with the 10% Series A Convertible Notes were amended and restated. For accounting purposes, such amendment was treated as an extinguishment pursuant to EITF Issue No. 06-6 and the existing warrant liability relieved. See Note 5 for further description.

REGISTRATION PAYMENT ARRANGEMENTS

We account for our liquidated damages on registration rights agreements in accordance with FASB Staff Position EITF Issue No. 00-19-2 "ACCOUNTING FOR REGISTRATION PAYMENT ARRANGEMENTS" which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS No. 5, "ACCOUNTING FOR CONTINGENCIES" ("SFAS No. 5"). Pursuant to SFAS No. 5, a liability related to potential liquidated damages if such damages were determined to be both probable and reasonably estimable. We had accrued liquidated damages on the 10% Series A Convertible Notes. In connection with the amendment of these instruments and related warrants on November 29, 2007, the liquidated damages related to these Notes were settled. As of June 30, 2008, we have accrued $130,000 in liquidated damages in connection with potential liquidated damages related to the November 29, 2007 transaction and accrued an additional $201,900 related to other transactions that required liquidated damages on registration rights agreements.

The following table lists the amounts of liquidated damages accrued by transaction, the quarterly amount of damages being accrued and the relevant damages formula by transaction:

                                        Accrued      Recurring Monthly Accrual
Transaction                              Damages     Until Registration Occurs       Damages Formula
----------------------------------------------------------------------------------------------------------
Amended Series A 10% Convertible Notes   $130,000          $ 15,000                   No cap on damages
8% Notes                                  119,000             9,900                   Maximum of $150,000
2008 9% Notes                              48,400             4,400                   Maximum of $75,000
Stock Units                                34,500             9,300                   No cap on damages
                                         --------          --------
                                         $331,900          $ 38,600
                                         ========          ========

See Notes 4 and 5 for further description.

STOCK BASED COMPENSATION

Effective April 1, 2006, we adopted the provisions of SFAS No. 123-R, "Share-Based Payment," ("SFAS No. 123-R"). SFAS No. 123-R requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, share-based compensation is measured at the grant date, based on the fair value of the award. We previously accounted for awards granted under our equity incentive plan under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations, and provided the required pro forma disclosures prescribed by SFAS No. 123, "ACCOUNTING FOR STOCK BASED COMPENSATION," as amended. The exercise price of options is generally equal to the market price of our common stock (defined as the closing price as quoted on the Over-the-Counter Bulletin Board on the date of grant. Accordingly, no share-based compensation was recognized in the financial statements for periods prior to April 1, 2006.

Under the modified prospective method of adoption for SFAS No. 123-R, the compensation cost that we recognize beginning April 1, 2006 includes (a) compensation cost for all equity incentive awards granted prior to, but not yet vested as of April 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all equity incentive awards granted subsequent to April 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

From time to time, our Board of Directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans. The terms of these grants are individually negotiated and generally expire within five years from the grant date. Such grants are recorded based on the grant date fair value of the equity instruments.

In August 2000, we adopted the 2000 Stock Option Plan ("Stock Option Plan"), which was approved by our stockholders in December 2000. The Stock Option Plan provides for the issuance of up to 500,000 options to purchase shares of common stock. Such options can be incentive options or nonstatutory options, and may be granted to employees, directors and consultants. The Stock Option Plan has limits as to the eligibility of those stockholders who own more than 10% of our stock, as defined. The options granted pursuant to the Stock Option Plan may have exercise prices of no less than 100% of fair market value of the Company's common stock at the date of grant (incentive options), or no less than 75% of fair market value of such stock at the date of grant (nonstatutory). At June 30, 2008, we had granted 47,500 options under the 2000 Stock Option Plan of which 15,000 had been forfeited. All of these options vested prior to the adoption of SFAS 123-R. We have reserved 467,500 shares for future issuance.

Share-based compensation resulting from the application of SFAS No. 123-R to options granted resulted in an expense of $64,696 for the three month period ended June 30, 2008 and $283,505 for the three month period ended June 30, 2007. We use the Binomial Lattice option pricing model for estimating fair value of options granted.

The following table summarizes the effect of share-based compensation resulting from the application of SFAS No. 123-R to options granted:

                                        Three Months Ended   Three Months Ended
                                          June 30, 2008        June 30, 2007
                                        ------------------   ------------------

Payroll and related                         $   64,696          $ 283,505
                                            ==========          =========
Net share-based compensation effect
   in net loss from continuing operations   $   64,696          $ 283,505
                                            ==========          =========

Basic and diluted loss per common share     $    (0.00)         $   (0.01)
                                            ==========          =========

In accordance with SFAS No. 123-R, beginning on April 1, 2006, we adjust share-based compensation on a quarterly basis for changes to the estimate of expected award forfeitures based on actual forfeiture experience. The effect, if any, of adjusting the forfeiture rate for all expense amortization is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments for the three month period ended June 30, 2008 was insignificant.

The following weighted average assumptions were used in the valuation of these instruments.

                                    Three Months Ended
                                         June 30
                             -------------------------------
                                 2008                2007
                             None Issued
                             -----------          ----------
Annual dividends                 n/a                 zero
Expected volatility              n/a                  92%
Risk free interest rate          n/a                 4.72%
Expected life                    n/a               2.14 years

The expected volatility is based on the historic volatility. The expected life of options granted is based on the "simplified method" described in the SEC's Staff Accounting Bulletin No. 107 due to changes in the vesting terms and contractual life of current option grants compared to our historical grants. Options outstanding that have vested and are expected to vest as of June 30, 2008 are as follows:

                                                      Weighted
                                         Weighted      Average
                                         Average      Remaining      Aggregate
                             Number of   Exercise    Contractual     Intrinsic
                              Shares      Price     Term in Years    Value (1)
-------------------------  -----------   --------   -------------   ----------

Vested (2)                   9,731,839    $  0.38        5.02       $  291,955
Expected to vest             1,222,221       0.34        8.86       $   85,556
                           -----------                              ----------
     Total                  10,954,060                              $  377,511
                           ===========                              ==========

(1) These amounts represent the difference between the exercise price and $0.41, the closing market price of our common stock on June 30, 2008 as quoted on the Over-the-Counter Bulletin Board under the symbol "AEMD.OB" for all in-the-money options outstanding.

(2) 4,278,375 options were granted prior to April 1, 2006 (the date of adoption for SFAS 123-R) and were fully vested at the date of adoption.

Additional information with respect to stock option activity is as follows:

                                                   Outstanding Options
                                           -------------------------------------
                                                        Weighted       Aggregate
                                         Number of       Average       Intrinsic
                                          Shares      Exercise Price   Value (1)
---------------------------               ------      --------------  ----------
March 31, 2008                          10,954,060       $ 0.37       $1,694,776
                                                                      ==========
Grants                                          --           --
Exercises                                       --           --
Cancellations                                   --           --
                                        ----------       ------
June 30, 2008                           10,954,060       $ 0.38       $  377,511
                                        ==========       ======       ==========
Options exercisable at:
June 30, 2008                            9,731,839       $ 0.38
                                        ==========       ======

(1) Represents the difference between the exercise price and the March 31, 2008 or June 30, 2008 market price of our common stock, which was $0.53 and $0.41, respectively.

At June 30, 2008, there was approximately $473,000 of unrecognized compensation cost related to share-based payments which is expected to be recognized over a weighted average period of 1.83 years.

INCOME TAXES

Under SFAS 109, "ACCOUNTING FOR INCOME TAXES," deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between the consolidated financial statements and their respective tax basis. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes, and (b) tax credit carryforwards. We record a valuation allowance for deferred tax assets when, based on our best estimate of taxable income (if any) in the foreseeable future, it is more likely than not that some portion of the deferred tax assets may not be realized.

SIGNIFICANT RECENT ACCOUNTING PRONOUNCEMENTS

In December 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS," which defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. SFAS No. 157 simplifies and codifies related guidance within GAAP, but does not require any new fair value measurements. The guidance in SFAS No. 157 applies to derivatives and other financial instruments measured at estimated fair value under SFAS No. 133 and related pronouncements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We adopted Statement of Financial Accounting Standards No. 157 ("SFAS No. 157") as of April 1, 2008. SFAS No. 157 applies to certain assets and liabilities that are being measured and reported on a fair value basis. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosure about fair value measurements. This Statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The Statement requires that assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

      Level 1: Quoted market prices in active markets for identical assets or liabilities.

      Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.

      Level 3: Unobservable inputs that are not corroborated by market data.

The fair value of our warrant liabilities is determined based on observable market based inputs or unobservable inputs that are corroborated by market data, which is a Level 3 classification. We record variations in our warrant liability account on our balance sheet at fair value with changes in fair value recorded as change in fair value of warrant liability in our consolidated statements of operations.

The following outlines the significant weighted average assumptions used to estimate the fair value information presented, with respect to warrants utilizing the Binomial Lattice option pricing model:

                                       Quarter Ended June 30, 2008
                                       ---------------------------
Risk free interest rate                          2.91%
Average expected life                          3 years
Expected volatility                              84.8%
Expected dividends                               None

We did not make any changes to our valuation techniques in the quarter ended June 30, 2008.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." SFAS No. 159 expands the scope of specific types of assets and liabilities that an entity may carry at fair value on its statement of financial position, and offers an irrevocable option to record the vast majority of financial assets and liabilities at fair value, with changes in fair value recorded in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We have not yet elected to use the fair value option.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

NOTE 4. NOTES PAYABLE

12% NOTES

From August 1999 through May 2005, we entered into various borrowing arrangements for the issuance of notes payable from private placement offerings (the "12% Notes). At June 30, 2008, $347,500 of principal balance of the 12% Notes was outstanding and delinquent, in default, and bore interest at the default rate of 15%.

10% NOTES

From time to time, we issued convertible notes payable ("10% Note") to various investors, bearing interest at 10% per annum, with principal and interest due six months from the date of issuance. The 10% Notes required no payment of principal or interest during the term and may be converted to our common stock at the conversion price of $0.50 per share at any time at the option of the noteholder. The total amount of the original notes issued was $275,000. One remaining 10% Note in the amount of $5,000 was past due and in default at June 30, 2008. At June 30, 2008, interest payable on this note totaled $3,500.

8% NOTES

In December 2007, we issued notes payable ("8% Notes") to two accredited investors in the aggregate amount of $495,000 with 8% interest maturing on September 5, 2008. In conjunction with the issuance of the 8% Notes, we also issued three year warrants to acquire 1,485,000 shares of Common Stock at $0.50 per share.

Under this transaction, we are obligated to register for resale the common shares underlying the warrants, and as a result, this warrant obligation does not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, at the commitment date, we did not have any uncommitted registered shares to settle the warrant obligation and accordingly, such obligation was required to be classified as a liability (outside of stockholders' deficit) in accordance with EITF Issue No.00-19. The warrants were valued at $693,050 on the commitment date using a Binomial Lattice option pricing model. Such amount was recorded as a derivative liability with an offsetting debt discount recorded against the $495,000 face amount of the 8% Notes and the remaining $198,050 recorded as interest expense. The debt discount is amortized to expense over the term of the 8% Notes.

2008 9% NOTES

In January 2008, we issued notes payable ("2008 9% Notes") to an accredited investor in the amount of $220,000 with 9% interest maturing on October 19, 2008. In conjunction with the issuance of the 2008 9% Notes, we also issued three year warrants to acquire 660,000 shares of Common Stock at $0.50 per share.

Under this transaction, we are obligated to register for resale the common shares underlying the warrants, and as a result, this warrant obligation does not meet the scope exception of paragraph 11(a) of SFAS No. 133. Specifically, at the commitment date, the we did not have any uncommitted registered shares to settle the warrant obligation and accordingly, such obligation was required to be classified as a liability (outside of stockholders' deficit) in accordance with EITF Issue No. 00-19. The warrant was valued at $222,450 on the commitment date using a Binomial Lattice option pricing model. Such amount was recorded as a derivative liability with an offsetting debt discount recorded against the $220,000 face amount of the 2008 9% Notes and the remaining $2,450 recorded as interest expense. The debt discount is amortized to expense over the term of the 2008 9% Notes.

Notes payable consist of the following at June 30, 2008:

                               Face Amount of                    Notes Payable,
                                Notes Payable  Note Discounts   Net of Discounts
                                -------------  --------------   ----------------
12% Notes payable, all past due  $   347,500            --         $ 347,500

10% Note payable, past due             5,000            --             5,000

8% Note payable                      495,000      (108,640)          386,360

2008 9% Note payable                 220,000       (95,773)          124,227
                                 -----------     ---------         ---------

  Total Notes Payable            $ 1,067,500     ($204,413)        $ 863,087
                                 ===========     =========         =========

Our plans to satisfy the remaining outstanding balance on these notes include converting the notes to common stock at market value or repayment with available funds.

NOTE 5. CONVERTIBLE NOTES PAYABLE

10% CONVERTIBLE NOTES

On December 15, 2006, we issued two 10% Convertible Notes ("December 10% Notes") totaling $50,000 to accredited investors. The December 10% Notes accrue interest at a rate of ten percent (10%) per annum and mature on March 15, 2007. Such notes are convertible into shares of restricted common stock at any time at the election of the holder at a fixed conversion price of $0.17 per share for any conversion occurring on or before the maturity date. In addition, upon issuance, we issued five-year Warrants ("December 10% Note Warrants") to purchase a number of shares equal to the number of shares into which the December 10% Notes can be converted at a fixed exercise price of $0.17. Additionally, if the December 10% Note Warrants are exercised prior to December 15, 2007, the holder will receive an additional warrant on the same terms as the December 10% Note Warrants on a one to one basis. The warrants can be settled in unregistered shares of common stock. The December 10% Note Warrants have been valued using a Binomial Lattice option pricing model and an associated discount of $15,627, the relative fair value measured at the commitment date, was recorded and presented net against the face amount of the December 10% Notes. The convertible feature of the December 10% Notes provides for an effective conversion rate that is below market value. Pursuant to EITF No. 98-5 and EITF No. 00-27, we estimated the fair value of such beneficial conversion feature to be $34,373 and recorded such amount as a debt discount. The discounts associated with the warrants and the beneficial conversion feature were accreted to interest expense over the term of the December 10% Notes.

On May 1, 2008, a holder of $33,000 of the December 10% Notes converted his $33,000 principal amount and accrued interest of $6,325 at the agreed conversion rate of $0.17 per share. As a result, we issued 232,033 shares of common stock under this conversion.

10% SERIES A CONVERTIBLE NOTES

From July 11, 2005 through December 15, 2005 we received cash investments totaling $1,000,000 from accredited investors based on agreed-upon terms reached on the cash receipt dates. Such investments were documented in November and December 2005 in several 10% Series A Convertible Promissory Notes. The 10% Series A Convertible Notes accrue interest at a rate of ten percent (10%) per annum and matured on January 2, 2007. The 10% Series A Convertible Notes were convertible into shares of our common stock at any time at the election of the holder at a fixed conversion price equal to $0.20 per share for any conversion occurring on or prior to the maturity date.

10% SERIES A CONVERTIBLE NOTES AMENDMENT

On November 2007, we entered into Amended and Restated 10% Series A Convertible Promissory Notes (the "Amended Notes") with the holders of certain promissory notes that we previously issued (the "Prior Notes"), and all amendments to the Prior Notes.

The Amended Notes, in the principal amount of $1,000,000, are convertible into an aggregate of 5,000,000 shares of our Common Stock and mature on February 15, 2009. The Amended Notes provide for the payment of accrued and default interest through December 31, 2007 in the aggregate amount of $295,248 to be paid in units ("Units") at a fixed rate of $0.20 per Unit, each Unit consisting of one share of our Common Stock and one Class A Common Stock Purchase Warrant (the "Class A Warrant") to purchase one share of our Common Stock at a fixed exercise price of $0.20 per share. If the Holders exercise the Class A Warrants on or before February 15, 2010, we will issue them one Class B Common Stock Purchase Warrant (the "Class B Warrant") for every two Class A Warrants exercised. The Class B Warrants will have a fixed exercise price of $0.60 per share.

The Amended Notes also provided for the payment of liquidated damages through November 29, 2007 in the aggregate amount $269,336 to be paid in units ("Damages Units") at a fixed rate of $0.40 per Damages Unit, each Damages Unit consisting of one share of our Common Stock and one Class A-1 Common Stock Purchase Warrant (the "Class A-1 Warrant") to purchase one share of our Common Stock at a fixed exercise price of $0.40 per share. If the Holders exercise the Class A-1 Warrants on or before February 15, 2010, we will issue them one Class B-1 Common Stock Purchase Warrant (the "Class B-1 Warrant") for every two Class A-1 Warrants exercised. The Class B-1 Warrants will have a fixed exercise price of $0.40 per share.

In addition, the Amended Notes provided for the issuance of Class A Principal Common Stock Purchase Warrants (the "Class A Principal Warrant") to purchase an aggregate of 5,000,000 shares of our Common Stock on the same terms as the Class A Warrants.

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The following table summarizes the number of shares of the our Common Stock issuable upon the conversion of the Amended Notes or the exercise of the various warrants issued or issuable pursuant to the Amended Notes.

                  Note Conversion                    5,000,000
                  Accrued Interest                   1,476,242
                  Liquidated Damages                   673,340
                  Class A Warrants                   1,476,242
                  Class A-1 Warrants                   673,340
                  Class A Principal Warrants         5,000,000
                  Class B Warrants                     738,121
                  Class B-1 Warrants                   336,670
                                                  ------------
                  Total                             15,373,955
                                                  ============

We are obligated to register the shares underlying the Class A Warrants, the Class A-1 Warrants and the Class A Principal Warrants with the SEC by March 31, 2008, and the shares underlying the Class B Warrants and to register the Class B-1 Warrants with the SEC by the 30th day following the issuance date of such warrants. Since we failed to effect a registration statement by March 31, 2008, we are recording liquidated damages of $15,000 per month.

For accounting purposes, the amendment of the 10% Series A Convertible Notes was treated as an extinguishment pursuant to EITF Issue No. 06-6. The changes in the note agreements, conversion feature and warrants were considered substantive as prescribed in that consensus. Consequently, at the amendment date we initially recorded an estimated loss on extinguishment of $489,013 as follows:

   Reacquisition Price (Fair value of new notes and warrants)      $  5,392,664

   Less amounts relieved at date of extinguishment:
   Carrying amount of the unamortized notes                            (166,667)
   Carrying amount of derivative liability                           (4,172,400)
   Accrued interest and liquidated damages                             (564,584)
                                                                   ------------
       Loss on extinguishment                                      $    489,013
                                                                   ============

Subsequently, we engaged a third party valuation firm to value the various components of the amendment of the Series A Convertible Notes. As a result of that valuation, we recorded an additional $58,106 of loss on extinguishment of debt with the offset being recorded to additional paid-in capital.

The new warrants issued in connection with the Amended Notes were evaluated pursuant to EITF Issue No. 00-19 and classified as equity instruments. In connection with the new warrants, we recorded $4,392,664 as an increase to additional paid in capital, based on the estimated fair value at issuance. The amended conversion feature contains a BCF at the date of the Amended Notes; consequently, we recorded a discount of $1,000,000 against the notes and a corresponding increase in additional paid in capital.

In January 2008, one of the holders of the Amended Series A Convertible Notes converted $100,000 of their notes into 500,000 shares of common stock at the agreed conversion rate of $0.20 per share.

On July 30, 2008, the holders of the Amended Series A Convertible Notes notified us that we were in default on the notes due to our failure to register the warrants by March 31, 2008 and for failing to make required interest payments.

Convertible Notes Payable consists of the following at June 30, 2008:

                                                                        Net
                                          Principal    Discount       Amount
                                          ---------    ---------     ---------

Amended Series A 10% Convertible Notes    $ 900,000    $(563,759)    $ 336,241
December 10% Convertible Notes               17,000           --        17,000
                                          ---------    ---------     ---------
  Total - Convertible Notes               $ 917,000    $(563,759)    $ 353,241
                                          =========    ==========    =========

NOTE 6. EQUITY TRANSACTIONS

In April 2008, we issued 10,170 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.59 per share in payment for regulatory affairs consulting services valued at $6,000 based on the value of the services.

Effective as of April 22, 2008, per a patent license agreement, we issued 10,849 shares of restricted common stock to Boston University. This issuance represented the initial payment under the license agreement and was based on our share price at April 22, 2008 and the payment amount of $5,750.

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In May 2008, we entered into a Private Placement Agreement with Fusion Capital
Fund II, LLC, an Illinois limited liability company for the sale of 1,000,000 shares of our common stock for an aggregate purchase price of $500,000.

In May 2008, we issued 6,667 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.45 per share in payment for regulatory affairs consulting services valued at $3,000 based on the value of the services.

In May 2008, a holder of $33,000 of the December 10% Notes converted his $33,000 principal amount and accrued interest of $6,325 at the agreed conversion rate of $0.17 per share. As a result, we issued 232,033 shares of common stock under this conversion (See Note 5).

In June 2008, we issued 25,610 shares of common stock pursuant to our S-8 registration statement covering our 2003 Consultant Stock Plan at $0.41 per share in payment for regulatory affairs consulting services valued at $10,500 based on the value of the services.

In June 2008, we issued grants of restricted common stock to two employees of 5,000 shares each as additional compensation. Those grants were valued at $2,400 apiece based our closing stock price of $0.48 on the date of issuance.

NOTE 7. OTHER CURRENT LIABILITIES

At June 30, 2008 and March 31, 2008, our other current liabilities were comprised of the following items:

                                                        June 30,       March 31,
                                                          2008           2008
                                                       ----------     ----------
Accrued damages                                           331,900        337,400
Accrued interest                                          469,395        412,914
Accrued legal fees                                        159,555        159,555
Other accrued liabilities                                 125,348        180,940
                                                       ----------     ----------
  Total other current liabilities                      $1,086,198     $1,090,809
                                                       ==========     ==========


NOTE 8. COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

From time to time, claims are made against us in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities. The occurrence of an unfavorable outcome in any specific period could have a material adverse effect on our results of operations for that period or future periods. We are not presently a party to any pending or threatened legal proceedings.

OTHER

We have not filed our income tax returns for certain prior periods. Whereas we are in the process of remediating this matter, we may be subject to penalties; however, those amounts are not expected to be significant.

NOTE 9. SUBSEQUENT EVENTS

On July 24, 2008, our Chief Executive Officer converted $35,000 of accrued debt to 100,000 shares of unregistered common stock based upon the closing stock price of $0.35 per share on that day.

On July 28, 2008, a board member and his spouse, both former executives at Hemex, a Company we acquired in 1999, converted $147,279 of accrued debt to 446,300 shares of unregistered common stock based upon the closing stock price of $0.33 per share on that day.

On July 31, 2008, our Chief Science Officer converted $150,000 of accrued debt to 468,750 shares of unregistered common stock based upon the closing stock price of $0.32 per share on that day.

On July 30, 2008, the holders of the 10% Amended Series A Convertible Notes (see
Note 5) notified us that we were in default on the notes due to our failure to register the warrants by March 31, 2008 and for failing to make required interest payments (see Note 5). We are currently negotiating potential ways to cure the default with the holders of the Amended Series A Convertible Notes.

In late July and through August 8, 2008, we have raised an aggregate amount of $300,000 from the sale to accredited investors of 10% convertible notes and warrants. The notes are convertible into our common stock at $0.50 per share and the warrants are exercisable at $0.50 per share. We agreed to pay to the investment banking firm that arranged this sale a cash commission of seven percent of the proceeds and warrants equal to seven percent of the gross.

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------



Exhibit 5.1

Exhibit 23.1